Exhibit 4.6

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of June 25, 2015

Among

NORD ANGLIA EDUCATION, INC.

as Parent

NORD ANGLIA EDUCATION FINANCE LLC

as the Company

THE COMPANIES NAMED IN PART 1 OF SCHEDULE 1

as the other Debtors

THE COMPANIES NAMED IN PART 2 OF SCHEDULE 1
as the Intra-Group Lenders

HSBC BANK USA, N.A.

as the Term Administrative Agent and Primary Security Agent

HSBC BANK PLC

as Hungarian Collateral Agent

CITICORP INTERNATIONAL LIMITED

as Senior Secured Notes Trustee

and

OTHERS

i

SECTION 5. SECOND LIEN DEBT CREDITORS AND SECOND LIEN DEBT DOCUMENTS		40

5.1	Amendments and Waivers of Second Lien Debt Documents	40
5.2	Security: Second Lien Debt Creditors	40
5.3	Restrictions on Enforcement by Second Lien Debt Creditors	41
5.4	Permitted Second Lien Debt Enforcement	41
5.5	Second Lien Debt Standstill Period	42
5.6	Subsequent Second Lien Debt Defaults	43
5.7	Enforcement on Behalf of Second Lien Debt Creditors	43
5.8	Option to Purchase: Second Lien Debt	46
5.9	Second Lien Debt Refinancing	49
5.10	Hedge Transfer: Second Lien Debt Creditors	50

SECTION 6. CASH MANAGEMENT PROVIDERS AND CASH MANAGEMENT OBLIGATIONS		51

6.1	Restriction on Payment: Cash Management Obligations	51
6.2	Permitted Payments: Cash Management Obligations	51
6.3	Payment Obligations Continue	51
6.4	Limitations on Collateral and Guarantees for Cash Management Providers	51
6.5	Limitations on Enforcement: Cash Management Providers	52
6.6	Terms of Cash Management Agreements	53

SECTION 7. ADDITIONAL UNSECURED DEBT CREDITORS AND ADDITIONAL UNSECURED DEBT OBLIGATIONS		53

7.1	Incurrence of Additional Unsecured Debt	53
7.2	Restrictions on Enforcement by Additional Unsecured Debt Creditors	53
7.3	Permitted Additional Unsecured Debt Enforcement Action	53
7.4	Additional Unsecured Debt Standstill Period	54
7.5	Subsequent Additional Unsecured Debt Default	55
7.6	Enforcement on Behalf of Additional Unsecured Debt Creditors	55
7.7	Option to Purchase: Additional Unsecured Debt Creditors	56
7.8	Hedge Transfer: Additional Unsecured Debt Creditors	59

SECTION 8. INTRA-GROUP LENDERS AND INTRA-GROUP OBLIGATIONS		60

8.1	Restriction on Payment: Intra-Group Obligations	60
8.2	Permitted Payments: Intra-Group Obligations	60
8.3	Payment Obligations Continue	61
8.4	Acquisition of Intra-Group Obligations	61
8.5	Liens: Intra-Group Lenders	61
8.6	Restriction on Enforcement: Intra-Group Lenders	62
8.7	Permitted Enforcement: Intra-Group Lenders	62
8.8	Representations: Intra-Group Lenders	62
8.9	Limitations	63

SECTION 9. INCREMENTAL OBLIGATIONS AND REFINANCINGS		63

9.1	Additional Senior Secured Obligations, Additional Second Lien Debt Obligations and Additional Unsecured Debt Obligations	63
9.2	Refinancing of Senior Secured Obligations, Second Lien Debt Obligations and Additional Unsecured Debt Obligations	63
9.3	Retaking of Liens	64
9.4	Further Assurance	65
9.5	Second Lien Debt Required Holders	65

SECTION 10. EFFECT OF INSOLVENCY EVENT		65

10.1	Payment of Distributions	65
10.2	Set-Off	66
10.3	Non-Cash Distributions	66
10.4	Filing of Claims	66
10.5	Further Assurance; Insolvency Event	66
10.6	Security Agent Instructions	66
10.7	US Insolvency Proceeding	66

SECTION 11. TURNOVER OF RECEIPTS		72

11.1	Turnover by the Creditors	72
11.2	Exclusions	73
11.3	Permitted Assurance and Receipts	73
11.4	Sums Received by Debtors	73
11.5	Saving Provision	74

SECTION 12. REDISTRIBUTION		74

12.1	Recovering Creditor’s Rights	74
12.2	Reversal of Redistribution	74
12.3	Deferral of Subrogation	74

SECTION 13. ENFORCEMENT OF TRANSACTION SECURITY		75

13.1	Enforcement Instructions	75
13.2	Manner of Enforcement	76
13.3	Exercise of Voting Rights	76
13.4	Waiver of Rights	77
13.5	Enforcement through Security Agent Only	77
13.6	Alternative Enforcement Actions	77
13.7	Transaction Security	77
13.8	Equalization	78

SECTION 14. PROCEEDS OF DISPOSALS		78

14.1	Non-Distressed Disposals	78
14.2	Release of Unrestricted Subsidiaries	79
14.3	Distressed Disposals	79
14.4	Creditors’ and Debtors’ Actions	82

14.5	Releases	83

SECTION 15. APPLICATION OF PROCEEDS		83

15.1	Order of Application	83
15.2	Prospective Obligations and Permitted Deductions	84
15.3	Investment of Proceeds	84
15.4	Currency Conversion	85
15.5	Good Discharge	85
15.6	Calculation of Amounts	85
15.7	Limitation on Application of Proceeds	85

SECTION 16. LOSS SHARING		86

16.1	Loss Sharing Definitions	86
16.2	Implementation of Loss Sharing	87
16.3	Loss Sharing	87
16.4	Turnover of Enforcement Proceeds	87
16.5	Notification of Exposure	88
16.6	Default in Payment	88

SECTION 17. THE SECURITY AGENT		88

17.1	Appointment	88
17.2	Trust	88
17.3	Parallel Debt (Covenant to Pay the Security Agent)	89
17.4	Swiss Security Documents	90
17.5	Swiss Share Pledges	91
17.6	No Independent Power	91
17.7	Instructions to Security Agent and Exercise of Discretion	91
17.8	Security Agent’s Actions	93
17.9	Security Agent’s Discretions	93
17.10	Security Agent’s Obligations	94
17.11	Excluded Obligations	94
17.12	Exclusion of Liability	95
17.13	No Proceedings	96
17.14	Information from the Creditors	96
17.15	Own Responsibility	96
17.16	No Responsibility to Perfect Transaction Security	97
17.17	Insurance by Security Agent	97
17.18	Custodians and Nominees	97
17.19	Acceptance of Title	97
17.20	Refrain from Action	97
17.21	No Fiduciary Duties to Debtors	98
17.22	Business with the Debtors	98
17.23	No Duty to Account	98
17.24	Winding up of Trust	98
17.25	PATRIOT Act Notification	98
17.26	Intra-Group Lenders and Debtors: Power of Attorney	98
17.27	Joint Security Agent	98

SECTION 18. CHANGE OF SECURITY AGENT AND DELEGATION		99

18.1	Resignation of the Security Agent	99
18.2	Delegation	101
18.3	Additional Security Agents	101

SECTION 19. CHANGES TO THE PARTIES		101

19.1	Assignments and Transfers	101
19.2	New Pari Passu Creditors and Representatives	101
19.3	New Additional Unsecured Debt. No member of the Group may incur Additional Unsecured Debt Obligations unless the provisions of Section 7.1 are complied with	102
19.4	Change of Senior Secured Lenders, Pari Passu Creditors, Second Lien Debt Creditors and Additional Unsecured Debt Creditors	102
19.5	Change of Representative	103
19.6	Change of Intra-Group Lender	103
19.7	New Intra-Group Lender	103
19.8	Creditor/Representative Joinder	103
19.9	Additional Debtor	103
19.10	Additional Parties	104
19.11	Resignation of a Debtor	104
19.12	Termination	106
19.13	Resignation of Hedge Counterparties	107

SECTION 20. COSTS AND EXPENSES		107

20.1	Security Agency Fee	107
20.2	Security Agent’s Ongoing Costs	107
20.3	Transaction Expenses	108
20.4	Amendment Costs	108
20.5	Stamp Taxes	108
20.6	Enforcement and Preservation Costs	108
20.7	Transfer Costs and Expenses	108
20.8	Cost Details	109
20.9	Exclusions	109
20.10	Withholding Tax	109

SECTION 21. INDEMNITIES		109

21.1	Debtors’ Indemnity	109
21.2	Primary Creditors’ Indemnity	111

SECTION 22. INFORMATION		111

22.1	Information and Dealing	111
22.2	Disclosure	112

SECTION 23. NOTICES		112

23.1	Communications in Writing	112

v

23.2	Security Agent’s Communications with Primary Creditors	112
23.3	Addresses	112
23.4	Delivery	112
23.5	Notification of Address and Fax Number	113
23.6	Electronic Communication	113
23.7	English Language	113
23.8	Notices to all Creditors	113

SECTION 24. PRESERVATION		114

24.1	Partial Invalidity	114
24.2	No Impairment	114
24.3	Remedies and Waivers	114
24.4	Waiver of Defenses	114
24.5	Priorities Not Affected	114

SECTION 25. CONSENTS, AMENDMENTS AND OVERRIDE		115

25.1	Required Consents	115
25.2	Amendments and Waivers: Security Documents	116
25.3	Effectiveness	116
25.4	Exceptions	117
25.5	Disenfranchisement of Defaulting Lenders	117
25.6	[Reserved]	118
25.7	Calculation of Outstanding Amounts	118
25.8	Deemed Consent	118
25.9	Excluded Consents	118
25.10	Additional Unsecured Debt Creditor Administrative Consents	118
25.11	No Liability	119
25.12	Agreement to Override	119

SECTION 26. NOTES TRUSTEES		119

26.1	Liability	119
26.2	No Fiduciary Duty	120
26.3	No Action	120
26.4	Other Parties Not Affected	121
26.5	Notices	121
26.6	Trustee Obligations	121
26.7	Provisions Survive Termination	121
26.8	Resignation	121
26.9	Reliance, Information and Advice	122
26.10	Agents	122
26.11	No Requirement for Bond or Surety	122
26.12	Illegality	122
26.13	Electronic Communications	123
26.14	Creditors and the Notes Trustees	123
26.15	Departmentalization	123
26.16	Security Agent and the Notes Trustees	123
26.17	Disclosure of Information	123
26.18	Responsibility of Notes Trustee	123

26.19	Provision of Information	124
26.20	Confirmation	124
26.21	Resignation of Notes Trustee	124

SECTION 27. MISCELLANEOUS		124

27.1	Counterparts	124
27.2	Governing Law	124
27.3	Waiver of Jury Trial	125
27.4	Jurisdiction	125
27.5	Service of Process	126

SECTION 28. PERMITTED REORGANIZATIONS		126

28.1	General	126

EXHIBIT 1 — FORM OF DEBTOR JOINDER AGREEMENT

EXHIBIT 2 — FORM OF CREDITOR/REPRESENTATIVE JOINDER

EXHIBIT 3 — FORM OF DEBTOR RESIGNATION REQUEST

SCHEDULE 1 — ORIGINAL DEBTORS AND ORIGINAL INTRA-GROUP LENDERS

INTERCREDITOR AGREEMENT dated as of June 25, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among HSBC BANK USA, N.A., as term administrative agent (the “Term Administrative Agent”) and as Primary Collateral Agent and security agent for the Secured Parties (the “Primary Security Agent”); HSBC BANK PLC, as Hungarian Collateral Agent (the “Hungarian Collateral Agent”); CITICORP INTERNATIONAL LIMITED, as trustee for the Senior Secured Noteholders (the “Senior Secured Notes Trustee”); NORD ANGLIA EDUCATION, INC., an exempted company incorporated under the laws of the Cayman Islands with its registered office at PO Box 309, Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands and under company number 264950 (“Parent”); NORD ANGLIA EDUCATION FINANCE LLC, a Delaware limited liability company (the “Company”), THE COMPANIES listed in Part 1 of Schedule 1 hereto as debtors (together with the Parent, the “Original Debtors”); THE COMPANIES listed in Part 2 of Schedule 1 hereto as intra-group lenders (the “Original Intra-Group Lenders”) and the other parties which become a counterparty hereto from time to time.  Capitalized terms shall have the meanings assigned to such terms in Section 1 below.

RECITALS:

WHEREAS, the Parent, the Company, the Original Debtors, certain lenders, the Administrative Agent, the Security Agent and the other parties thereto have entered into that certain Original Senior Secured Credit Agreement;

WHEREAS, the Parent, the Company, the Original Debtors, certain noteholders, Senior Secured Notes Trustee, the Security Agent and the other parties thereto have entered into that certain Senior Secured Note Indenture;

WHEREAS, the Administrative Agent, Senior Secured Notes Trustee, the Security Agent and the other parties hereto wish to set forth their agreement as to certain of their respective rights and obligations with respect to the Obligations owed to such party and any Liens granted in support thereof; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.

DEFINITIONS AND INTERPRETATION

1.1          Definitions.  In this Agreement:

“1992 ISDA Master Agreement” means the form of Master Agreement (Multicurrency — Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the form of 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Acceleration Event” means a Senior Secured Facilities Acceleration Event, a Pari Passu Debt Acceleration Event, a Second Lien Debt Acceleration Event or an Additional Unsecured Debt Acceleration Event (as the context requires).

“Additional Secured Obligations” has the meaning given to it in Section 9.1.

“Additional Unsecured Debt” means any high yield notes, notes or other debt securities, loan or credit or debt facility which is not secured by assets of the Group and which is made to, or issued by (as applicable), either:  (a) a member of the Group; or (b) a Holding Company of the Company, and which, in each case, the relevant Additional Unsecured Debt Obligations of members of the Group in respect of such Additional Unsecured Debt are required, pursuant to the terms of the Senior Secured Facilities Documents, to be subject to the terms of this Agreement as “Additional Unsecured Debt Obligations”.

“Additional Unsecured Debt Acceleration Event” means (a) the Additional Unsecured Debt Representative(s) (or any of the other Additional Unsecured Debt Creditors) exercising any acceleration rights (howsoever described) pursuant to, and in accordance with, any Additional Unsecured Debt Document following an Additional Unsecured Debt Event of Default which is continuing or (b) any Additional Unsecured Debt Obligations becoming due and payable by operation of any automatic acceleration provision contained in any Additional Unsecured Debt Document, in each case, other than a right to place amounts on demand, but including, without limitation, the making of a demand in respect of any amounts placed on demand.

“Additional Unsecured Debt Creditors” means the lenders, noteholders or other creditors in respect of any Additional Unsecured Debt and the Additional Unsecured Debt Representative(s).

“Additional Unsecured Debt Default” means an Additional Unsecured Debt Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, or both, provided for in the relevant definition of such Additional Unsecured Debt Event of Default) be an Additional Unsecured Debt Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be an Additional Unsecured Debt Default unless that condition is satisfied.

“Additional Unsecured Debt Discharge Date” means the first date on which all Additional Unsecured Debt Obligations have been discharged in cash or cash collateralized to the satisfaction of the Additional Unsecured Debt Representative(s) (acting reasonably), whether or not as the result of an Enforcement, and the Additional Unsecured Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Additional Unsecured Debt Documents; provided, however, that an Additional Unsecured Debt Discharge Date shall be deemed not to have occurred if any Additional Unsecured Debt Obligations are Refinanced with Additional Unsecured Debt Obligations.

“Additional Unsecured Debt Documents” means (a) each document or instrument entered into between any member of the Group (or, if applicable, a Holding Company of the Company) and an Additional Unsecured Debt Creditor setting out the terms of any loan, credit or debt facility, notes, indenture or security which creates or evidences any Additional Unsecured Debt; and (b) this Agreement.

“Additional Unsecured Debt Enforcement Notice” has the meaning given to it in paragraph (b) of Section 7.3(b).

“Additional Unsecured Debt Event of Default” means an event of default under (and as defined in) any Additional Unsecured Debt Document.

“Additional Unsecured Debt Guarantees” means each senior or senior subordinated guarantee by an Additional Unsecured Debt Guarantor of the obligations of the relevant borrower or issuer (as appropriate) under the relevant Additional Unsecured Debt Documents which either (a) contains provisions in relation to payment blockage, subordination, turnover and release that substantially replicate those provisions of this Agreement relating to each Additional Unsecured Debt Guarantee or (b) shall be made expressly subject to the provisions of this Agreement in a legally binding manner.

“Additional Unsecured Debt Guarantors” means the Parent and each member of the Group in each case to the extent it is a guarantor of any of the Additional Unsecured Debt or any Additional Unsecured Debt Obligations.

“Additional Unsecured Debt Obligations” means the Obligations owed by the Debtors to the Additional Unsecured Debt Creditors under the Additional Unsecured Debt Documents, including the Additional Unsecured Parallel Debt (but, for the avoidance of doubt, excluding any other Parallel Debt).

“Additional Unsecured Debt Representative” means the creditor representative(s) for the Additional Unsecured Debt Creditors which have become parties to this Agreement as a Representative of those parties.

“Additional Unsecured Debt Representative Amounts” means fees and expenses owed by, and amounts owed by and/or payable by the Debtors to, each Additional Unsecured Debt Representative under the Additional Unsecured Debt Documents including:  (a) any amounts payable to an Additional Unsecured Debt Representative personally by way of indemnity and/or remuneration pursuant to an Additional Unsecured Debt Document (including guarantees of such amounts contained therein) or any other document entered into in connection with the incurrence of Additional Unsecured Debt; (b) compensation for and the fees and expenses of the collection by any Additional Unsecured Debt Representative of any amount payable to such Additional Unsecured Debt Representative for the benefit of the other Additional Unsecured Debt Creditors; (c) the costs of any actual or attempted Enforcement Action and any action permitted under clause (i) of the exception to the definition of Enforcement Action (in each case, including the fees and expenses of the Additional Unsecured Debt Representative’s agents and counsel); and (d) amounts to be payable to any paying agent, registrar or any agent, custodian or other person appointed in accordance with the Additional Unsecured Debt Documents by any Additional Unsecured Debt Representative in relation to the Additional Unsecured Debt and any VAT payable on such amount; provided that, for the avoidance of doubt, Additional Unsecured Debt Representative Amounts shall not include (i) any amount of principal or interest payable in respect of any Additional Unsecured Debt Document or (ii) costs of bringing any claims, suit or proceeding against any Primary Creditor, or other Representatives.

“Additional Unsecured Debt Standstill Start Date” has the meaning given to it in Section 7.4.

“Additional Unsecured Debt Standstill Period” has the meaning given to it in Section 7.4.

“Additional Unsecured Issuer/Borrower” means the Parent or any Holding Company of the Parent as the issuer or borrower of any high yield notes, notes or other debt securities, loan or credit or debt facility.

“Additional Unsecured Parallel Debt” has the meaning given to that term in Section 17.3(a).

“Administrative Agent” means the Original Administrative Agent and any other entity that is an “Administrative Agent” under and as defined in the Original Senior Secured Credit Agreement.

“Affiliate” has the meaning given to the term “Affiliate” in the Original Senior Secured Credit Agreement.

“Agent Obligations” means the fees, costs and expenses owed by the Debtors to the Administrative Agent or any other Agent Party under the Senior Secured Facilities Documents (including any amount payable by way of indemnity or to reimburse any such agent for costs and expenses incurred).

“Agent Party” means the Arrangers, any other Agent under and as defined in the Original Senior Secured Credit Agreement and, in relation to any Second Lien Debt Document, the Second Lien Debt Trustee(s).

“Amendment and Restatement Date” has the meaning given to such term in the Original Senior Secured Credit Agreement.

“Arrangers” means the Arrangers and the Bookrunners each under and as defined in the Original Senior Secured Credit Agreement (and “Arranger” means any of them).

“Bankruptcy Law” means “Bankruptcy Law” as defined in the Original Senior Secured Credit Agreement.

“Board of Directors” means “Board of Directors” as defined in the Original Senior Secured Credit Agreement.

“Borrowing Obligations” means, in relation to a member of the Group, the obligations (not being Guarantee Obligations) it may have as a principal debtor to a Creditor in respect of Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, obligations as a Borrower under and as defined in any of the Senior Secured Facilities Documents, the Pari Passu Debt Documents, Second Lien Debt Documents or the Additional Unsecured Debt Documents and/or obligations as an issuer under any of the Pari Passu Debt Documents, the Second Lien Debt Documents or the Additional Unsecured Debt Documents).

“Business Day” has the meaning given to the term “Business Day” in the Original Senior Secured Credit Agreement.

“Cash Collateral” means any cash collateral provided by any Debtor pursuant to cash collateralization of Obligations by such Debtor.

“Cash Management Agreement” means each and any of the following bank services provided to any Debtor (a) under any arrangement that is in effect on the Amendment and

Restatement Date between any Debtor, a counterparty that is (or is an Affiliate of) any Revolving Lender or any Arranger as of the Amendment and Restatement Date or (b) under any arrangement that is entered into after the Amendment and Restatement Date by any Cash Management Provider:  (i) credit cards for commercial customers (including “commercial credit cards,” procurement cards and purchasing cards), (ii) debit cards, (iii) credit card processing services, (iv) stored value cards, (v) treasury and other cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, short-term loan facilities, derivatives facilities, foreign exchange facilities and interstate depository network services) and (vi) other facilities or accommodations in connection with the business of the Group and which are agreed by the Company and such Person providing such bank services.

“Cash Management Discharge Date” means the first date on which all Cash Management Obligations have been discharged in cash or cash collateralized to the satisfaction of each Cash Management Provider, whether or not as the result of an Enforcement, and the Cash Management Providers are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

“Cash Management Obligations” means Obligations in respect of any Cash Management Agreement which are permitted under the Senior Secured Facilities Documents to be secured by the Collateral.

“Cash Management Provider” means any cash management bank which is (or is an Affiliate of) any Revolving Lender or any Arranger which is a counterparty in respect of any Cash Management Obligations and which is a party to this Agreement in such capacity or has acceded to this Agreement pursuant to Section 19.8.

“Close-Out Netting” means (a) in respect of a Hedge Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement); and (b) in respect of a Hedge Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement before the application of any subsequent set-off pursuant to section 6(f) of the 2002 ISDA Master Agreement; and (c) in respect of any other Hedge Agreements set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) relating to terminated Hedge Agreements but without application of any set-off of the type otherwise captured pursuant to section 6(f) of the 2002 ISDA Master Agreement.

“Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” has the meaning given to the term “Commitment” in the Original Senior Secured Credit Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Currency Amount” means, in relation to an amount, the Dollar Equivalent of the amount converted (to the extent not already denominated in Dollars) on the Business Day prior to the relevant calculation.

“Common Guarantee” means any guarantee, indemnity or other assurance against loss in respect of any of the Obligations, the benefit of which (however conferred, including without limitation, pursuant to Section 17.3) is, to the extent legally possible and subject to the Security Principles, given to all the Secured Parties in respect of the Obligations owed to them by any member of the Group.

“Company” has the meaning provided in the preamble to this Agreement.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Creditor/Representative Joinder” means (a) a Joinder substantially in the form set out in Exhibit 2 (Form of Creditor/Representative Joinder) or (b) in the case of an additional Debtor which is expressed to become a party as an Intra-Group Lender in the relevant Debtor Joinder Agreement, that Debtor Joinder Agreement.

“Creditors” means the Primary Creditors and the Intra-Group Lenders.

“Debt Document” means each of this Agreement, the Hedge Agreements, the Cash Management Agreements, the Senior Secured Facilities Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents, the Additional Unsecured Debt Documents, the Security Documents, any agreement evidencing the terms of the Intra-Group Obligations and any other agreement, instrument or document designated as such by the Security Agent and the Parent.

“Debtor” means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Section 19.

“Debtor Joinder Agreement” means a joinder substantially in the form set out in Exhibit 1 (Form of Debtor Joinder Agreement).

“Debtor Obligations” means, in relation to a member of the Group or another Debtor, any liabilities and obligations owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group or other Debtor.

“Debtor Resignation Request” means a notice substantially in the form set out in Exhibit 3 (Form of Debtor Resignation Request).

“Default” means a Senior Secured Facilities Default, a Pari Passu Debt Default, a Second Lien Debt Default or an Additional Unsecured Debt Default (as the case may be).

“Defaulting Lender” means a Lender which is a “Defaulting Lender” under, and as defined in, the Original Senior Secured Credit Agreement.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” means the amount notified by the Parent to the relevant Cash Management Provider upon the establishment of accounts pursuant to a Cash Management Agreement as being the maximum amount of Gross Outstandings that will, at any time, be outstanding in accounts subject to such Cash Management Agreement.

“Designated Net Amount” means the amount notified by the Parent to the relevant Cash Management Provider upon the establishment of accounts pursuant to a Cash Management Agreement as being the maximum amount of Net Outstandings that will, at any time, be outstanding in accounts subject to such Cash Management Agreement.

“DIP Financing” has the meaning given to such term in paragraph (a) of Section 10.7.

“Discharge Date” means the Additional Unsecured Debt Discharge Date, the Cash Management Discharge Date, the Hedging Discharge Date, the Pari Passu Debt Discharge Date, the Second Lien Debt Discharge Date, the Senior Secured Discharge Date, the Senior Secured Note Discharge Date or the Senior Secured Facilities Discharge Date, as applicable.

“Distress Event” means an Acceleration Event or the enforcement of any Transaction Security in accordance with the Security Documents.

“Distressed Disposal” means a disposal of Capital Stock (as that term is defined in the Original Senior Secured Credit Agreement) of, or any asset of, a member of the Group which is being effected (a) at the request of the relevant Instructing Group in circumstances where the Transaction Security has become enforceable, (b) by enforcement, or simultaneous with the enforcement, of the Transaction Security or (c) after the occurrence of a Distress Event, by or on behalf of a Debtor to a person or persons which is not a member of the Group.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York using exchange rates prevailing on the date of determination.

“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act.

“Enforcement” means the enforcement of the Transaction Security, the requesting of a Distressed Disposal and/or the release of claims and/or Transaction Security on a Distressed Disposal under Section 14.3, the giving of instructions under Section 10.6 as to actions in respect of any Transaction Security following an Insolvency Event and the taking of any other actions consequential on (or necessary to effect) the enforcement of the Transaction Security.

“Enforcement Action” means

(a)           in relation to any Obligations (i) the acceleration of any Obligations or the making of any declaration that any Obligations are prematurely due and payable (other than as a result of it becoming unlawful for a Primary Creditor to perform its obligations under, or of any voluntary or mandatory prepayment or redemption arising under, the Debt Documents), (ii) the making of any declaration that any Obligations are payable on demand (except in respect of any Intra-Group Obligations, other than when a Distress Event has occurred and is continuing), (iii) the making of a demand in relation to an Obligation that is payable on demand (except in respect of any Intra-Group Obligations, other than when a Distress Event has occurred and is continuing), (iv) the making of any demand against any Debtor in relation to any Guarantee Obligations of that Debtor (except in respect of any Intra-Group Obligations, other than when a Distress Event has occurred and is continuing), (v) the exercise of any right to require any member of the Group to acquire any Obligation (including exercising any put or call option against any member of the Group for the redemption or purchase of any Obligation) (it being understood that open market purchases or debt buybacks or voluntary tender or exchange offers or similar or equivalent arrangements by any Debtor of Senior Secured Obligations, Second Lien Debt Obligations or Additional Unsecured Debt Obligations permitted under the Debt Documents shall not constitute the exercise of a right to require any Debtor to acquire any Obligation) and other than in connection with any mandatory offer arising on or as a result of a change of control or asset sale (however described) as set out in the Senior Secured Documents, the Second Lien Debt Documents or the Additional Unsecured Debt Documents (or any other similar or equivalent provision of any of the Debt Documents) by any Debtor or member of the Group, (vi) the exercise of any right of set-off, account combination or payment netting against any member of the Group in respect of any Obligations other than the exercise of any such right (A) as Close-Out Netting by a Hedge Counterparty, (B) as Payment Netting by a Hedge Counterparty, (C) as Inter-Hedging Agreement Netting by a Hedge Counterparty, (D) which is otherwise permitted under any Senior Secured Credit Agreement, any Pari Passu Debt Documents, any Second Lien Debt Documents, or any Additional Unsecured Debt Documents to the extent that the exercise of that right gives effect to a Permitted Payment, or (E) in respect of any Intra-Group Obligations prior to the occurrence of a Distress Event, and (vii) the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Obligations;

(b)           the premature termination or close-out of any hedging transaction under any Hedge Agreement or any cash management arrangement under any Cash Management Agreement save to the extent permitted under this Agreement;

(c)           the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallization of any floating charge forming part of the Transaction Security);

(d)           the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Obligations, or has given any Lien, guarantee or indemnity or other assurance against loss in respect of the Obligations (other than (A) any action permitted under Section 19 (it being understood that open market purchases or voluntary tender or exchange offers by any Debtor of Senior Secured Obligations or Additional Unsecured Debt Documents permitted under the Debt Documents shall not constitute the exercise of a right to require any Debtor to acquire any Obligation), (B) any consensual amendments to and/or waivers of the Debt Documents agreed between members of the Group and the relevant Creditors where that amendment or waiver does not constitute a Default under the Senior Secured Credit Agreement, any Pari Passu Debt Documents, any Second Lien Debt Documents or any Additional Unsecured Debt Documents which is not the subject of that amendment or waiver or (C) any such action constituting an Obligations Acquisition in respect of Intra-Group Obligations which is permitted under Section 8.4); or

(e)           the petitioning, applying or voting for, or the taking of any formal steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, suspension of payments, a moratorium of any indebtedness, dissolution, administration of any member of the Group which owes any Obligations, or has given any Lien, guarantee, indemnity or other assurance against loss in respect of any of the Obligations, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group or any analogous procedure in any jurisdiction;

provided that the following shall not constitute Enforcement Action: (i) any Primary Creditor bringing legal proceedings against any person solely for the purpose of (A) obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Debt Document to which it is party; (B) obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or (C) requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages, (ii) any Intra-Group Obligations of a member of the Group being released or discharged in consideration for the issue of shares in that member of the Group prior to an Acceleration Event, (iii) to the extent entitled by law, the taking of any action against any Creditor (or any agent, trustee or receiver acting on behalf of that Creditor) to challenge the basis on which any sale or disposal is to take place pursuant to the powers granted to those persons under any relevant documentation, (iv) bringing legal proceedings against any person in connection with any fraud, securities violation or securities or listing regulations, or (v) allegations of material misstatements or omissions made in connection with the offering materials relating to any Pari Passu Debt, Second Lien Debt or Additional Unsecured Debt in the form of notes or debt securities or in reports furnished to Pari Passu Creditors, Second Lien Debt Creditors or Additional Unsecured Debt Creditors in respect thereof or any exchange on which such Pari Passu Debt, Second Lien Debt or the Additional Unsecured Debt are listed by a member of the Group or the Parent pursuant to the information and reporting requirements under the relevant Pari Passu Debt Documents, Second Lien Debt Documents or Additional Unsecured Debt Documents.

“Event of Default” means a Senior Secured Facilities Event of Default, a Pari Passu Debt Event of Default, a Second Lien Debt Event of Default or an Additional Unsecured Debt Event of Default (as the case may be).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time of the guarantee of such Guarantor or the grant of such Lien becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Final Discharge Date” means the later to occur of the Senior Secured Discharge Date, the Second Lien Debt Discharge Date and the Additional Unsecured Debt Discharge Date.

“Financial Adviser” means an internationally recognized investment bank or accountancy firm or, if it is not practicable for the Security Agent to appoint any such bank or firm on commercially reasonable terms (including for reasons of conflicts of interest) as determined by the Security Agent (acting in good faith), another third party professional firm which is regularly engaged in providing valuations in respect of the relevant type of assets (in each case not being the firm appointed as the relevant Debtor’s administrator or other relevant officer holder) selected by the Security Agent.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign governmental entity or government.

“Gross Outstandings” means, in relation to a Cash Management Agreement, the aggregate gross debit balance of overdrafts in the accounts subject to such Cash Management Agreement.

“Group” means the Parent and each of its Restricted Subsidiaries from time to time.

“Guarantee Limitations” means, in respect of (a) a Debtor and any payments it is required to make in its capacity as a guarantor or as the provider of an indemnity under this Agreement, the Senior Secured Facilities Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents or the Additional Unsecured Debt Documents and (b) an Intra-Group Lender and any payments it is required to make under this Agreement, the limitations and restrictions applicable to such entity as set out in this Agreement, the Senior Secured Facilities Document, the Pari Passu Debt Documents, the Second Lien Debt Documents and/or the Additional Unsecured Debt Documents(as applicable).

“Guarantee Obligations” means, in relation to a member of the Group, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, surety, parallel debt, contribution or subrogation and in particular any guarantee, indemnity or surety arising under or in respect of this Agreement, the Senior Secured Facilities Documents, the Pari Passu Debt Documents, the Second Lien Debt

Documents or the Additional Unsecured Debt Documents), in each case, excluding all Excluded Swap Obligations.

“Guarantor” means each Debtor owing Guarantee Obligations under this Agreement and any other Senior Secured Document.

“Hedge Agreement” has the meaning given to such term in the Original Senior Secured Credit Agreement.

“Hedge Counterparty” means any Lender Counterparty (as defined in the Original Senior Secured Credit Agreement) which becomes a counterparty to this Agreement in respect of any Hedging Obligations pursuant to Section 19.8.

“Hedge Counterparty Obligations” means the obligations owed by any Hedge Counterparty to the Debtors or any of them under or in connection with the Hedge Agreements.

“Hedge Transfer” means a transfer to some or all of the Second Lien Debt Creditors (or their nominee or nominees) or to some or all of the Additional Unsecured Debt Creditors (or to their nominee or nominees) of (subject to Section 5.10(b)), each Hedge Agreement together with:

(a)                                 all the rights in respect of the Hedging Obligations owed by the Debtors to each Hedge Counterparty; and

(b)                                 all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Debtors,

in accordance with Section 19.13.

“Hedging Discharge Date” means the first date on which all Hedging Obligations have been discharged in cash or cash collateralized to the satisfaction of each Hedge Counterparty, whether or not as the result of an Enforcement, and the Hedge Counterparties are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

“Hedging Obligations” means (x) until all of the Senior Secured Facilities Obligations under the Original Senior Secured Credit Agreement have been discharged in cash or cash collateralized to the satisfaction of each Hedge Counterparty, any obligations pursuant to any Hedge Agreement (as defined in the Original Senior Secured Credit Agreement) that are secured by Permitted Collateral Liens (as defined in the Original Senior Secured Credit Agreement) on the Collateral in accordance with the terms of the Original Senior Secured Credit Agreement and (y) thereafter, any Obligations under any Hedge Agreement of any interest rate, commodity or foreign exchange hedging permitted to be secured on a pari passu basis with the Senior Secured Obligations by the terms of the Debt Documents, in each case entered into with a Hedge Counterparty.

“Hedging Purchase Amount” means, in respect of a hedging transaction under a Hedge Agreement, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(a)                                 in the case of a Hedge Agreement which is based on an ISDA Master Agreement:

(i)                                     that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(ii)                                  the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement); or

(b)                                 in the case of a Hedge Agreement which is not based on an ISDA Master Agreement:

(i)                                     that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedge Agreement; and

(ii)                                  the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedge Agreement.

“Holding Company” means, with respect to any person (other than a natural person), any Person (other than a natural person) of which such person is or becomes a direct or indirect Subsidiary.

“Hungarian Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Indebtedness” means “Debt” as defined in the Original Senior Secured Credit Agreement.

“Insolvency Event” means, in relation to any member of the Group, any of the events referred to in Section 8.1(f) and/or 8.1(g) of the Original Senior Secured Credit Agreement or any comparable provision in any Pari Passu Debt Documents, Second Lien Debt Document or Additional Unsecured Debt Documents has occurred in respect of such member of the Group.

“Insolvency Proceeding” means any US Insolvency Proceeding or any similar or analogous proceeding under the laws of any other country or jurisdiction.

“Instructing Group” means either:

(a)                                 in relation to any consent or instructions relating to Enforcement:

(i)                                     prior to the Senior Secured Discharge Date, the Majority Senior Secured Creditors;

(ii)                                  on or after the Senior Secured Discharge Date but prior to the Second Lien Debt Discharge Date, the Majority Second Lien Debt Creditors; and

(iii)                               on or after the Senior Secured Discharge Date and the Second Lien Debt Discharge Date, the Majority Additional Unsecured Debt Creditors; or

(b)                                 where any matter requires the consent of or instruction from (but excluding any consent or instruction in relation to Enforcement as set out in paragraph (a) above) an Instructing Group:

(i)                                     prior to the Senior Secured Discharge Date, the Majority Senior Secured Creditors and the Majority Second Lien Debt Creditors;

(ii)                                  on or after the Senior Secured Discharge Date, but prior to the Second Lien Debt Discharge Date, the Majority Second Lien Debt Creditors; and

(iii)                               on or after the Senior Secured Discharge Date and the Second Lien Debt Discharge Date, the Majority Additional Unsecured Debt Creditors.

“Intercreditor Amendment” means any amendment or waiver which is subject to Section 25.

“Inter-Hedging Agreement Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against obligations owed to a Debtor by that Hedge Counterparty under a Hedge Agreement in respect of Hedging Obligations owed to that Hedge Counterparty by that Debtor under a Hedge Agreement.

“Intra-Group Lenders” means (a) the Original Intra-Group Lenders, and (b) each member of the Group which makes a loan to, grants any credit to, or makes any other financial arrangement having a similar effect with a Debtor and which becomes a party as an Intra-Group Lender in accordance with the terms of Section 19, which, in each case, has not ceased to be an Intra-Group Lender in accordance with this Agreement.

“Intra-Group Obligations” means the Obligations owed by any Debtor to any of the Intra-Group Lenders in its capacity as such.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Legal Reservations” has the meaning given to the term “Legal Reservations” in the Original Senior Secured Credit Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

“Majority Additional Unsecured Debt Creditors” means, at any time, those Additional Unsecured Debt Creditors whose Additional Unsecured Debt Obligations at that time aggregate more than 50% of the total Additional Unsecured Debt Obligations at that time.

“Majority Pari Passu Debt Creditors” means at any time, those Pari Passu Debt Creditors whose Pari Passu Debt Obligations at that time aggregate more than 50% of the total Pari Passu Debt Obligations at that time.

“Majority Second Lien Debt Creditors” means at any time, those Second Lien Debt Creditors whose Second Lien Debt Obligations at that time aggregate more than 50% of the total Second Lien Debt Obligations at that time.

“Majority Senior Secured Creditors” means, at any time, those Senior Secured Creditors (other than Cash Management Providers in their capacity as such) whose Senior Secured Creditor Obligations (excluding Cash Management Obligations) at that time aggregate more than 50% of the total Senior Secured Creditor Obligations (excluding Cash Management Obligations) at that time.

“Net Outstandings” means, in relation to a Cash Management Agreement, the aggregate debit balance of overdrafts on any account subject to such Cash Management Agreement, net of any credit balances on any account comprised subject to such Cash Management Agreement, to the extent that the credit balances are freely available to be set-off by the relevant Cash Management Provider against Liabilities owed to it by the relevant Debtor under that Cash Management Agreement.

“Non-US Debtor” means any Debtor that is not a US Debtor.

“Noteholders” means, as applicable, the holders, from time to time, of (a) any Pari Passu Debt in the form of notes or debt securities; (b) any Second Lien Debt in the form of notes or debt securities; and (c) any Additional Unsecured Debt in the form of notes or debt securities, in each case, as determined in accordance with the relevant Pari Passu Debt Documents, the Second Lien Debt Documents and Additional Unsecured Debt Documents (as applicable).

“Notes Finance Documents” means, as applicable, (a) the Pari Passu Debt Documents in respect of Pari Passu Debt in the form of notes or debt securities; (b) the Second Lien Debt Documents in respect of Second Lien Debt in the form of notes or debt securities; and (c) the Additional Unsecured Debt Documents in respect of Additional Unsecured Debt in the form of notes or debt securities.

“Notes Trustee” means as applicable, (a)  each Pari Passu Debt Representative in respect of Pari Passu Debt in the form of notes or debt securities; (b)  each Second Lien Debt Trustee in respect of Second Lien Debt in the form of notes or debt securities; and (c) each Additional Unsecured Debt Representative in respect of Additional Unsecured Debt in the form of notes or debt securities.

“Notes Trustee Amounts” means, as applicable, (a) any Pari Passu Debt Representative Amounts owed to a Notes Trustee in respect of any Pari Passu Debt; (b) any Second Lien Debt Trustee Amounts owed to a Notes Trustee in respect of any Second Lien

Debt; and (c) any Additional Unsecured Debt Representative Amounts owed to a Notes Trustee in respect of any Additional Unsecured Debt.

“Obligations” means all present and future liabilities and obligations at any time of any Debtor to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations, (a) any refinancing, novation, deferral or extension, (b) any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition, (c) any claim for damages or restitution, (d) any claim as a result of any recovery by any Debtor or any grantor of Transaction Security of a Payment on the grounds of preference or otherwise and (e) any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any Insolvency Proceeding or other proceedings.

“Obligations Acquisition” means, in relation to a person and to any Obligations, a transaction where that person (a) purchases by way of assignment or transfer, (b) enters into any sub-participation in respect of or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, the rights and benefits in respect of those Obligations.

“Original Administrative Agent” means the Term Administrative Agent.

“Original Debtors” has the meaning provided in the preamble to this Agreement.

“Original Intra-Group Lenders” has the meaning provided in the preamble to this Agreement.

“Original Senior Secured Credit Agreement” means the Credit and Guaranty Agreement, dated as of March 31, 2014 (as amended by (i) the First Amendment to the Credit and Guaranty Agreement dated March 2, 2015 and (ii) the Joinder Agreement dated March 2, 2015 and (iii) the Second Amendment and Joinder Agreement to the Credit and Guaranty Agreement dated as of the date hereof) by and among the Company, Parent, the Revolving Facility Administrative Agent, the Term Administrative Agent and the other parties from time to time party thereto.

“Other Obligations” means, in relation to a member of the Group, any trading and other liabilities and obligations (other than Borrowing Obligations or Guarantee Obligations) it may have to an Intra-Group Lender or a Debtor.

“Parallel Debt” has the meaning given to that term in Section 17.3(a).

“Parent” has the meaning provided in the preamble to this Agreement.

“Pari Passu Creditors” means (a) the Senior Secured Notes Creditors, (b) the other lenders, noteholders or other creditors in respect of any Pari Passu Debt and (c) the Pari Passu Debt Representative(s).

“Pari Passu Debt” means (a) the Senior Secured Notes and (b) any other loan, credit or debt facility, senior secured notes or debt securities which are permitted under the terms of the Senior Secured Facilities Documents, (i.e. constitutes “Pari Passu Debt Obligations” as defined in the Original Senior Secured Credit Agreement) the Second Lien Debt Documents and the then existing Pari Passu Debt Documents to share in the Transaction Security with the rights and obligations of Pari Passu Creditors as provided for in this Agreement, provided that the Pari Passu Creditors (or a Pari Passu Debt Representative on their behalf) have become party to this Agreement in accordance with Section 19.2 (and excluding, for the avoidance of doubt, Senior Secured Facilities Obligations, Cash Management Obligations and Hedging Obligations).

“Pari Passu Debt Acceleration Event” means (a) the Pari Passu Debt Representative(s) (or any of the other Pari Passu Creditors) exercising any acceleration rights (howsoever described) pursuant to, and in accordance with, any Pari Passu Debt Document following a Pari Passu Debt Event of Default which is continuing or (b) any Pari Passu Debt Obligations becoming due and payable by operation of any automatic acceleration provision contained in any Pari Passu Debt Document, in each case, other than a right to place amounts on demand, but including, without limitation, the making of a demand in respect of any amounts placed on demand.

“Pari Passu Debt Default” means a Pari Passu Debt Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, or both, provided for in the relevant definition of such Pari Passu Debt Event of Default) be a Pari Passu Debt Event of Default.

“Pari Passu Debt Discharge Date” means the first date on which all Pari Passu Debt Obligations have been discharged in cash or cash collateralized to the satisfaction of the Pari Passu Debt Representatives (acting upon the instructions of its respective Pari Passu Creditors), whether or not as the result of an Enforcement, and the Pari Passu Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents.

“Pari Passu Debt Documents” means (a) the Senior Secured Notes Documents and (b) each other document or instrument entered into between any members of the Group and a Pari Passu Creditor setting out the terms of any Pari Passu Debt and which creates or evidences any Pari Passu Debt Obligations.

“Pari Passu Debt Event of Default” means an event of default under (and as defined in) any Pari Passu Debt Document.

“Pari Passu Debt Obligations” means (a) the Senior Secured Notes Obligations and (b) the other Obligations owed by the Debtors to the Pari Passu Creditors under the Pari Passu Debt Documents.

“Pari Passu Debt Representative” means (a) the Senior Secured Notes Trustee and (b) each other creditor representative for the Pari Passu Creditors which have become parties to this Agreement as a Representative of those parties.

“Pari Passu Debt Representative Amounts” means fees and expenses owed by, and amounts owed by and/or payable by the Debtors to each Pari Passu Debt Representative under the Pari Passu Debt Documents including: (a) any amounts payable to a Pari Passu Debt Representative by way of indemnity and/or security and/or remuneration pursuant to a Pari Passu Debt Document (including guarantees of such amounts contained therein) or any other document entered into in connection with the incurrence of Pari Passu Debt; (b) compensation for and the fees and expenses of the collection by any Pari Passu Debt Representative of any amount payable to such Pari Passu Debt Representative for the benefit of the other Pari Passu Creditors; (c) the costs of any actual or attempted Enforcement Action and any action permitted under clause (i) of the exception to the definition of Enforcement Action (in each case, including the fees and expenses of the Pari Passu Debt Representative’s agents and counsel); and (d) amounts to be payable to any paying agent, registrar or any agent, attorney, delegate, custodian or other person appointed in accordance with the Pari Passu Debt Documents by any Pari Passu Debt Representative in relation to the Pari Passu Debt and any VAT payable on such amount; provided that, for the avoidance of doubt, Pari Passu Debt Representative Amounts shall not include (i) any amount of principal or interest payable in respect of any Pari Passu Debt Document or (ii) costs of bringing any claims, suit or proceeding against any Primary Creditor, or other Representatives.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Obligations, a payment, prepayment, repayment, redemption, defeasance or discharge of those Obligations.

“Payment Netting” means (a) in respect of a Hedge Agreement based on an ISDA Master Agreement, netting under Section 2(c) of the relevant ISDA Master Agreement and (b) in respect of a Hedge Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedge Agreement which has a similar effect to the provision referenced in clause (a) above.

“Permitted Additional Unsecured Debt Payment” means the Payments of Pari Passu Debt Obligations permitted by Section 7.

“Permitted Cash Management Payments” means the Payments permitted by Section 6.2.

“Permitted Gross Outstandings” means, in relation to a Cash Management Agreement, any amount, not exceeding its Designated Gross Amount, which is the aggregate amount of the gross debit balance of overdrafts in the accounts subject to such Cash Management Agreement.

“Permitted Hedge Close-Out” means, in relation to a hedging transaction under a Hedge Agreement, a termination or close-out of that hedging transaction which is permitted pursuant to Section 4.8.

“Permitted Hedge Payment” means the Payments permitted by Section 4.3.

“Permitted Intra-Group Payments” means the Payments permitted by Section 8.2.

“Permitted Investments” has the meaning given to “Cash Equivalents” in the Original Senior Secured Credit Agreement as in effect on the date hereof.

“Permitted Pari Passu Debt Payment” means the Payments of Pari Passu Debt Obligations permitted by Section 3.

“Permitted Payment” means a Permitted Hedge Payment, a Permitted Cash Management Payment, a Permitted Senior Secured Facilities Payment, a Permitted Pari Passu

Debt Payment, a Permitted Second Lien Debt Payment, a Permitted Additional Unsecured Debt Payment or a Permitted Intra-Group Payment.

“Permitted Second Lien Debt Payments” means the Payments of Second Lien Debt Obligations permitted by the last paragraph of Section 5.4.7.

“Permitted Senior Secured Facilities Payments” means the Payments of Second Lien Debt Obligations permitted by Section 3.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Secured Documents or the Second Lien Debt Documents, as applicable, continue to accrue after the commencement of any Insolvency Event or Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the US Bankruptcy Law or in any such Insolvency Event or Insolvency Proceeding.

“Primary Collateral Agent” means “Primary Collateral Agent” as defined in the Original Senior Secured Credit Agreement.

“Primary Creditor” means the Senior Secured Creditors, the Second Lien Debt Creditors and the Additional Unsecured Debt Creditors.

“Primary Security Agent” has the meaning provided in the preamble to this Agreement.

“Public Auction” means an auction or other competitive sale process of assets, by or on behalf of the Security Agent where third parties have been given notice and been invited to bid pursuant to an enforcement of Transaction Security (or by a member of the Group in circumstances that are a Distressed Disposal), the process of such sale or disposal having been conducted as follows:  (a) prior to the sale or other disposal, the Security Agent shall, in respect of such auction or other competitive sale process, consult with an independent and internationally recognized investment bank or accounting firm selected by the Security Agent (acting reasonably) with respect to the procedures which may reasonably be expected to be used to obtain a fair market price in the then prevailing market conditions (taking into account all relevant circumstances and with a view to facilitating a prompt and expeditious sale at a fair market price in the prevailing market conditions although there shall be no obligation to postpone any such sale in order to achieve a higher price); (b) the Security Agent shall have implemented (to the extent permitted by applicable law) in all material respects the procedures recommended by such bank or firm in relation to such auction or process; and (c) the Primary Creditors shall have a right to participate.

For the purposes of clauses (a), (b) and (c) above, (i) the Security Agent shall be entitled to retain any such independent and internationally recognized investment bank or accounting firm as its and/or any of the other Primary Creditors’ Financial Adviser to advise and assist in the proposed sale or disposition for such remuneration as the Security Agent in good faith determines is appropriate for the circumstances, (ii) except as required by applicable law, the Security Agent shall not have any obligation to any person to engage in or to use reasonable efforts to engage in a listing of all or any part of such equity interests the subject of such auction or other competitive sale process, including without limitation if recommended by such investment bank or accounting firm, (iii) by reason of certain prohibitions, or exemptive or safe-harbor provisions from such prohibitions, contained in law or regulations of any applicable governmental authority, the Security Agent may, with respect to any sale of all or any part of such equity interests or assets (A) limit purchasers to those who meet the requirements of such governmental authority or exemptive or safe-harbor provision (as applicable) and/or make representations and undertakings satisfactory to the Security Agent relating to compliance with such requirements and/or provisions; and/or (B) limit purchasers to persons who will agree, among other things to acquire such shares for their own account, for investment and not with a view to the distribution or resale thereof; (iv) the Security Agent and other Primary Creditors shall not under any circumstances be required to make representations, warranties or undertakings to any actual or proposed purchaser (other than customary representations in a security enforcement as to power to transfer the relevant equity interests pursuant to the Security Documents) or to indemnify any actual or proposed purchaser against any costs, liabilities or similar expenses or losses; and (v) without limitation to the other circumstances of the sale or other disposition that the Security Agent and such investment bank or accounting firm may take into consideration, the Security Agent may (but is not required to) in all circumstances specify that no offer to purchase equity interest or other assets will be entertained unless such offer (A) is for all (and not some only) of the equity interests being sold or otherwise disposed; (B) is for cash consideration payable at closing (and therefore not including, for the avoidance of doubt, any element of deferred compensation) and is not subject to any financing conditions; and/or (C) contemplates a closing of the sale of the equity interests or other assets in not more than three months (or such longer period as the Security Agent may specify) from the time of initiation of the sale or disposition process; and (vi) a “right to participate” means (A) any offer, or indication of a potential offer, that a Primary Creditor makes shall be considered by the Security Agent or such investment bank or accounting firm against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder.  For the avoidance of doubt, if after having applied that same criteria, the offer or indication of a potential offer made by a Primary Creditor is not considered by the Security Agent or such investment bank or accounting firm to be sufficient to continue in the sale or disposal process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise) then the right to participate of that Primary Creditor under this Agreement shall be deemed to be satisfied; and (B) shall not apply if the Security Agent believes in good faith that it may (or there is a risk that it may) result in a violation of any applicable laws or that it may (or there is a risk that it may) result in a requirement for registration under any applicable securities laws.

For the purposes of clause (a) above, such investment bank or accounting firm may be instructed by the Security Agent to take the limitations set out in sub-clauses (i) to (vi) (inclusive) above into account and to formulate recommendations that are consistent with them.

“Purchasing Creditor” has the meaning given to that term in Section 7.7.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral.

“Recoveries” has the meaning given to that term in Section 15.1.

“Redeemable Capital Stock” means “Redeemable Capital Stock” as defined in the Original Senior Secured Credit Agreement.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings

“Relevant Additional Unsecured Debt Default” has the meaning given to that term in Section 7.3.

“Relevant Obligations” means (a) in the case of a Creditor, (i) the Obligations owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor together with all Representative Obligations and (ii) all present and future Obligations, actual and contingent, of the Debtors to the Security Agent and (b) in the case of a Debtor, the Obligations owed to the Creditors together with the Representative Obligations, and all present and future Obligations, actual and contingent, of the Debtors to the Security Agent.

“Relevant Second Lien Debt Default” has the meaning given to that term in Section 5.4.

“Representative” means the Administrative Agent, each other Agent Party, each Pari Passu Debt Representative, each Second Lien Debt Trustee and each Additional Unsecured Debt Representative.

“Representative Obligations” means (as applicable) the Agent Obligations, the Pari Passu Debt Representative Amounts, the Second Lien Debt Trustee Amounts and the Additional Unsecured Debt Representative Amounts.

“Restricted Subsidiary” means a “Restricted Subsidiary” as defined in the Original Senior Secured Credit Agreement.

“Retiring Security Agent” has the meaning given to that term in Section 18.1(d).

“Revolving Lender” means “Revolving Lender” as defined in the Original Senior Secured Credit Agreement.

“Revolving Facility Administrative Agent” means the “Revolving Facility Administrative Agent” under the Original Senior Secured Credit Agreement.

“Second Lien Debt” means any loan, credit or debt facility, second lien secured notes or debt securities (or any permitted refinancing or replacement in respect thereof) which are permitted under the terms of the Senior Secured Facilities Documents, the then existing Second Lien Debt Documents and the then existing Pari Passu Debt Documents to share in the Transaction Security with the rights and obligations of Second Lien Debt Creditors as provided for in this Agreement, provided that the Second Lien Debt Trustee on behalf of the Second Lien Debt Creditors has become party to this Agreement in accordance with Section 19.2.

“Second Lien Debt Acceleration Event” means (a) the relevant Second Lien Debt Trustee (or any of the other Second Lien Debt Creditors) exercising any acceleration rights

(howsoever described) pursuant to, and in accordance with, the relevant Second Lien Debt Documents following a Second Lien Debt Event of Default which is continuing or (b) any Second Lien Debt Obligations becoming due and payable by operation of any automatic acceleration provision contained in the relevant Second Lien Debt Documents, in each case, other than a right to place amounts on demand, but including, without limitation, the making of a demand in respect of any amounts placed on demand.

“Second Lien Debt Acquiring Creditors” has the meaning given to that term in Section 5.8.

“Second Lien Debt Creditors” means the holders or lenders of any Second Lien Debt, the Second Lien Debt Trustee(s) and the Security Agent as trustee and/or security agent and/or creditor under a parallel debt structure for the benefit of such holders or lenders and the Second Lien Debt Trustee(s) in respect of their Obligations.

“Second Lien Debt Credit Participation” means, in relation to a Second Lien Debt Creditor (other than any Second Lien Debt Trustee), the aggregate of:

(a)                                 the aggregate outstanding principal amount of the initial Second Lien Debt held by it, if any; and

(b)                                 to the extent not falling within paragraph (a) above, the aggregate outstanding principal amount of any Second Lien Debt Obligations in respect of which it is the creditor, if any.

“Second Lien Debt Default” means a Second Lien Debt Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, or both, provided for in the relevant definition of such Second Lien Debt Event of Default) be a Second Lien Debt Event of Default.

“Second Lien Debt Discharge Date” means the first date on which all Second Lien Debt Obligations have been discharged to the satisfaction of the relevant Second Lien Debt Trustee(s) (acting reasonably), whether or not as the result of an Enforcement; provided, however, that a Second Lien Debt Discharge Date shall be deemed not to have occurred if any Second Lien Debt Obligations are Refinanced with Second Lien Debt Obligations.

“Second Lien Debt Documents” means:

(a)                                 each document or instrument entered into between, among others, the relevant Second Lien Debt Issuer/Borrower, the relevant Second Lien Debt Trustee and/or the Second Lien Debt Creditors setting out the terms of any Second Lien Debt and which creates or evidences any Second Lien Debt Obligations;

(b)                                 any notes related to the documentation described in clause (a) of this definition;

(c)                                  this Agreement;

(d)                                 any Second Lien Debt Guarantees; and

(e)                                  any Security Documents to the extent related to the Second Lien Debt.

“Second Lien Debt Event of Default” means an event of default under (and as defined in) any Second Lien Debt Document.

“Second Lien Debt Guarantee Obligations” means all present and future money, debts and liabilities due, owing or incurred by any Second Lien Debt Guarantor to any Second Lien Debt Creditor under or in connection with the Second Lien Debt Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

“Second Lien Debt Guarantees” means the guarantees granted by each Second Lien Debt Guarantor in respect of any Second Lien Debt and in the form set out in a Second Lien Debt Document.

“Second Lien Debt Guarantor” means the Parent and each Restricted Subsidiary of the Parent that is a guarantor or provides an indemnity to the Second Lien Debt Creditors (or any of them) for the Second Lien Debt Obligations (or any of them) under any Second Lien Debt Document.

“Second Lien Debt Issuer/Borrower” means any Debtor as the issuer or borrower of any Second Lien Debt.

“Second Lien Debt Obligations” means the Obligations owed by the Debtors to the Second Lien Debt Creditors under the Second Lien Debt Documents, including the Second Lien Parallel Debt (but, for the avoidance of doubt, excluding any other Parallel Debt).

“Second Lien Debt Required Holders” means, in respect of any direction, approval, consent or waiver, the relevant Second Lien Debt Trustee acting on behalf of the holders of the aggregate principal amount of relevant Second Lien Debt which is not less than the principal amount of such Second Lien Debt required under the terms of the relevant Second Lien Debt Document to vote in favor of such direction, approval, consent or waiver or, if the required amount is not specified, the holders holding at least a majority of the principal amount of the then outstanding relevant Second Lien Debt, in accordance with the relevant Second Lien Debt Document.  In determining whether the relevant Second Lien Debt Creditors holding a principal amount of relevant Second Lien Debt which is not less than the amount of such Second Lien Debt required have concurred in any direction, approval, waiver or consent, such Second Lien Debt owned by any Debtor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Debtor, will be considered as though not outstanding in accordance with the relevant Second Lien Debt Document.

“Second Lien Debt Standstill Period” has the meaning given to it in Section 5.5.

“Second Lien Debt Trustee” means the trustee, administrative agent or similar representative for the holders, lenders or other creditors of the relevant Second Lien Debt under the relevant Second Lien Debt Documents.

“Second Lien Debt Trustee Amounts” means fees and expenses owed by, and amounts owed by and/or payable by a Second Lien Debt Issuer/Borrower or any Debtor to the relevant Second Lien Debt Trustee including:  (a) any amounts payable to such Second Lien Debt Trustee for its own account by way of indemnity and/or remuneration pursuant to a Second Lien Debt Document or any engagement letter between such Second Lien Debt

Issuer/Borrower and such Second Lien Debt Trustee (including guarantees of such amounts contained therein) or any other document entered into in connection with the relevant Second Lien Debt; (b) compensation for and the fees and expenses of the collection by such Second Lien Debt Trustee of any amount payable to such Second Lien Debt Trustee for the benefit of the other relevant Second Lien Debt Creditors; (c) the costs of any actual or attempted Enforcement Action and any action permitted under clause (i) of the exception to the definition of Enforcement Action (in each case, including the fees and expenses of such Second Lien Debt Trustee’s agents and counsel); and (d) amounts to be payable to any paying agent, registrar or any agent, custodian or other person appointed in accordance with the relevant Second Lien Debt Documents by such Second Lien Debt Trustee in relation to such Second Lien Debt and any VAT payable on such amount; provided that, for the avoidance of doubt, Second Lien Debt Trustee Amounts shall not include (i) any amount of principal or interest payable in respect of any Second Lien Debt Document or (ii) costs of bringing any claims, suit or proceeding against any Primary Creditor, or other Representatives.

“Second Lien Parallel Debt” has the meaning given to that term in Section 17.3(a).

“Secured Obligations” means all the Obligations at any time due, owing or incurred by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity but excluding all Excluded Swap Obligations.

“Secured Parties” means the Security Agent, any Receiver or Delegate, each of the Senior Secured Creditors from time to time and each of the Second Lien Debt Creditors from time to time (with respect to the Shared Security), but, in the case of the Senior Secured Creditors or the Second Lien Debt Creditors, only if it (or, in the case of any Senior Secured Lender, Pari Passu Creditor or Second Lien Debt Creditor, its Representative) is a party to this Agreement or has become a party to this Agreement, in the appropriate capacity, pursuant to Section 19.8.

“Security Agent” means collectively the Primary Security Agent and the Hungarian Collateral Agent.

“Security Documents” means (a) each of the Transaction Security Documents, (b) the Shared Security Documents, (c) any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Lien or other assurance against financial loss in favor of any of the Secured Parties as security for any of the Secured Obligations and (d) any Liens granted by a member of the Group to the Secured Parties under any covenant for further assurance in any of the documents set out in clause (a) above; provided, that no such Liens shall be created over assets of the Group to secure any Second Lien Debt Obligations (other than over assets in respect of which Shared Security may be created) or any Additional Unsecured Debt Obligations.

“Security Principles” has the meaning given to the term “Agreed Security Principles” in the Original Senior Secured Credit Agreement.

“Security Property” means (a) the Transaction Security expressed to be granted in favor of the Security Agent as trustee and/or security agent for the Secured Parties and all proceeds of that Transaction Security, (b) the Security Agent’s interest in any trust fund created pursuant to Section 11 and (c) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

“Senior Parallel Debt” has the meaning given to that term in Section 17.3(a).

“Senior Secured Credit Agreement” means (a) the Original Senior Secured Credit Agreement and (b) when Obligations under the Original Senior Secured Credit Agreement have been discharged in cash or cash collateralized in accordance with the Original Senior Secured Credit Agreement, any other agreement pursuant to which Senior Secured Lenders make loans and other forms of credit available to members of the Group having the same priority and payment and security ranking as the Senior Secured Facility made available under the Original Senior Secured Credit Agreement.

“Senior Secured Creditors” means each Senior Secured Lender, the Pari Passu Creditors (including each Pari Passu Debt Representative), each Hedge Counterparty (to the extent that it is owed Hedging Obligations), each Cash Management Provider (to the extent it is owed Cash Management Obligations), any Agent Party, the Administrative Agent and the Security Agent.

“Senior Secured Creditor Obligations” means, in relation to a Senior Secured Creditor (other than a Representative), the aggregate of (a) its principal amount outstanding under the Senior Secured Facilities, including the aggregate amount of all Obligations consisting of advances to, and debts and liabilities of, any Debtor arising under any Senior Secured Facilities, including with respect to any loan, letter of credit, banker’s guarantee or swingline loan, (b) its principal amounts outstanding under the Pari Passu Debt Documents, (c) in respect of any hedging transaction of that Senior Secured Creditor under any Hedge Agreement that constitutes a Hedging Obligation and that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any such Hedge Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Secured Creditor and as calculated in accordance with the relevant Hedge Agreement), (d) in respect of any hedging transaction of that Senior Secured Creditor under any Hedge Agreement that constitutes a Hedging Obligation and has, as of the date the calculation is made, not been terminated or closed out, the amount, if any, which would be payable to it under that Hedge Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement), that amount to be certified by the relevant Senior Secured Creditor and as calculated in accordance with the relevant Hedge Agreement and (e) in respect of any cash management transaction of that Senior Secured Creditor under any Cash Management Agreement that constitutes a Cash Management Obligation, the amount, if any, of Cash Management Obligations payable to it under any such Cash Management Agreement to the extent that amount is unpaid (that amount to be certified by the relevant Senior Secured Creditor and as calculated in accordance with the relevant Cash Management Agreement).

“Senior Secured Discharge Date” means the first date on which all the Senior Secured Obligations have been discharged in cash or cash collateralized in accordance with the Senior Secured Documents whether or not as a result of an Enforcement, and the Senior

Secured Creditors are under no further obligation to provide financial accommodation to any Debtors under any of the Senior Secured Documents; provided, however that a Senior Secured Discharge Date shall be deemed not to have occurred if any Senior Secured Obligations are Refinanced with Senior Secured Obligations.

“Senior Secured Documents” means this Agreement, each Senior Secured Facilities Document, each Pari Passu Debt Document, any Hedge Agreement to the extent that it is in respect of Hedging Obligations and any Cash Management Agreement to the extent that it is in respect of Cash Management Obligations.

“Senior Secured Event of Default” means a Senior Secured Facilities Event of Default or a Pari Passu Debt Event of Default.

“Senior Secured Facilities” means the “Credit Facilities” as defined in the Original Senior Secured Credit Agreement.

“Senior Secured Facilities Acceleration Event” means (a) the Administrative Agent (or any of the Senior Secured Lenders) exercising any rights to accelerate amounts outstanding under the Senior Secured Facilities pursuant to, and in accordance with, the Senior Secured Credit Agreement following a Senior Secured Facilities Event of Default which is continuing or (b) any Senior Secured Facilities Obligations becoming due and payable by operation of any automatic acceleration provision contained in a Senior Secured Facilities Document, in each case, other than a right to place amounts on demand (to the extent provided for in such facility), but including, without limitation, the making of a demand in respect of any amounts placed on demand.

“Senior Secured Facilities Default” means a Senior Secured Facilities Event of Default or any event or circumstances which would (with the expiry of a grace period, the giving of notice, or both under the Senior Secured Facilities Documents) be a Senior Secured Facilities Event of Default.

“Senior Secured Facilities Discharge Date” means the first date on which all the Senior Secured Facilities Obligations have been discharged in cash or cash collateralized in accordance with the Original Senior Secured Credit Agreement whether or not as a result of an Enforcement, and the Senior Secured Lenders are under no further obligation to provide financial accommodation to any Debtors under the Senior Secured Facilities Documents; provided, however that a Senior Secured Facilities Discharge Date shall be deemed not to have occurred if any Senior Secured Facilities Obligations are Refinanced with Senior Secured Facilities Obligations.

“Senior Secured Facilities Documents” means (a) the “Credit Documents” under, and as defined in, the Original Senior Secured Credit Agreement (other than this Agreement and any additional or replacement intercreditor agreement) and (b) when the Obligations under the Original Senior Secured Credit Agreement have been discharged in cash or cash collateralized in accordance with the Original Senior Secured Credit Agreement, and, if designated as a “Senior Finance Document” or equivalent under the terms thereof, each document relating to indebtedness permitted by the Debt Documents with the same priority and payment and security ranking as the Senior Secured Facilities (other than this Agreement and any additional or replacement intercreditor agreement).

“Senior Secured Facilities Event of Default” means an “Event of Default” under (and as defined in) the Original Senior Secured Credit Agreement.

“Senior Secured Facilities Obligations” means the Obligations owed by the Debtors or any other grantor of Transaction Security to the Senior Secured Lenders or any of them under or in connection with the Senior Secured Facilities Documents.

“Senior Secured Facilities Payment Default” means a Senior Secured Facilities Event of Default under Section 8 of the Original Senior Secured Credit Agreement (or any equivalent provision of any other Senior Secured Credit Agreement).

“Senior Secured Lenders” means each Lender (as defined in the Original Senior Secured Credit Agreement) and any other lenders from time to time under the Senior Secured Facilities Documents.

“Senior Secured Noteholders” means the holders from time to time of the Senior Secured Notes.

“Senior Secured Notes” means:

(a)                                the 5.75% Senior Secured Notes due 2022 issued or to be issued by the Company pursuant to the Senior Secured Notes Indenture; and

(b)                                any other senior secured notes issued by the Company pursuant to the Senior Secured Note Indenture; provided that the Parent has confirmed in writing that the incurrence of those notes will not breach the terms of any of its existing Senior Secured Facility Documents, Pari Passu Debt Documents or any other Debt Documents.

“Senior Secured Notes Creditors” means the Senior Secured Noteholders and the Senior Secured Notes Trustee.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes, the Security Documents, the Senior Secured Notes Guarantees (whether contained in the Senior Secured Note Indenture, as a notation of guarantee attached to the Senior Secured Notes or otherwise) and this Agreement.

“Senior Secured Notes Guarantees” means the “Guarantees” as defined in the Senior Secured Note Indenture.

“Senior Secured Notes Indenture” means the indenture governing the Senior Secured Notes dated on or about the date of this Agreement and made between, among others, the Senior Secured Notes Trustee, the Security Agent, the Company and the Debtors, and any permitted refinancing or replacement in respect thereof.

“Senior Secured Notes Obligations” means the Obligations owed by the Debtors to the Senior Secured Notes Creditors under the Senior Secured Notes Documents.

“Senior Secured Notes Trustee” means the notes trustee in respect of the Senior Secured Notes.

“Senior Secured Obligations” means (a) the Senior Secured Facilities Obligations, the Hedging Obligations, the Cash Management Obligations and the Pari Passu Debt Obligations, (b) the Agent Obligations and (c) the Obligations owed to the Security Agent, including the Senior Parallel Debt (but, for the avoidance of doubt, excluding any other Parallel Debt), but excluding in each case all Excluded Swap Obligations.

“Senior Secured Obligations Transfer” means a transfer of the Senior Secured Obligations described in Section 5.8 or Section 7.7.

“Senior Secured Payment Default” means (a) any Senior Secured Facilities Payment Default, (b) any payment default under the Hedge Obligations, (c) any payment default under the Cash Management Obligations or (d) any Pari Passu Debt Default arising by reason of any non-payment under a Pari Passu Debt Document, in each case after giving effect to any applicable grace period and other than an amount not constituting principal, interest or fees, not in excess of $25,000,000 (or its equivalent in any other currency).

“Shared Security” means, at any time, Transaction Security in which any Senior Secured Creditors and any Second Lien Debt Creditors (or, in each case, the Security Agent on their behalf) hold a security interest at such time.

“Shared Security Documents” means each document evidencing or expressed to create the Shared Security.

“Subsidiary” has the meaning given to the term “Subsidiary” in the Original Senior Secured Credit Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.

“Swiss Security Documents” has the meaning given to that term in Section 17.4.

“Swiss Secured Party” has the meaning given to that term in Section 17.4.

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Transaction Security” means the Liens on assets and properties created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Transaction Security Documents” means (a) each of the “Collateral Documents” as defined in the Original Senior Secured Credit Agreement, (b) any other document entered into by any person creating or expressed to create any Liens over all or any part of its assets in respect of the Senior Secured Obligations of any of the Debtors under any of the Senior Secured Documents and (c) any Liens granted under any covenant for further assurance in any of the documents set out in clauses (a) and (b) above, which in each case, to the extent legally possible, (i) is created in favor of the Security Agent as trustee and/or security agent and/or as creditor under a parallel debt structure for the other Secured Parties in respect of their Obligations; or (ii) in the case of any jurisdiction in which effective Liens cannot be granted in favor of the Security Agent as trustee and/or security agent for the Secured Parties, is created in favor of all the Secured Parties in respect of their Obligations; provided, that no such Liens shall be created over assets of the Group to secure any Second Lien Debt Obligations (other than over assets in respect of which Shared Security may be created) or any Additional Unsecured Debt Obligations.

“Unrestricted Subsidiary” means an “Unrestricted Subsidiary” as defined in the Original Senior Secured Credit Agreement.

“US Bankruptcy Code” means the United States Bankruptcy code, 11 U.S.C. §§ 101 et seq., as amended.

“US Debtor” means any Debtor organized under the laws of the United States or any political or geographical subdivision thereof.

“US Insolvency Proceeding” means a case commenced under the US Bankruptcy Code.

“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, the Tax referred to in (a), or imposed elsewhere.

1.2                               Construction.

(a)                                 Unless a contrary indication appears, a reference in this Agreement to:  (i) any “Administrative Agent”, “Arranger”, “Creditor”, “Debtor”, “Hedge Counterparty”, “Intra-Group Lender”, “Party”, “Primary Creditor”, “Representative”, “Senior Secured Creditor”, “Senior Secured Lender”, “Pari Passu Creditor”, “Second Lien Debt Creditor”, “Additional Unsecured Issuer/Borrower”, “Additional Unsecured Debt Creditor”, “Security Agent”, “Second Lien Debt Trustee”, or “Cash Management Provider” shall be construed to be a reference to it in its capacity as such and not in any other capacity; (ii) any “Administrative Agent”, “Arranger”, “Creditor”, “Debtor”, “Hedge Counterparty”, “Party”, “Primary Creditor”, “Representative”, “Pari Passu Creditor”, “Second Lien Debt Creditor”, “Additional Unsecured Debt Creditor”, “Additional Unsecured Issuer/Borrower”, “Security Agent”, “Second Lien Debt Trustee” or “Cash Management Provider” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement; (iii) assets includes present and future properties, revenues and rights of every description; (iv) a Debt Document or any other agreement or instrument is a reference to that Debt Document, or other agreement or instrument, as amended, waived, novated, supplemented, modified, extended, amended and restated or restated as permitted by this Agreement; (v) enforcing (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor by the Security Agent; (vi) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) the original form of a Debt Document or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into; (viii) a person means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; (ix) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if it does not have the force of law, compliance with which is customary in the applicable jurisdiction) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization; (x) shares or share capital include equivalent ownership interests (and shareholder and similar expressions shall be construed accordingly); and (xi) a provision of law is a reference to that provision as amended or re-enacted.

(b)                                 Section, Clause and Exhibit headings are for ease of reference only.

(c)                                  An Event of Default, Acceleration Event, Insolvency Event, Default or Senior Secured Payment Default is continuing if it has not been remedied or waived in accordance with the terms of the document under which such Event of Default, Acceleration Event, Insolvency Event, Default or Senior Secured Payment Default exists.

(d)                                 [Reserved.]

(e)                                  Secured Parties may only benefit from Recoveries to the extent that the Obligations of such Secured Parties have the benefit of the Obligations, guarantees or security under which such Recoveries are received and provided that, in all cases, the rights of such Secured Parties shall in any event be subject to the priorities set out in Section 15 and provided further, however, that this shall not prevent a Representative from claiming and being paid the Representative Obligations owed to it.  This shall not prevent a Senior Secured Creditor benefiting from such Recoveries where it was not legally possible for the Senior Secured Creditor to obtain the relevant guarantees or security.

(f)                                   References to a Pari Passu Debt Representative acting on behalf of the relevant Pari Passu Creditors shall be to such Pari Passu Debt Representative acting on behalf of the Pari Passu Creditors for which it has been appointed as agent or trustee.

(g)                                  References to a Second Lien Debt Trustee acting on behalf of the Second Lien Debt Creditors shall be to such Second Lien Debt Trustee acting on behalf of the Second Lien Debt Creditors for which it has been appointed as agent or trustee.

(h)                                 References to an Additional Unsecured Debt Representative acting on behalf of the relevant Additional Unsecured Debt Creditors shall be to such Additional Unsecured Debt Representative acting on behalf of the Additional Unsecured Debt Creditors for which it has been appointed as agent or trustee

(i)                                     References to a Pari Passu Debt Representative acting on behalf of the Pari Passu Creditors means such Pari Passu Debt Representative acting on behalf of the Pari Passu Creditors which it represents or, if applicable, with the consent of the requisite number of Pari Passu Creditors required under and in accordance with the applicable Pari Passu Debt Documents.  A Pari Passu Debt Representative will be entitled to seek instruction from the Pari Passu Creditors which it represents to the extent required by the applicable Pari Passu Debt Document(s) as to any action to be taken by it under this Agreement.

(j)                                    References to a Second Lien Debt Trustee acting on behalf of the Second Lien Debt Creditors means such Second Lien Debt Trustee acting on behalf of the Second Lien Debt Creditors which it represents or, if applicable, with the consent of the requisite number of Second Lien Debt Creditors required under and in accordance with the applicable Second Lien Debt Documents.  A Second Lien Debt Trustee will be entitled to seek instruction from the Second Lien Debt Creditors which it represents to the extent required by the applicable Second Lien Debt Document(s) as to any action to be taken by it under this Agreement.

(k)                                 References to an Additional Unsecured Debt Representative acting on behalf of the Additional Unsecured Debt Creditors means such Additional Unsecured Debt Representative acting on behalf of the Additional Unsecured Debt Creditors which it represents or, if applicable, with the consent of the requisite number of Additional Unsecured Debt Creditors required under and in accordance with the applicable Additional Unsecured Debt Documents.  An Additional Unsecured Debt Representative will be entitled to seek instruction from the Additional Unsecured Debt Creditors which it represents to the extent required by the applicable Additional Unsecured Debt Document(s) as to any action to be taken by it under this Agreement.

(l)                                     Any action or omission being “permitted” under the terms of this Agreement, the Senior Secured Facilities Documents, the Senior Secured Notes Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents and/or the Additional Unsecured Debt Documents includes a reference to “(or not prohibited)” thereunder; and any requirement that any action or omission be permitted (or not prohibited) under (A) the Senior Secured Facilities Documents shall only apply before the Senior Secured Facilities Discharge Date and to the Senior Secured Facilities Documents which are in place at the relevant time, (B) the Pari Passu Debt Documents shall only apply before the Pari Passu Debt Discharge Date and to any Pari Passu Debt Documents which are in place at the relevant time, (C) the Second Lien Debt Documents shall only apply before the Second Lien Debt Discharge Date and to any Second Lien Debt Documents which are in place at the relevant time and (D) the Additional Unsecured Debt Documents shall only apply before the Additional Unsecured Debt Discharge Date and to any Additional Unsecured Debt Documents which are in place at the relevant time.

(m)                             In determining whether any Obligations have been “discharged” or a Discharge Date has occurred, the relevant Representative (and, if applicable, Security Agent) will disregard contingent liabilities (such as the risk of clawback from a preference claim and contingent indemnification and expense reimbursement obligations in respect of which a claim has not yet been made) that have not become actual liabilities.

(n)                                 The right or requirement of any Party to take or not take any action on or following the occurrence of an Insolvency Event shall cease to apply if the relevant Insolvency Event is no longer continuing (unless an Acceleration Event has occurred and is continuing and without prejudice to any action taken or not taken in accordance with the terms of this Agreement while that Insolvency Event was continuing).

(o)                                 Notwithstanding anything to the contrary, where any provision of this Agreement refers to or otherwise contemplates any consent, approval, release, waiver, agreement, notification or other step or action being required from or by any person:

(i)                                     which is not a Party (other than a Subsidiary of an Intra-Group Lender);

(ii)                                  in respect of any agreement which is not in existence;

(iii)                               in respect of any indebtedness which has not been committed or incurred; or

(iv)                              in respect of Obligations or Creditors (or other persons) for which the relevant Discharge Date has occurred,

unless otherwise agreed or specified by the Parent, that consent, approval, release, waiver, agreement, notification or other step or action shall not be required and no such provision shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group.  Further, for the avoidance of doubt, no reference to any agreement which is not in existence shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group.

(p)                                 Prior to the Senior Secured Facilities Discharge Date, terms defined in the Senior Secured Credit Agreement shall have the same meaning when used in this Agreement (unless separately defined in this Agreement).

(q)                                 Following the Senior Secured Facilities Discharge Date, references in this Agreement to any term being defined by reference to a definition in the Senior Secured Credit Agreement shall:

(i)                                     be construed as a reference to the relevant definition in, or the provisions of such clause of, the Senior Secured Credit Agreement as at the Senior Secured Facilities Discharge Date; or

(ii)                                  if required by the Company, be construed as a reference to any equivalent term or terms in, or provision or provisions of, any other Debt Documents which remain in existence (in each case as notified in writing by the Company to the Security Agent from time to time).

(r)                                    In the event that the proceeds of any Senior Secured Obligations, Second Lien Debt Obligations and/or Additional Unsecured Debt are held in escrow (or similar or equivalent arrangements) prior to being released from escrow (or such similar or equivalent arrangements) to a Debtor or member of the Group, until such time as the relevant proceeds are released from such escrow (or those similar or equivalent arrangements), the provisions of this Agreement shall not apply to or create any restriction in respect of any arrangement pursuant to which the proceeds are subject and this Agreement shall not govern the rights and obligations of the Creditors concerned until such proceeds are released from such escrow arrangement (or those similar or equivalent arrangements) in accordance with the terms thereof.

(s)                                   Notwithstanding anything to the contrary in this Agreement or any other Debt Document, nothing in this Agreement or any Debt Document shall prohibit a non-cash contribution of any asset (including, without limitation, any participation, claim, commitment, rights, benefits and/or obligations in respect of any Obligations and/or any other indebtedness borrowed or issued by any Debtor or member of the Group from time to time) to the Company (and subsequently any other Debtor or member of the Group).

(t)                                    For the avoidance of doubt, if the terms of any Debt Document:

(i)                                     require the relevant Agent or Creditors to provide approval (or deem approval to have been provided) for a particular matter, step or action; or

(ii)                                  do not seek to regulate a particular matter, step or action,

for the purpose of this Agreement that matter, step or action shall not be prohibited by the terms of that Debt Document.

(u)                                 In determining whether any indebtedness or other amount (including, without limitation, any Pari Passu Senior Debt) is prohibited by the terms of any Debt Document, the terms of any Debt Documents which:

(i)                                     relate to any Obligations which are to be refinanced or otherwise replaced with such indebtedness or other amount; or

(ii)                                  will not exist or will cease to be in effect on the date on which such indebtedness or other amount is incurred by a member of the Group,

shall not be taken into account.

(v)                                 For the avoidance of doubt and notwithstanding anything to the contrary, nothing in this Agreement shall prohibit any debt exchange, non-cash rollover or other similar or equivalent transaction in relation to any Obligations; provided that such Obligations remain subject hereto to the extent required by any Debt Document after such debt exchange, non-cash rollover or other similar or equivalent transaction.

(w)                               Any reference in this Agreement to any person, when construing any provision in relation to VAT, shall, at any time when such person is treated as a member of a group (or unity (or fiscal unity)) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a person shall be construed as a reference to that person or the relevant group or unity (or fiscal unity) of which that person is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(x)                                 Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to a Luxembourg Guarantor, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (g) a director includes an administrateur or a gérant.

1.3                               Primary Creditors’ Rights and Obligations.

(a)                                 The obligations of each Primary Creditor under this Agreement are several.  Failure by any Primary Creditor to perform its obligations under this Agreement does not affect the obligations of any other Party under this Agreement.  No Primary Creditor is responsible for the obligations of any other Primary Creditor under this Agreement.

(b)                                 The rights of each Secured Party under or in connection with this Agreement are separate and independent rights and any debt arising under this Agreement to a Secured Party from a Debtor shall be a separate and independent debt.

SECTION 2.

RANKING AND PRIORITY

2.1                               Primary Creditor Obligations.

(a)                                 Subject to Section 2.2, each of the Parties agrees that the Obligations owed by the Debtors to the Primary Creditors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Obligations as follows:

(i)                                     first, the Obligations owed to the Security Agent, the Agent Obligations and the Pari Passu Debt Representative Amounts  pari passu and without any preference between them;

(ii)                                  second, the Senior Secured Obligations, Second Lien Debt Obligations and Additional Unsecured Debt Obligations (other than the Agent Obligations and the Pari Passu Debt Representative Amounts) pari passu and without any preference between them.

2.2                               Transaction Security.  Each of the Parties agrees that the Transaction Security shall rank and secure the following Obligations (but only to the extent that such Transaction Security is expressed to secure those Obligations), and, in the case of the Hedging Obligations, Cash Management Obligations, the Senior Secured Obligations, the Pari Passu

Debt Obligations, the Second Lien Debt Obligations and Additional Unsecured Debt Obligations, without prejudice to Section 16, in the following order:

(a)                                 first, the Obligations owed to the Security Agent, the Agent Obligations and the Pari Passu Debt Representative Amounts pari passu and without any preference between them;

(b)                                 second, the Senior Secured Facilities Obligations, the Hedging Obligations, the Cash Management Obligations and the Pari Passu Debt Obligations pari passu and without any preference between them;

(c)                                  third, the Second Lien Debt Obligations pari passu and without any preference between them; and

(d)                                 fourth, the Additional Unsecured Debt Obligations pari passu and without any preference between them,

in each case irrespective of (i) the order of execution, creation, grant, attachment, perfection, registration, notice, enforcement or otherwise, (ii) the date on which any such Obligation arose, (iii) any provision of the Uniform Commercial Code, or any other applicable law or any defect or deficiencies in, or failure to perfect, the Liens securing the Senior Secured Facilities Obligations, the Hedging Obligations, the Cash Management Obligations and the Pari Passu Debt Obligations or any other circumstance whatsoever and (iv) any fluctuation in the amount, or any intermediate discharge in whole or in part, of any such Obligation, and that in any event (and irrespective of the manner in which such Transaction Security is constituted) all proceeds of the Transaction Security shall be applied in accordance with Section 15.

2.3                               Senior Obligations and Transaction Security.

(a)                                 The Parties acknowledge that the Second Lien Debt Obligations owed (if any) by the Debtors are senior obligations of such Debtors.

(b)                                 The Parties acknowledge that the Additional Unsecured Debt Obligations owed (if any) by the Additional Unsecured Issuer/Borrower are senior obligations of the Additional Unsecured Issuer/Borrower.

(c)                                  The Parties hereto agree that it is their intention that the guarantees and Transaction Security be identical.  Except as expressly permitted in accordance with this Agreement, no Primary Creditor shall take, accept or receive the benefit of any Lien, guarantee, indemnity or other assurance against loss from any person which is not a Debtor in respect of the Obligations or any liabilities of any member of the Group arising under or in connection with any Debt Documents.

(d)                                 Notwithstanding anything to the contrary in this Agreement, the Additional Unsecured Debt shall not be secured by any Liens created over assets of the Group.

2.4                               Additional Unsecured Debt.

(a)                                 The Parties acknowledge that, for the avoidance of doubt, the obligations and liabilities owed (if any) by a Holding Company of the Parent in respect of any

Additional Unsecured Debt borrowed or issued by it are senior obligations of such Holding Company of the Parent.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Additional Unsecured Debt Obligations shall not be secured by any of the Transaction Security.

2.5                               Intra-Group Obligations.

(a)                                 Each of the Parties agrees that the Intra-Group Obligations are postponed and subordinated to the Obligations owed by the Debtors to the Primary Creditors.

(b)                                 This Agreement does not purport to rank any of the Intra-Group Obligations as between themselves.

2.6                               Singapore Debtor.

Notwithstanding anything to the contrary in this Agreement, the Parties agree that:

(a)                                 the acknowledgements, consents, agreements, representations and warranties by Dover Court International School (Pte.) Ltd. (the “Singapore Debtor”) set out in this Agreement shall only be effective and deemed to be given by the Singapore Debtor on and from, but not prior to, such time the Singapore Whitewash Process is completed in accordance with the applicable provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”); and

(b)                                 the obligations of the Singapore Debtor under this Agreement shall not at any time extend to or include any liability or obligation which would, if so extended or included, result in any violation of Section 76 of the Singapore Companies Act.

For the purposes of this Section 2.6, “Singapore Whitewash Process” means the approval by the shareholders of the Singapore Debtor of the provision of financial assistance (being financial assistance which would otherwise be prohibited by Section 76 of the Singapore Companies Act) by the Singapore Debtor in relation to its undertaking of any obligations under this Agreement and the satisfaction by the Singapore Debtor of all other conditions required to be fulfilled under Singapore law prior to the provision of such financial assistance by the Singapore Debtor, in accordance with the requirements of Section 76 of the Singapore Companies Act.

SECTION 3.

SENIOR SECURED FACILITIES OBLIGATIONS AND PARI PASSU DEBT OBLIGATIONS

3.1                               Payments of Senior Secured Facilities Obligations and Pari Passu Debt Obligations.  The Debtors may make Payments in respect of the Senior Secured Obligations (other than Hedging Obligations and Cash Management Obligations) at any time in accordance with the provisions of the applicable Senior Secured Facilities Documents and the Pari Passu Debt Documents.

3.2                               Amendments and Waivers:  Senior Secured Documents.  The relevant Senior Secured Creditors and Debtors may amend or waive the terms of the Senior Secured

Documents in accordance with their terms (and subject to any consent required under them) at any time; provided that (i) the terms of the Senior Secured Documents may not be amended or waived if such amendment or waiver would conflict with the provisions of this Agreement and (ii) the definitions of “Enforcement Event”, “Obligations”, “Pari Passu Debt Agreement”, “Pari Passu Creditor”, “Pari Passu Debt Obligations”, “Secured Creditor Claim” and “Secured Parties” in the Original Senior Secured Credit Agreement (as in effect on the date hereof) may not be amended or waived in a manner materially adverse to the Pari Passu Creditors, without the consent of the Majority Pari Passu Debt Creditors.

3.3                               Collateral and Guarantees:  Senior Secured Creditors and Pari Passu Creditors.  The Senior Secured Creditors and the Pari Passu Creditors may take, accept or receive the benefit of:

(a)                                 any Lien from any member of the Group in respect of the Senior Secured Facilities Obligations or the Pari Passu Debt Obligations (as applicable) in addition to the Transaction Security if and to the extent legally possible at the same time it is also offered either (i) to the Security Agent as trustee and/or security agent and/or as creditor under a parallel debt structure for the other Secured Parties in respect of their Obligations or (ii) in the case of any jurisdiction in which effective Liens cannot be granted in favor of the Security Agent as trustee and/or security agent for the Secured Parties, (A) to the other Secured Parties in respect of their Obligations or (B) to the Security Agent under a parallel debt structure for the benefit of all the Secured Parties and, in each case of clause (i) and (ii), ranks in the same order of priority as that contemplated in Section 2.2, and

(b)                                 any guarantee, indemnity or other assurance against loss from any member of the Group in respect of the Senior Secured Facilities Obligations or the Pari Passu Debt Obligations (as applicable) in addition to those in (i) this Agreement, (ii) any Common Guarantee, (iii) the Original Senior Secured Credit Agreement and (iv) the Senior Secured Note Indenture, if and to the extent legally possible at the same time it is also offered to the other Secured Parties in respect of their Obligations and ranks in the same order of priority as that contemplated in Section 2.1.  For the avoidance of doubt, this Section 3.3 shall not require any security or guarantee to be granted in respect of any Additional Unsecured Debt Obligations.

3.4                               Limitations on Enforcement:  Senior Secured Creditors and Pari Passu Creditors.

(a)                                 No Senior Secured Creditors or Pari Passu Creditor may take any Enforcement Action under clause (c) or (to the extent such action is directly related to the enforcement of Transaction Security) under clause (e) of the definition thereof without the prior written consent of the Majority Senior Secured Creditors.

(b)                                 Notwithstanding paragraph (a) above or anything to the contrary herein, after the occurrence of an Insolvency Event in relation to a Debtor, each Senior Secured Creditor may, to the extent it is able to do so under the relevant Senior Secured Documents, take Enforcement Action under paragraph (e) of the definition thereof and/or claim in the winding up, dissolution, administration, reorganization or similar insolvency event of that Debtor for Senior Secured Obligations owing to it (but, for the avoidance of doubt, may not direct the Security Agent to enforce the Transaction Security in any manner without the prior consent of the Majority Senior Secured Creditors).

3.5                               Intercreditor Matters between Senior Secured Creditors and Pari Passu Creditors.  Nothing in this Agreement shall be deemed to restrict the entry into other intercreditor and/or subordination agreements (including agreements establishing additional first and second lien tranches) by and among any Senior Secured Creditors and Pari Passu Creditors to the extent the terms of such agreement address (i) matters relating to the payment priority as between such parties (or their representatives), (ii) the ability to exercise any rights granted hereunder to such Creditors, (iii) other matters customary for intercreditor agreements of such type and/or (iv) any other matters related thereto; provided, that such agreement shall not conflict with the terms of this Agreement.

SECTION 4.

HEDGE COUNTERPARTIES AND HEDGING OBLIGATIONS

4.1                               Identity of Hedge Counterparties.  No person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security in respect of any of the liabilities and obligations arising in relation to those hedging arrangements unless that person is or becomes a party to this Agreement as a Hedge Counterparty.

4.2                               Restriction on Payment:  Hedging Obligations.  Prior to the Senior Secured Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Hedging Obligations at any time unless, (a) that Payment is permitted under Section 4.3; or (b) the taking or receipt of that Payment is permitted under Section 4.8(c).

4.3                               Permitted Payments:  Hedging Obligations.  The Debtors may make Payments in respect of the Hedging Obligations at any time in accordance with the provisions of the applicable Hedge Agreement, provided that at the time of payment, no scheduled payments due from the Hedge Counterparty to any Debtor under the Hedge Agreements to which they are both party are due and unpaid unless failure to make such payment would thereby cause a default under the relevant Hedge Agreement.  For the avoidance of doubt, no payment will be due and unpaid if a Hedge Counterparty is entitled to withhold that payment pursuant to section 2(a)(iii) of the relevant ISDA Master Agreement or any similar provision in any Hedge Agreement that is not based on an ISDA Master Agreement.

4.4                               Payment Obligations Continue.  No Debtor shall be released from the liability or obligation to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Sections 4.2 and 4.3 even if its obligation to make that Payment is restricted at any time by the terms of any of those Sections.

4.5                               [Reserved].

4.6                               Limitation on Collateral and Guarantees for Hedge Counterparties.  The Hedge Counterparties may not take, accept or receive the benefit of any Liens, guarantee, indemnity or other assurance against loss from any Debtor in respect of the Hedging Obligations other than:  (a) the Transaction Security; (b) any guarantee, indemnity or other assurance against loss contained in (i) this Agreement; (ii) any Common Guarantee; (iii) the Original Senior Secured Credit Agreement, (iv) the Senior Secured Notes Indenture or (v) the relevant Hedge Agreement but solely to the extent no greater in extent than any of those referred to in clauses (i) to (iv) above; (c) as otherwise contemplated by Section 3.3; and (d) the indemnities contained in the ISDA Master Agreements.

4.7                               Restriction on Enforcement:  Hedge Counterparties.  Subject to Section 4.8 and Section 4.9 and without prejudice to each Hedge Counterparty’s rights under Sections 13.1 and 13.2, the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Obligations or any of the hedging transactions under any of the Hedge Agreements at any time.

4.8                               Permitted Enforcement:  Hedge Counterparties.

(a)                                 A Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedge Agreement (i) if, prior to a Distress Event, the Company has certified to that Hedge Counterparty that such termination or close-out would not result in a breach of any term of any Senior Secured Facilities Document, Pari Passu Debt Document, Second Lien Debt Documents or Additional Unsecured Debt Documents, (ii) if a Distress Event has occurred, (iii) if (A) in relation to a Hedge Agreement which is based on the 1992 ISDA Master Agreement:  (I) an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or (II) an event similar in meaning and effect to a Force Majeure Event (as defined in clause (B) below), has occurred in respect of that Hedge Agreement, (B) in relation to a Hedge Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedge Agreement or (C) in relation to a Hedge Agreement which is not based on an ISDA Master Agreement, any event similar to the events listed in (A) and (B) of this clause, (iv) if an Insolvency Event has occurred in relation to a Debtor which is party to that Hedge Agreement, (v) on or immediately following a refinancing (or repayment) and cancellation in full of the Senior Secured Facilities Obligations, the Pari Passu Debt Obligations, Second Lien Debt Obligations or the Additional Unsecured Debt Obligations, to the extent that such Obligations are the subject of the relevant Hedge Agreement or (vi) subject to Section 4.12, if the relevant Instructing Group (excluding the Hedge Counterparties except after the Senior Secured Facilities Discharge Date and the Pari Passu Debt Discharge Date) give prior consent to that termination or close-out being made.

(b)                                 If a Debtor has defaulted on any Payment due under a Hedge Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than five days after notice of that failure has been given to the Security Agent, the relevant Hedge Counterparty (i) may, to the extent it is able to do so under the relevant Hedge Agreement, terminate or close-out in whole or in part any hedging transaction under that Hedge Agreement and (ii) unless and until such time as the Security Agent has given notice to that Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Obligations due under that Hedge Agreement.

(c)                                  After the occurrence of an Insolvency Event in relation to any Debtor, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that Debtor to (i) prematurely close-out or terminate any Hedging Obligations of that Debtor, in each case pursuant to and in accordance with the terms of the relevant Hedge Agreement, (ii) make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor in respect of any Hedging Obligations, to the extent permitted to do so under, and in accordance with, such guarantee, indemnity or other assurance, (iii) exercise any right of set-off or take or receive any Payment in respect of any Hedging Obligations of that Debtor or (iv) claim and prove in any Insolvency Proceeding of that Debtor for the Hedging Obligations owing to it.

4.9                               Required Enforcement:  Hedge Counterparties.

(a)                                 Subject to paragraph (b) below, a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction (to the extent it has the right to do so under the applicable Hedge Agreement) under all or any of the Hedge Agreements to which it is party prior to their stated maturity, following (i) the occurrence of a Senior Secured Facilities Acceleration Event or a Pari Passu Debt Acceleration Event which is continuing and delivery to it of a notice from the Security Agent that the relevant Senior Secured Facilities Acceleration Event and/or a Pari Passu Debt Acceleration Event has occurred and is continuing and (ii) delivery to it of a subsequent notice from the Security Agent (acting on the instructions of the relevant Instructing Group) instructing it to do so.

(b)                                 Paragraph (a) above shall not apply to the extent that the Senior Secured Facilities Acceleration Event or Pari Passu Debt Acceleration Event (as applicable) occurred as a result of an arrangement made between any Debtor and any Primary Creditor with the purpose of bringing about that Senior Secured Facilities Acceleration Event or Pari Passu Debt Acceleration Event (as applicable).

4.10                        Treatment of Payments Due to Debtors on Termination of Hedging Transactions.

(a)                                 If, on termination of any hedging transaction under any Hedge Agreement occurring after the occurrence and during the continuation of a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedge Agreement) falls due from a Hedge Counterparty to the relevant Debtor, then that amount shall be paid by that Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)                                 The payment of that amount by the Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

4.11                        Terms of Hedge Agreements.  The Hedge Counterparties (to the extent party to the Hedge Agreement in question) and the Debtors party to the relevant Hedge Agreements shall ensure that, at all times, (a) each Hedge Agreement documents only hedging arrangements that are Hedging Obligations under the Senior Secured Facilities and that are not otherwise prohibited under the Senior Secured Facilities, (b) in the event of a termination of the hedging transaction entered into under a Hedge Agreement, whether as a result of a termination event or an event of default (or similar event by whatever name), the relevant Hedge Agreement will provide for the payment of an amount by the Debtor that is not significantly in excess of what would be payable if the relevant Hedge Agreement:  (i) is or were to be based on a 1992 ISDA Master Agreement that provides for payments under the “Second Method” with no material amendments to section 6(e) of such ISDA Master Agreement; or (ii) is or were to be based on a 2002 ISDA Master Agreement, with no material amendments to the provisions of section 6(e) of such ISDA Master Agreement and (c) each Hedge Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) (including, for the avoidance of doubt, automatically where “Automatic Early Termination” is specified in the schedule to the ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedge Agreement following a Senior Secured Facilities Acceleration Event.

4.12                        On or After Relevant Discharge Date.  At any time on or after the Senior Secured Discharge Date or the Second Lien Debt Discharge Date, any action in respect of the Hedging Obligations which is permitted under any of Section 4.3 or Section 4.8 by reason of the prior consent of the relevant Instructing Group shall be permitted without any further consents being required, provided that the Company has confirmed to the Hedge Counterparty concerned that (i) such action would not result in a breach of any applicable Second Lien Debt Document or Additional Unsecured Debt Document, (ii) the prior Consent of the Second Lien Debt Trustee(s) or Additional Unsecured Debt Representative(s) (as applicable) is obtained or (iii) the Additional Unsecured Debt Discharge Date has occurred.

SECTION 5.

SECOND LIEN DEBT CREDITORS AND SECOND LIEN DEBT DOCUMENTS

5.1                               Amendments and Waivers of Second Lien Debt Documents.

(a)                                 Subject to paragraph (b) below, the relevant Second Lien Debt Creditors and the Debtors may amend or waive the terms of the Second Lien Debt Documents in accordance with their terms (and, any relevant consent required in any of them, as applicable) at any time.

(b)                                 No Second Lien Debt Creditor and/or any Debtor shall amend or waive or agree to amend or waive the original maturity date of any Second Lien Debt so as to shorten the original maturity of such Second Lien Debt to be earlier than the date falling six months after the original maturity date of any Senior Secured Creditor Obligations (excluding Hedging Obligations) as in existence at the time the relevant Second Lien Debt was issued, without the prior consent of the Senior Secured Creditors.

5.2                               Security:  Second Lien Debt Creditors.

(a)                                 Except with the prior consent of the Senior Secured Creditors, the Second Lien Debt Creditors may only take, accept or receive the benefit of any Lien from any member of the Group in respect of the Second Lien Debt Obligations in addition to the Transaction Security or any guarantee, indemnity or other assurance against loss from any member of the Group if and to the extent legally possible, at the same time it is also offered either:

(A)                               to the Security Agent as agent for the Senior Secured Creditors and the other Second Lien Debt Creditors; or

(B)                               in the case of any jurisdiction in which an effective Lien cannot be granted in favor of the Security Agent as agent for the Secured Parties:

(I)                                   to the Senior Secured Creditors and the other Second Lien Debt Creditors in respect of their Obligations;

(II)                              to the Security Agent as agent for the Senior Secured Creditors and the other Second Lien Debt Creditors in respect of their Obligations; and/or

(III)                         to the Security Agent under a parallel debt joint and several creditorship or equivalent structure for the benefit of the Senior Secured Creditors and the other Second Lien Debt Creditors, and ranks in the same order of priority as that contemplated in Section 2.2,

if and to the extent legally possible and subject to any Security Principles, at the same time it is also offered to the Senior Secured Creditors and the other Second Lien Debt Creditors in respect of their Obligations and ranks in the same order of priority as that contemplated Section 2.1.  For the avoidance of doubt, this Section 5.2 shall not require any security or guarantee to be granted in respect of any Additional Unsecured Debt Obligations.

5.3                               Restrictions on Enforcement by Second Lien Debt Creditors.  Subject to Section 5.4, until the Senior Secured Discharge Date, except with the prior consent of, or as required by an Instructing Group, no Second Lien Debt Creditor shall be entitled to take any Enforcement Action against any member of the Group or any Subsidiary of the Parent in respect of any of the Second Lien Debt Obligations and/or take any Enforcement Action against the Parent or any Subsidiary of the Parent in respect of any Lien on the Collateral or to give instructions to the Security Agent to enforce or to refrain or cease from enforcing the Transaction Security.

5.4                               Permitted Second Lien Debt Enforcement.

(a)                                 Subject to the provisions of Section 5.5, the restrictions in Section 5.3 will not apply:

(i)                                     if:

(A)                               an Event of Default under the Second Lien Debt Documents (the “Relevant Second Lien Debt Default”) is continuing;

(B)                               the Security Agent has received a notice of the Relevant Second Lien Debt Default specifying the event or circumstance in relation to the Relevant Second Lien Debt Default from the relevant Second Lien Debt Trustee;

(C)                               a Second Lien Debt Standstill Period has elapsed; and

(D)                               the Relevant Second Lien Debt Default is continuing at the end of the relevant Second Lien Debt Standstill Period;

(ii)                                  in the circumstance where the Senior Secured Creditors take any Enforcement Action in relation to a particular Second Lien Debt Guarantor, provided that the Second Lien Debt Creditors may only take the same Enforcement Action in relation to such Second Lien Debt Guarantor as the Enforcement Action taken by the Senior Secured Creditors against that Second Lien Debt Guarantor and not against any other Debtor or any other member of the Group;

(iii)                               in respect of Enforcement Action in relation to a particular Second Lien Debt Guarantor that is the subject of an Insolvency Event (but not, for the avoidance of doubt, against any other Debtor or any other member of the Group); or

(iv)                              if an Event of Default under the Second Lien Debt Documents has occurred resulting from a failure to pay the principal amount of the Second Lien Debt Obligations at the final maturity date of the relevant Second Lien Debt;

provided, further, that notwithstanding anything herein to the contrary, in no event shall any Second Lien Debt Trustee or any Second Lien Debt Creditor take any Enforcement Action if, notwithstanding the expiration of the Second Lien Debt Standstill Period, the Security Agent or the applicable Senior Secured Creditors shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or a material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Debt Trustee)

(b)                                 Promptly upon becoming aware of an Event of Default under the Second Lien Debt Documents, the relevant Second Lien Debt Trustee may by notice (a “Second Lien Debt Enforcement Notice”) in writing notify the Security Agent of the existence of such Event of Default under the Second Lien Debt Documents.

5.5                               Second Lien Debt Standstill Period.  In relation to a Relevant Second Lien Debt Default, a “Second Lien Debt Standstill Period” shall mean the period beginning on the date (the “Second Lien Debt Standstill Start Date”) the relevant Second Lien Debt Trustee serves a Second Lien Debt Enforcement Notice on the Security Agent in respect of such Relevant Second Lien Debt Default and ending on the earliest to occur of:

(a)                                 the date falling 179 days after the Second Lien Debt Standstill Start Date;

(b)                                 the expiry of any other Second Lien Debt Standstill Period outstanding at the date such first mentioned Second Lien Debt Standstill Period commenced; and

(c)                                  the date the relevant Instructing Group consents to the termination of the Second Lien Debt Standstill Period.

5.6                               Subsequent Second Lien Debt Defaults.  The Second Lien Debt Creditors may take Enforcement Action under Section 5.4 in relation to a Relevant Second Lien Debt Default even if, at the end of any relevant Second Lien Debt Standstill Period or at any later time, a further Second Lien Debt Standstill Period has begun as a result of any other Event of Default under the Second Lien Debt Documents.

5.7                               Enforcement on Behalf of Second Lien Debt Creditors.

(a)                                 If the Security Agent has notified the relevant Second Lien Debt Trustee that it is enforcing Security created pursuant to any Security Document over shares of a Second Lien Debt Guarantor or over shares of a Holding Company of a Second Lien Debt Guarantor, no Second Lien Debt Creditor may take any action referred to in Section 5.4 against that Second Lien Debt Guarantor or that Holding Company or any of their respective Subsidiaries while the Security Agent is actively taking steps to enforce that Lien in accordance with the instructions of the relevant Instructing Group where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

(b)                                 If the Second Lien Debt Creditors are permitted to give instructions to the Security Agent to require the enforcement of the Transaction Security pursuant to any Security Document in accordance with the provisions of this Section 5.7 such enforcement of the Transaction Security must require the realization of the relevant Transaction Security by way of a sale or disposal conducted in compliance with the provisions of Section 14.3.

(c)                                  If any restrictions in this Section 5 preventing a Second Lien Debt Creditor from suing or bringing or supporting proceeds against any member of the Group would result in such Second Lien Debt Creditor being prevented from suing or bringing or supporting those proceeds by reason of the expiry of any statutory limitation period, that Second Lien Debt Creditor shall be able to sue or bring or support those proceedings against that member of the Group, but only to the extent necessary to prevent loss of the right to sue or bring or support those proceedings.

(d)                                 Until the Senior Secured Discharge Date has occurred, except as set forth in Section 5.4, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Debtor, the Second Lien Debt Trustee:

(i)                                     will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Second Lien Debt Trustee may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of the Second Lien Debt Standstill Period;

(ii)                                  will not contest, protest or object to any foreclosure proceeding or action brought by the Security Agent or any Senior Secured Creditor or any other exercise by the Security Agent or any Senior Secured Creditor of any rights and remedies under the Senior Secured Documents or otherwise relating to the Collateral or the Senior Secured Debt Obligations (including any Enforcement Action initiated by or supported by the Security Agent or any Senior Secured Creditor); and

(iii)                               subject to their rights under clause (d)(i) above will not object to the forbearance by the Security Agent or the Senior Secured Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies under the Senior Secured Documents or otherwise relating to the Collateral or the Senior Secured Debt Obligations,

in each case so long as any proceeds received by any Security Agent in excess of those necessary to achieve a Senior Secured Discharge Date are distributed in accordance with Section 15 and applicable law.

(e)                                  Until the Senior Secured Discharge Date has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Debtor, subject to Section 5.7(d)(i), the Security Agent and the Senior Secured Creditors shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Second Lien Debt Trustee shall have the credit bid rights set forth in Section 5.7(f)(vi), make determinations regarding the release, disposition, or restrictions with respect to the Collateral and the Senior Secured Debt Obligations without any consultation with or the consent of any Second Lien Debt Trustee or any other Second Lien Debt Creditor; provided that any proceeds received by any Security Trustee or Senior Secured Creditor in excess of those necessary to achieve a Senior Secured Discharge Date are distributed in accordance with Section 15 and applicable law.  In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral and the Senior Secured Debt Obligations, the Security Agent and the Senior Secured Creditors may enforce the provisions of the Senior Secured Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Second Lien Debt Trustee or any other Second Lien Debt Creditor and regardless of whether any such exercise is adverse to the interest of any Second Lien Debt Creditor.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral and the Senior Secured Debt Obligations, upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under applicable law and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(f)                                   Notwithstanding the foregoing, any Second Lien Debt Trustee and any other Second Lien Debt Creditor may:

(i)                                     file a claim or statement of interest with respect to the Second Lien Debt Obligations; provided that an Insolvency Proceeding has been commenced by or against the Company or any other Debtor;

(ii)                                  take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Secured Obligations, or the rights of the Security Agent or the Senior Secured Creditors to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(iii)                               file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Debt Creditors, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)                              vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Debt Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Second Lien Debt Trustee or any other Second Lien Debt Creditor, may be inconsistent with the provisions of this Agreement;

(v)                                 exercise any of its rights or remedies after the termination of the Second Lien Debt Standstill Period to the extent permitted by Section 5.7(d)(i); and

(vi)                              bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Secured Creditors, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Debt Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Senior Secured Discharge Date.

(g)                                  Subject to Sections 5.7(d) and 5.7(f) and Section 10.7:

(i)                                     each Second Lien Debt Trustee, for itself and on behalf of each other Second Lien Debt Creditor represented by it, agrees that such Second Lien Debt Trustee and such Second Lien Debt Creditor represented by it will not take any action that would hinder any exercise of remedies under the Senior Secured Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii)                                  each Second Lien Debt Trustee, for itself and on behalf of each other Second Lien Debt Creditor represented by it, hereby waives any and all rights such Second Lien Debt Trustee and such Second Lien Debt Creditors represented by it may have as a junior lien creditor or otherwise to object to the manner in which the Security Agent or any other Senior Secured Creditor seeks to enforce or collect the Senior Secured Obligations or Liens securing the Senior Secured Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Security Agent or any other Senior Secured Creditor is adverse to the interest of any Second Lien Debt Creditor; and

(iii)                               each Second Lien Debt Trustee, for itself and on behalf of each other Second Lien Debt Creditor represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Security Agent or any other Senior Secured Creditor with respect to the Collateral as set forth in this Agreement and the Senior Secured Documents.

(h)                                 Except as specifically set forth in this Agreement, the Second Lien Debt Trustee and the other Second Lien Debt Creditors may exercise rights and remedies as unsecured creditors against the Company or any other Debtor that has guaranteed or granted Liens to secure the Second Lien Debt Obligations in accordance with the terms of the Second Lien Debt Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency Proceeding with respect to any Debtor); provided that in the event that any Second Lien Debt Creditor becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) in the same manner as the other Liens securing the Second Lien Debt Obligations are subject to this Agreement.

Except as specifically set forth in Sections 5.7(d) and 5.7(g), nothing in this Agreement shall prohibit the receipt by any Second Lien Debt Trustee or any other Second Lien Debt Creditor of the required payments of interest, principal and other amounts owed in respect of the Second Lien Debt Obligations so long as such receipt is not the direct or indirect result of the exercise by any Second Lien Debt Trustee or any other Second Lien Debt Creditor of rights or remedies as a creditor (including set-off and recoupment) or enforcement in contravention of this Agreement or as a result of any other violation by any Second Lien Debt Creditor of the express terms of this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Security Agent or any other Senior Secured Creditor may have with respect to the Collateral.

5.8                               Option to Purchase:  Second Lien Debt.

(a)                                 Subject to Section 5.8(b) below, some or all of the Second Lien Debt Creditors (the “Second Lien Debt Acquiring Creditors”) may, after a Distress Event, by giving not less than 30 days’ notice to the Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Section 19, of all, but not part, of the rights and obligations in respect of the Senior Secured Creditor Obligations if:

(i)                                     the transfer is lawful and, subject to Section 5.8(a)(ii) below, otherwise permitted by the terms of the Senior Secured Facilities Documents;

(ii)                                  any conditions relating to such a transfer contained in the Senior Secured Facilities Documents are complied with, other than:

(A)                               any requirement to obtain the consent of, or consult with, the Debtors or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B)                               to the extent such Second Lien Debt Acquiring Creditors provide cash cover for any letter of credit, the consent of the relevant Issuing Bank relating to such transfer;

(iii)                               the Administrative Agent, each Second Lien Debt Trustee and each Pari Passu Debt Representative on behalf of the applicable Senior Secured Creditors is paid an amount equal to the aggregate of:

(A)                               any amounts provided as cash cover by the Second Lien Debt Acquiring Creditors of any letter of credit (as envisaged in Section 5.8(a)(ii)(B) above);

(B)                               all the Obligations to such Creditors (other than Hedging Obligations) outstanding as at the date that amount is to be paid (whether or not due), including all amounts that would have been payable under the relevant Senior Secured Facilities Document if the relevant Senior Secured Creditor Obligations were being prepaid by the relevant Debtors on the date of that payment; and

(C)                               all costs and expenses (including legal fees and expenses) incurred by such Representatives and such Creditors as a consequence of giving effect to that transfer;

(iv)                              as a result of that transfer, the Senior Secured Creditors have no further actual or contingent liability to any Debtor under the relevant Debt Documents;

(v)                                 an indemnity is provided from each Second Lien Debt Acquiring Creditor (not being a Second Lien Debt Trustee) (or from another third party acceptable to all the Senior Secured Creditors) in a form satisfactory to each Senior Secured Creditor in respect of all losses which may be sustained or incurred by each of them in consequence of any sum received or recovered by any Senior Secured Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Secured Creditor for any reason; and

(vi)                              the transfer is made without recourse to, or representation or warranty from, the Senior Secured Creditors, except that each Senior Secured Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorize the making by it of that transfer.

(b)                                 Subject to Section 5.10(b), the Second Lien Debt Acquiring Creditors may only require a Senior Secured Obligations Transfer if, at the same time, they require a Hedge Transfer in accordance with Section 5.10 below and if, for any reason, a Hedge Transfer cannot be made in accordance with Section 5.10 below, no Senior Secured Obligations Transfer may be required to be made.

(c)                                  The Administrative Agent and each relevant Pari Passu Debt Representative in respect of the Senior Secured Creditor Obligations shall, at the request of the relevant Second Lien Debt Acquiring Creditor, notify such Second Lien Debt Acquiring Creditor of:

(i)                                     the sum of the amounts described in Section 5.8(a)(iii)(B) and (C) above; and

(ii)                                  the amount of each letter of credit for which cash cover is to be provided by the applicable Second Lien Debt Acquiring Creditor.

(d)                                 If more than one Second Lien Debt Acquiring Creditor wishes to exercise the option to purchase the Senior Secured Obligations in accordance with paragraph (a) above, each such Second Lien Debt Acquiring Creditor shall:

(i)                                     acquire the Senior Secured Obligations pro rata, in the proportion that its Second Lien Debt Credit Participation bears to the aggregate Second Lien Debt Credit Participations of the Second Lien Debt Acquiring Creditors; and

(ii)                                  inform the relevant Second Lien Debt Trustee(s) in accordance with the terms of the relevant Second Lien Debt Document, who will determine (after consultation with each other and acting on the instructions of the applicable Second Lien Debt Acquiring Creditors) the appropriate share of the Senior Secured Obligations to be acquired by each such Second Lien Debt Acquiring Creditor and who shall inform each such Second Lien Debt Acquiring Creditor accordingly, and such Second Lien Debt Trustee shall as soon as reasonably practicable inform the Security Agent of the applicable Second Lien Debt Acquiring Creditors’ intention to exercise the option to purchase the Senior Secured Obligations.

5.9                               Second Lien Debt Refinancing.

(a)                                 Notwithstanding any other terms of this Agreement, it is agreed that the Second Lien Debt Obligations may be discharged or exchanged in whole or in part on terms that do not breach this Agreement or the Senior Secured Documents without the consent of any other Creditors, including from:

(i)                                     the proceeds of issues of share capital by any Holding Company or, to the extent not secured by the assets of, or guaranteed by, any member of the Group, subordinated loans made to any Holding Company by its shareholders;

(ii)                                  with equity securities or, to the extent not secured by the assets of, or guaranteed by, any member of the Group, debt securities of any Holding Company; or

(iii)                               (if prior to the Senior Secured Discharge Date, in each case to the extent permitted by the then outstanding Senior Secured Documents) from the proceeds of an issue by any Holding Company of Second Lien Debt where:

(A)                               the terms thereof (and any guarantees thereof) comply with, or are not materially less favorable to the Senior Secured Creditors and Hedge Counterparties than, the Second Lien Debt Documents and this Agreement;

(B)                               the amount of all cash payments on all such securities are no greater than the amount of cash payments on the Second Lien Debt permitted in accordance with the Second Lien Debt Documents (plus any costs, commissions, Taxes, premiums and any expenses incurred in respect of (or reasonably incidental to) such refinancing);

(C)                               any trustee or representative of the creditors of such Second Lien Debt (a “Junior Refinancing Agent”) accedes to this Agreement in accordance with Section 19.8 (Creditor/Representative Joinder) on the same terms as the Second Lien Debt Trustee; and

(D)                               each creditor in relation to such Second Lien Debt (that is not a Junior Refinancing Agent) is deemed to accede to this Agreement pursuant to the terms of its relevant finance documents, in each case on the same terms as a Second Lien Debt Creditor.

5.10                        Hedge Transfer:  Second Lien Debt Creditors.

(a)                                 The Second Lien Debt Acquiring Creditors may, by giving not less than 30 days’ notice to the Security Agent, require a Hedge Transfer:

(i)                                     if either:

(A)                               the Second Lien Debt Acquiring Creditors require, at the same time, a Senior Secured Obligations Transfer; or

(B)                               the Second Lien Debt Acquiring Creditors require that Hedge Transfer at any time on or after the latest of the Cash Management Discharge Date, the Pari Passu Debt Discharge Date and the Senior Secured Facilities Discharge Date; and

(ii)                                  if:

(A)                               that transfer is lawful and otherwise permitted by the terms of the Hedge Agreements, in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B)                               any conditions (other than the consent of, or any consultation with, any Debtor or other member of the Group) relating to that transfer contained in the Hedge Agreements are complied with;

(C)                               each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (I) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedge Agreement at that time and (II) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D)                               as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedge Agreements;

(E)                                an indemnity is provided from the Second Lien Debt Acquiring Creditors (not being a Second Lien Debt Trustee) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F)                                 that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorize the making by it of that transfer.

(b)                                 The Second Lien Debt Acquiring Creditors and any Hedge Counterparty may agree (in respect of the Hedge Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by the Second Lien Debt Acquiring Creditors pursuant to paragraph (a) above shall not apply to that Hedge Agreement(s) or to the Hedging Obligations and Hedge Counterparty Obligations under that Hedge Agreement(s).

SECTION 6.

CASH MANAGEMENT PROVIDERS AND CASH MANAGEMENT OBLIGATIONS

6.1                               Restriction on Payment:  Cash Management Obligations.  Prior to the Senior Secured Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Cash Management Obligations at any time unless:  (a) that Payment is permitted under Section 6.2; or (b) the taking or receipt of that Payment is permitted under Section 6.5.

6.2                               Permitted Payments:  Cash Management Obligations.  The Debtors may make Payments to any Cash Management Provider in respect of the Cash Management Obligations then due to that Cash Management Provider under any Cash Management Agreement in accordance with the terms of that Cash Management Agreement.

6.3                               Payment Obligations Continue.  No Debtor shall be released from the liability or obligation to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Section 6.1 and 6.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those Sections.

6.4                               Limitations on Collateral and Guarantees for Cash Management Providers.  The Cash Management Providers may not take, accept or receive the benefit of any Liens, guarantee, indemnity or other assurance against loss from any Debtor in respect of the Cash Management Obligations other than: (a) the Transaction Security; (b) any guarantee, indemnity or other assurance against loss contained in (i) this Agreement; (ii) any Common Guarantee; (iii) the Original Senior Secured Credit Agreement; or (iv) the relevant Cash Management Agreement but solely to the extent no greater in extent than any of those referred to in clauses (i) to (iii) above; and (c) as otherwise contemplated by Section 3.3.

6.5                               Limitations on Enforcement:  Cash Management Providers.

(a)                                 Cash Management Providers shall not be entitled to take any Enforcement Action unless:

(i)                                     at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Senior Secured Facilities Obligations, in which case the Cash Management Providers may take the same Enforcement Action as has been taken in respect of those Senior Secured Facilities Obligations,

(ii)                                  that Enforcement Action is taken in respect of Cash Collateral which has been provided in accordance with any Cash Management Agreement,

(iii)                               at the same time as or prior to, that action, the consent of the relevant Instructing Group to that Enforcement Action is obtained or

(iv)                              an Insolvency Event has occurred in relation to any Debtor, in which case after the occurrence of that Insolvency Event, each Cash Management Provider shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of such Debtor to

(A)                               accelerate any of such Debtor’s Cash Management Obligations or declare them prematurely due and payable on demand,

(B)                               make a demand under any guarantee, indemnity or other assurance against loss given by such Debtor in respect of any Cash Management Obligations,

(C)                               exercise any right of set-off or take or receive any Payment in respect of any Cash Management Obligations of such Debtor or

(D)                               claim and prove in the Insolvency Proceeding of such Debtor for the Cash Management Obligations owing to it.

(b)                                 Section 6.5(a) shall not restrict any right of a Cash Management Provider to:

(i)                                     demand repayment or prepayment of any of the Liabilities owed to it prior to the expiry date of the relevant Cash Management Agreement; or

(ii)                                  net or set off in relation to a Cash Management Agreement,

in accordance with the terms of the relevant Cash Management Agreement and to the extent that the demand is required to reduce, or the netting or set-off represents a reduction from, the Permitted Gross Outstandings of that Cash Management Agreement to or towards an amount equal to its Designated Net Amount.

6.6                               Terms of Cash Management Agreements.  The Cash Management Providers and the Debtors party to the relevant Cash Management Agreements shall ensure that, at all times, each Cash Management Agreement documents only cash management arrangements entered into for the purpose of providing the types of services described in the definition of Cash Management Agreement and that no other services, debt facilities or cash management arrangements are carried out under or pursuant to a Cash Management Agreement.

SECTION 7.

ADDITIONAL UNSECURED DEBT CREDITORS AND ADDITIONAL UNSECURED DEBT OBLIGATIONS

7.1                               Incurrence of Additional Unsecured Debt.  Except as otherwise approved in writing by the Senior Secured Creditors and the Second Lien Debt Creditors, the Company shall procure that no member of the Group shall incur any Additional Unsecured Debt Obligations under an Additional Unsecured Debt Document unless:  (a) the Security Agent receives copies of the Additional Unsecured Debt Documents from the Company as soon as practicable after the relevant Additional Unsecured Debt is incurred; (b) (to the extent not already a Party) the relevant Additional Unsecured Debt Representative and each member of the Group which is incurring any Additional Unsecured Debt Obligations execute this Agreement or sign a Debtor Joinder Agreement or Creditor/Representative Joinder, as applicable before or concurrently with the incurrence of such Additional Unsecured Debt Obligations; and (c) the terms of the Additional Unsecured Debt pursuant to which any member of the Group incurs any Additional Unsecured Debt Obligations comply with the requirements (if any) of the Senior Secured Credit Agreement or (if not in compliance with any such requirements) are otherwise approved by the Administrative Agent and (to the extent otherwise prohibited by the terms of any then existing Pari Passu Debt Documents) the Pari Passu Debt Representative(s) and (to the extent otherwise prohibited by the terms of any then existing Second Lien Debt Documents) the Second Lien Debt Trustee(s) and (to the extent otherwise prohibited by the terms of any then existing Additional Unsecured Debt Documents) the Additional Unsecured Debt Representative(s) and the Security Agent has received a certificate signed by a director of the Company (without personal liability) confirming the same.

7.2                               Restrictions on Enforcement by Additional Unsecured Debt Creditors.  Subject to Section 7.3 and Section 7.6, except with the prior consent of, or as required by an Instructing Group, no Additional Unsecured Debt Creditor shall be entitled to take any Enforcement Action against any member of the Group or the Parent in respect of any of the Additional Unsecured Debt Obligations.

7.3                               Permitted Additional Unsecured Debt Enforcement Action.

(a)                                 Subject to Section 7.6, the restrictions in Section 7.2 will not apply in respect of the Additional Unsecured Debt Obligations:

(i)                                     if:

(A)                               an Additional Unsecured Debt Event of Default (the “Relevant Additional Unsecured Debt Default”) is continuing;

(B)                               the Security Agent has received a written notice of the Relevant Additional Unsecured Debt Default specifying the event or circumstance in relation to the Relevant Additional Unsecured Debt Default from the relevant Additional Unsecured Debt Representative;

(C)                               an Additional Unsecured Debt Standstill Period has elapsed; and

(D)                               the Relevant Additional Unsecured Debt Default is continuing at the end of the relevant Additional Unsecured Debt Standstill Period;

(ii)                                  in the circumstance where the Senior Secured Creditors take any Enforcement Action in relation to a particular Additional Unsecured Debt Guarantor, provided that the Additional Unsecured Debt Creditors may only take the same Enforcement Action in relation to such Additional Unsecured Debt Guarantor as the Enforcement Action taken by the Senior Secured Creditors against that Additional Unsecured Debt Guarantor and not against any other Debtor or any other member of the Group;

(iii)                               in respect of Enforcement Action in relation to a particular Additional Unsecured Debt Guarantor that is the subject of an Insolvency Event (but not, for the avoidance of doubt, against any other Debtor or any other member of the Group); or

(iv)                              if an Event of Default under the Additional Unsecured Debt Documents has occurred resulting from a failure to pay the principal amount of the Additional Unsecured Debt Obligations at the final maturity date of such Additional Unsecured Debt.

(b)                                 Promptly upon becoming aware of an Additional Unsecured Debt Event of Default, the relevant Additional Unsecured Debt Representative(s) may by notice (an “Additional Unsecured Debt Enforcement Notice”) in writing notify the Security Agent of the existence of such Additional Unsecured Debt Event of Default.

7.4                               Additional Unsecured Debt Standstill Period.  In relation to a Relevant Additional Unsecured Debt Default, an “Additional Unsecured Debt Standstill Period” shall mean the period beginning on the date (the “Additional Unsecured Debt Standstill Start Date”) the relevant Additional Unsecured Debt Representative serves an Additional Unsecured Debt Enforcement Notice on the Security Agent in respect of such Relevant Additional Unsecured Debt Default and ending on the earliest to occur of:

(a)                                 the date falling 179 days after the Additional Unsecured Debt Standstill Start Date;

(b)                                 the date the Senior Secured Creditors take any Enforcement Action in relation to a particular Debtor which owes any Additional Unsecured Debt Obligations;  provided, however, that if an Additional Unsecured Debt Standstill Period ends pursuant to this paragraph (b), the Additional Unsecured Debt Creditors may only take the same Enforcement Action in relation to such Debtor which owes Additional Unsecured Debt Obligations as the Enforcement Action taken by the Senior Secured Creditors against such Debtor which owes Additional Unsecured Debt Obligations and not against any other member of the Group;

(c)                                  the date the relevant Instructing Group consents to the termination of the relevant Additional Unsecured Debt Standstill Period;

(d)                                 the date of an Insolvency Event (other than as a result of any action taken by any Additional Unsecured Debt Creditor) in relation to a particular Debtor which owes Additional Unsecured Debt Obligations against whom Enforcement Action is to be taken;

(e)                                  the expiry of any other Additional Unsecured Debt Standstill Period outstanding at the date such first mentioned Additional Unsecured Debt Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy); and

(f)                                   a failure to pay the principal amount outstanding on any Additional Unsecured Debt at the final stated maturity of such Additional Unsecured Debt.

7.5                               Subsequent Additional Unsecured Debt Default.  The Additional Unsecured Debt Creditors may take Enforcement Action under Section 7.3 in relation to a Relevant Additional Unsecured Debt Default even if, at the end of any relevant Additional Unsecured Debt Standstill Period or at any later time, a further Additional Unsecured Debt Standstill Period has begun as a result of any other Additional Unsecured Debt Event of Default.

7.6                               Enforcement on Behalf of Additional Unsecured Debt Creditors.

(a)                                 If the Security Agent has notified the Additional Unsecured Debt Representatives(s) that it is taking steps to enforce Liens created pursuant to any Security Document over shares of a member of the Group which has incurred any Additional Unsecured Debt Obligations, no Additional Unsecured Debt Creditor may take any action referred to in Section 7.3 against that member of the Group which has incurred any Additional Unsecured Debt Obligations while the Security Agent (i) has requested instructions from the applicable Instructing Group in relation to the enforcement of those Liens and the relevant instructions have not been given or (ii)  is taking steps to enforce those Liens in accordance with the instructions of the applicable Instructing Group where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

(b)                                 If any restrictions in this Section 7 preventing an Additional Unsecured Debt Creditor from suing or bringing or supporting proceeds against any member of the Group would result in such Additional Unsecured Debt Creditor being prevented from suing or bringing or supporting those proceeds by reason of the expiry of any statutory limitation period, that Additional Unsecured Debt Creditor shall be able to sue or bring or support those proceedings against that member of the Group, but only to the extent necessary to prevent loss of the right to sue or bring or support those proceedings.

7.7                               Option to Purchase:  Additional Unsecured Debt Creditors.

(a)                                 Subject to paragraph (b) below, Additional Unsecured Debt Creditors holding at least the majority of the principal amount of the then-outstanding Additional Unsecured Debt Obligations (the “Purchasing Creditors”) may after a Distress Event, after having given all other Additional Unsecured Debt Creditors the opportunity to participate in such purchase, by giving not less than 30 days’ notice to the Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Section 19.4, of all, but not part, of the rights, benefits and obligations in respect of the Senior Secured Facilities Obligations, the Cash Management Obligations, the Pari Passu Debt Obligations and the Second Lien Debt Obligations if:

(i)                                     that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Senior Secured Document;

(ii)                                  any conditions relating to such a transfer contained in the relevant Senior Secured Document and any conditions relating to such a transfer contained in the relevant Second Lien Debt Document are complied with, other than:

(A)                               any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or any other Creditor or Representative relating to such transfer, which consent or consultation shall not be required; and

(B)                               to the extent to which the Purchasing Creditors provide cash cover for any letter of credit, the consent of the relevant issuing bank relating to such transfer; and

(C)                               any condition more onerous than those contained in Section 10.6 of the original form of the Original Senior Secured Credit Agreement;

(iii)                               the relevant Representative, on behalf of the Senior Secured Creditors (other than the Hedge Counterparties), is paid an amount by the Purchasing Creditors equal to the aggregate of:

(A)                               any amounts provided as cash cover by the Purchasing Creditors for any letter of credit (as envisaged in paragraph (ii)(B) above);

(B)                               all of the Senior Secured Obligations (other than Hedging Obligations and Cash Management Obligations) at that time (whether or not due), including all amounts that would have been payable under the relevant Senior Secured Documents if such Senior

Secured Obligations were being prepaid by the relevant Debtors on the date of that payment; and

(C)                               all costs and expenses (including legal fees) incurred by the relevant Representative and/or the Senior Secured Creditors as a consequence of giving effect to that transfer;

(iv)                              the relevant Second Lien Debt Trustee, on behalf of the Second Lien Debt Creditors (other than the Hedge Counterparties), is paid an amount by the Purchasing Creditors equal to the aggregate of:

(A)                               all of the Senior Secured Obligations (other than Hedging Obligations and Cash Management Obligations) at that time (whether or not due), including all amounts that would have been payable under the relevant Second Lien Debt Documents if such Second Lien Debt Obligations were being prepaid by the relevant Debtors on the date of that payment; and

(B)                               all costs and expenses (including legal fees) incurred by the relevant Second Lien Debt Trustee as a consequence of giving effect to that transfer;

(v)                                 the Cash Management Banks are paid an amount equal to the Cash Management Obligations at that time (whether or not due), including any break costs which may apply as a result of any transfer being made other than on the last day of an interest period and costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(vi)                              as a result of that transfer the Senior Secured Creditors (other than the Hedge Counterparties) and the Second Lien Debt Creditors have no further actual or contingent liability to any Debtor under the relevant Debt Documents;

(vii)                           an indemnity is provided from the Purchasing Creditors (not being an Additional Unsecured Debt Representative) (or from another third party acceptable to all the Senior Secured Creditors (other than the Hedge Counterparties) and the Second Lien Debt Trustee(s)), in a form satisfactory to each such Senior Secured Creditor or such Second Lien Debt Trustee on behalf of the Second Lien Debt Creditors, as applicable, in respect of all losses which may be sustained or incurred by any such Senior Secured Creditor or such Second Lien Debt Trustee on behalf of Second Lien Debt Creditor, as applicable, in consequence of any sum received or recovered by any such Senior Secured Creditor or Second Lien Debt Creditor, as applicable, from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any such Senior Secured Creditor or Second Lien Debt Creditor, as applicable, for any reason; and

(viii)                        the transfer is made without recourse to, or representation or warranty from, the Senior Secured Creditors or the Second Lien Debt Creditors (including any Second Lien Debt Trustee), except that each Senior Secured Creditor or each Second Lien Debt Creditor, as applicable, shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorize the making by it of that transfer.

(b)                                 Subject to paragraph (b) of Section 7.8, the Purchasing Creditors may only require a Senior Secured Obligations Transfer if, at the same time, they require a Hedge Transfer in accordance with Section 7.8 and if, for any reason, a Hedge Transfer cannot be made in accordance with Section 7.8, no Senior Secured Obligations Transfer may be required to be made.

(c)                                  The relevant Representative in respect of the Senior Secured Obligations (other than the Hedging Obligations) shall, at the request of the Purchasing Creditors notify the Additional Unsecured Debt Creditors or the Purchasing Creditors, as applicable, of:

(i)                                     the sum of the amounts described in paragraphs (a)(iii)(A) and (C) above; and

(ii)                                  the amount of each letter of credit for which cash cover is to be provided by all such Purchasing Creditors.

(d)                                 If more than one Purchasing Creditor wishes to exercise the option to purchase the Secured Obligations in accordance with paragraph (a) above, each such Purchasing Creditor shall:

(i)                                     acquire the Secured Obligations pro rata, in the proportion that its Additional Unsecured Debt Obligations bear to the aggregate Additional Unsecured Debt Obligations of all the Purchasing Creditors; and

(ii)                                  inform the relevant Representative(s) in accordance with the terms of the relevant Additional Unsecured Debt Documents, who will determine (after consultation with each other and acting on the instructions of the applicable Purchasing Creditors) the appropriate share of the Secured Obligations (other than Hedging Obligations) to be acquired by each such Purchasing Creditor and who shall inform each such Purchasing Creditor accordingly, and the relevant Representative(s) shall promptly inform the Security Agent of the applicable Purchasing Creditors’ intention to exercise the option to purchase the Senior Secured Obligations.

(e)                                  The Administrative Agent, Pari Passu Debt Representative and Second Lien Debt Trustee(s) shall, at the request of its relevant Purchasing Creditors, notify their relevant Purchasing Creditors of:

(i)                                     the sum of the amounts described in paragraphs (a)(iii)(A) and (C) above; and

(ii)                                  the amount of each letter of credit for which cash cover is to be provided by all the Purchasing Creditors.

7.8                               Hedge Transfer:  Additional Unsecured Debt Creditors.

(a)                                 The Purchasing Creditors may, by giving not less than 30 days’ notice to the Security Agent, require a Hedge Transfer:

(i)                                     if either:

(A)                               the Purchasing Creditors require, at the same time, a Senior Secured Obligations Transfer; or

(B)                               the Purchasing Creditors require that Hedge Transfer at any time on or after the latest of the Cash Management Discharge Date, the Pari Passu Debt Discharge Date, the Second Lien Debt Discharge Date and the Senior Secured Facilities Discharge Date; and

(ii)                                  if:

(A)                               that transfer is lawful and otherwise permitted by the terms of the Hedge Agreements, in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B)                               any conditions (other than the consent of, or any consultation with, any Debtor or other member of the Group) relating to that transfer contained in the Hedge Agreements are complied with;

(C)                               each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (I) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedge Agreement at that time and (II) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D)                               as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedge Agreements;

(E)                                an indemnity is provided from the Purchasing Creditors (not being an Additional Unsecured Debt Representative) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F)                                 that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorize the making by it of that transfer.

(b)                                 The Purchasing Creditors and any Hedge Counterparty may agree (in respect of the Hedge Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by the Purchasing Creditors pursuant to paragraph (a) above shall not apply to that Hedge Agreement(s) or to the Hedging Obligations and Hedge Counterparty Obligations under that Hedge Agreement(s).

SECTION 8.

INTRA-GROUP LENDERS AND INTRA-GROUP OBLIGATIONS

8.1                               Restriction on Payment:  Intra-Group Obligations.  Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra-Group Obligations at any time unless:  (a) that Payment is permitted under Section 8.2; or (b) the taking or receipt of that Payment is permitted under Section 8.7(c).  For the avoidance of doubt, no release or discharge of any Intra-Group Obligations of a member of the Group in consideration for the issue of shares in that member of the Group shall be restricted by this Section 8.1 unless an Acceleration Event has occurred and is continuing.

8.2                               Permitted Payments:  Intra-Group Obligations.

(a)                                 Subject to paragraph (b) below, members of the Group may make Payments in respect of the Intra-Group Obligations (whether of principal, interest or otherwise) from time to time.

(b)                                 Payments in respect of the Intra-Group Obligations may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Acceleration Event has occurred and is continuing, unless:  (i) prior to the Final Discharge Date, the Administrative Agent, the relevant Pari Passu Debt Representative(s), the relevant Second Lien Debt

Trustee(s) and the relevant Additional Unsecured Debt Representative(s) (as applicable) under the Debt Documents Consent to that Payment being made; (ii) that Payment is made solely to facilitate Payment by a member of the Group of the Senior Secured Obligations or the Second Lien Debt Obligations, the Representative Obligations or Additional Unsecured Debt Obligations (in each case, to the extent permitted by this Agreement to be paid by a member of the Group); or (iii) any director or officer of any Debtor is required by mandatory law to make or demand Payment of the relevant Intra-Group Obligations in order to avoid personal and/or criminal liability.

8.3                               Payment Obligations Continue.  No Debtor shall be released from the liability or obligation to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Sections 8.1 and 8.2 even if its obligation to make that Payment is restricted at any time by the terms of any of those Sections.

8.4                               Acquisition of Intra-Group Obligations.

(a)                                 Subject to paragraph (b) below, each Debtor may, and may permit any other member of the Group to:  (i) enter into any Obligations Acquisition; or (ii) beneficially own all or any part of the share capital of a company that is party to an Obligations Acquisition, in respect of any Intra-Group Obligations at any time.

(b)                                 Subject to paragraph (c) below, no action described in clause (a) above may take place in respect of any Intra-Group Obligations if:  (i) that action would result in a breach of (A) (prior to the Senior Secured Facilities Discharge Date) any Senior Secured Facilities Documents, (B) (prior to the Pari Passu Debt Discharge Date) the Pari Passu Debt Documents, (C) (prior to the Second Lien Debt Discharge Date) the Second Lien Debt Documents or (D) (prior to the Additional Unsecured Debt Discharge Date) the Additional Unsecured Debt Documents pursuant to which any Additional Unsecured Debt remains outstanding; or (ii) at the time of that action, an Acceleration Event has occurred and is continuing.

(c)                                  The restrictions in paragraph (b) above shall not apply if:  (i) (A) prior to the Senior Secured Discharge Date, the Administrative Agent and the relevant Pari Passu Debt Representative(s) (as applicable) under the Debt Documents Consent to that action, (B) prior to the Second Lien Debt Discharge Date, the relevant Second Lien Debt Trustee(s) under the relevant Second Lien Debt Documents Consent to that action; and (C) prior to the Additional Unsecured Debt Discharge Date, the relevant Additional Unsecured Debt Representative(s) under the Additional Unsecured Debt Documents Consent to that action; (ii) that action is taken solely to facilitate Payment by a member of the Group of the Senior Secured Obligations, Second Lien Debt Obligations, Representative Obligations or the Additional Unsecured Debt (in each case, to the extent permitted by this Agreement to be paid by a member of the Group); or (iii) any director or officer of any Debtor is required by mandatory law to enter into any Obligations Acquisition in respect of Intra-Group Obligations in order to avoid personal and/or criminal liability.

8.5                               Liens:  Intra-Group Lenders.  Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Liens, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Obligations (other than any Lien arising by operation of law and rights of set-off which cannot be disclaimed) unless:  (a) that Lien, guarantee, indemnity or other assurance against loss is, (i) (if prior to the Senior

Secured Facilities Discharge Date), permitted or not prohibited by the Senior Secured Facilities Documents; (ii) (if prior to the Pari Passu Debt Discharge Date), permitted or not prohibited by the Pari Passu Debt Documents (as applicable); (iii) (if prior to the Second Lien Debt Discharge Date), permitted or not prohibited by the Second Lien Debt Documents pursuant to which any Second Lien Debt Obligations remains outstanding; and (iv) (if prior to the Additional Unsecured Debt Discharge Date), permitted or not prohibited by the Additional Unsecured Debt Documents pursuant to which any Additional Unsecured Debt remains outstanding; or (b) prior to the Final Discharge Date, the Administrative Agent, the relevant Pari Passu Debt Representative(s), the relevant Second Lien Debt Trustee(s) and the relevant Additional Unsecured Debt Representative(s) (as applicable) under the Debt Documents Consent to that Lien, guarantee, indemnity or other assurance against loss.

8.6                               Restriction on Enforcement:  Intra-Group Lenders.  Subject to Section 8.7, none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Obligations at any time prior to the Final Discharge Date except for any Enforcement Action set out in clauses (a)(i), (ii), (iii) and (vi) of the definition of Enforcement Action in respect of any payment in respect of the Intra-Group Obligations which at the time of such Enforcement Action would be permitted by Section 8.2 of this Agreement.

8.7                               Permitted Enforcement:  Intra-Group Lenders.  After the occurrence of an Insolvency Event in relation to any Debtor under any Intra-Group Obligations, each Intra-Group Lender may (unless otherwise directed by the Security Agent (acting on the instructions of the relevant Instructing Group) or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Section 10.4), exercise any right it may otherwise have against that person to:

(a)                                 accelerate any of that member of the Group’s Intra-Group Obligations or declare them prematurely due and payable or payable on demand;

(b)                                 make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Obligations;

(c)                                  exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Obligations of that member of the Group; or

(d)                                 claim and prove in the Insolvency Proceeding of that member of the Group for the Intra-Group Obligations owing to it.  Nothing in this Section 8.7 shall limit the ability of any Intra-Group Lender from exercising any rights in relation to any Intra-Group Obligations owed to it if and to the extent the exercise of such rights is required to avoid any personal liability of any director or officer of that Intra-Group Lender.

8.8                               Representations:  Intra-Group Lenders.  Each Intra-Group Lender represents and warrants on the date it becomes a party to this Agreement as an Intra-Group Lender to the Primary Creditors and the Representatives that:

(a)                                 it is duly incorporated (or, as the case may be, organized) and validly existing under the laws of the place of its incorporation (or, as the case may be, organization);

(b)                                 it has the power to own its material assets and carry on its business in all material respects as it is being conducted;

(c)                                  subject to the Legal Reservations, its obligations under this Agreement to which it is a party are legal, valid, binding and enforceable; and

(d)                                 the entry into and performance by it, and the transactions contemplated by, this Agreement do not and will not:  (i) conflict with any law or regulation applicable to it, or its constitutional documents or conflict with any other agreement or instrument binding upon it or any of its assets; or (ii) constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

8.9                               Limitations.

(a)                                 The obligations of each Intra-Group Lender under this Agreement shall be subject to, and limited by, the Guarantee Limitations mutatis mutandis (if any) applicable to such Intra-Group Lender.

(b)                                 Notwithstanding anything to the contrary in this Agreement or any other Debt Document and without imposing any additional obligation or restriction on any member of the Group, nothing shall prevent any capitalization, forgiveness, write-off, waiver, release, transfer or other discharge of any Intra-Group Obligations (or any amounts due, payable or owing in connection therewith) or any other amount due, payable or owing by one member of the Group to another member of the Group, in the case of Intra-Group Obligations unless an Acceleration Event has occurred and is continuing and the Security Agent (acting on the instructions of the relevant Instructing Group) has delivered a written notice to the Company stating that no such action shall be permitted without the prior consent of the relevant Instructing Group (or, on or after the Senior Secured Discharge Date, the Majority Additional Unsecured Debt Creditors); provided that no such written notices shall be required if any member of the Group is subject to an Insolvency Event.

SECTION 9.

INCREMENTAL OBLIGATIONS AND REFINANCINGS

9.1                               Additional Senior Secured Obligations, Additional Second Lien Debt Obligations and Additional Unsecured Debt Obligations.  To the extent permitted by, and subject to compliance with the requirements of, this Agreement and the other Debt Documents:  (a) the Senior Secured Lenders may increase the Senior Secured Facilities and make further loans and/or advances under such Senior Secured Facilities to members of the Group and each such advance or increased amount will be deemed to be made under the terms of the Senior Secured Credit Agreement and rank as Senior Secured Facilities Obligations in the manner described in Section 2.1; (b) a Debtor may incur Pari Passu Debt Obligations under a Pari Passu Debt Document which will rank as Pari Passu Debt Obligations in the manner described in Section 2.1; (c) a Debtor may incur Second Lien Debt Obligations under a Second Lien Debt Document which will rank as Second Lien Debt Obligations in the manner described in Section 2.1; and (d) a Debtor may incur Additional Unsecured Debt Obligations under an Additional Unsecured Debt Document which will rank as Additional Unsecured Debt Obligations in the manner described in Section 2.1 (and such Obligations under clauses (a), (b), (c), and (d) above, are the “Additional Secured Obligations”).

9.2                               Refinancing of Senior Secured Obligations, Second Lien Debt Obligations and Additional Unsecured Debt Obligations.  The Senior Secured Obligations, Additional

Unsecured Debt Obligations and Second Lien Debt Obligations, with the consent of the Parent, may be refinanced or replaced in whole or in part and in each case on terms and in a manner that does not breach the terms of this Agreement, any Senior Secured Facilities Document, any Pari Passu Debt Document, any Second Lien Debt Document or any Additional Unsecured Debt Document without the Consent of any other Creditors and:  (a) any Obligations incurred by any Debtor or other member of the Group pursuant to such refinancing or replacement of any Senior Secured Facilities Obligations (“Senior Secured Lender Refinancing Obligations”), Pari Passu Debt Obligations (“Pari Passu Debt Refinancing Obligations”), Second Lien Debt Obligations (“Second Lien Debt Refinancing Obligations”) or Additional Unsecured Debt Obligations (“Additional Unsecured Debt Refinancing Obligations” and, together with the Senior Secured Lender Refinancing Obligations, the Pari Passu Debt Refinancing Obligations and the Second Lien Debt Refinancing Obligations, the “Refinancing Obligations”) will, to the extent so designated by the Parent:  (i) in the case of Senior Secured Lender Refinancing Obligations, rank as Senior Secured Facilities Obligations in the manner described in Section 2.1; (ii) in the case of Pari Passu Debt Refinancing Obligations, rank as Pari Passu Debt Obligations in the manner described in Section 2.1; (iii) in the case of Second Lien Debt Refinancing Obligations, rank as Second Lien Debt Obligations in the manner described in Section 2.1; and (iv) in the case of Additional Unsecured Debt Refinancing Obligations, rank as Additional Unsecured Debt Obligations in the manner described in Section 2.1; (b) subject to the Security Principles and to Section 9.3, the applicable Security Documents shall secure the Senior Secured Lender Refinancing Obligations, the Pari Passu Debt Refinancing Obligations and the Second Lien Debt Refinancing Obligations (the “Secured Refinancing Obligations”) and in respect of such Security Documents and any new security granted by any member of the Group to secure such Secured Refinancing Obligations, such Secured Refinancing Obligations will:  (i) in the case of Senior Secured Lender Refinancing Obligations, rank as Senior Secured Facilities Obligations in the manner described in Section 2.2; and (ii) in the case of Pari Passu Debt Refinancing Obligations, rank as Pari Passu Debt Obligations in the manner described in Section 2.2; and (iii) in the case of Second Lien Debt Refinancing Obligations, rank as Second Lien Debt Obligations in the manner described in Section 2.2 and (c) this Agreement shall be construed to permit the assumption of any Refinancing Obligations and to give effect to the ranking set out in clauses (a) and (b) above, provided that:  (i) any trustee or representative of the creditors of such Refinancing Obligations (a “Refinancing Representative”) becomes a party to this Agreement in accordance with Section 19.8 as the applicable Creditor Representative; and (ii) each creditor in relation to such Refinancing Obligations (that is not a Refinancing Representative) becomes a party to this Agreement in accordance with Section 19.8 or is deemed to be a party to this Agreement pursuant to the terms of its relevant finance documents, in each case on the same terms as the applicable Primary Creditor.

9.3                               Retaking of Liens.

(a)                                 The Secured Parties hereby agree that if any Transaction Security over any asset under the applicable Security Document is amended, extended, renewed, restated, supplemented or otherwise modified, replaced or released to ensure that the Additional Secured Obligations or Secured Refinancing Obligations described in this Section 9 can be secured with the ranking of such Obligations contemplated under Section 9.1 or Section 9.2, as the case may be, then the Security Agent is hereby authorized, and directed by the Secured Parties, to effect such amendment, extension, renewal, restatement, supplement, modification, replacement or release the applicable Security Documents (as applicable); provided that

(i) immediately upon such release of Transaction Security, new Transaction Security shall be provided in favor of the providers of such Additional Secured Obligations or Secured Refinancing Obligations and the existing Senior Secured Creditors and Second Lien Debt Creditors on terms substantially the same as the terms of the applicable Security Documents released and subject to the same ranking as set out in Section 2.2; and (ii) contemporaneously with such amendment, extension, replacement, restatement, supplement, modification, renewal or release (followed by an immediate retaking of Liens of at least equivalent ranking over the same assets) the Parent delivers to the Security Agent either: (A) a solvency opinion, in form and substance reasonably satisfactory to the Security Agent from an accounting, appraisal or investment banking firm of national standing confirming the solvency of the Parent and its Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or release and retaking; (B) a certificate from the chief financial officer or the board of directors of the Company or the Parent (acting in good faith) which confirms the solvency of the Parent and its Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or release and retaking; or (C) an opinion of counsel, in form and substance reasonably satisfactory to the Security Agent (subject to customary exceptions and qualifications), confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification, replacement or release and retaking, the Transaction Security created under the applicable Security Documents so amended, extended, renewed, restated, supplemented, modified, replaced or released and retaken is valid and perfected Transaction Security not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Transaction Security was not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification, replacement or release and retaking.

9.4                               Further Assurance.  Each Party agrees that it shall promptly execute and each Secured Party hereby authorizes the Security Agent to execute all such documents as may reasonably be considered necessary in order to give effect to the incurrence of any Additional Secured Obligations, Additional Unsecured Debt Obligations, Refinancing Obligations, or Secured Refinancing Obligations, and to give effect to the providing of new Transaction Security as contemplated by this Section 9 in respect of such Additional Secured Obligations or Secured Refinancing Obligations, including any amendment required to the terms of this Agreement and any amendment, consent, waiver or (subject to Section 9.3) release in respect of any Transaction Security Document and any grant of security pursuant to a new Transaction Security Document.

9.5                               Second Lien Debt Required Holders.  In connection with any issuance of Second Lien Debt, the Parties agree that some or all of the references herein to the Majority Second Lien Debt Creditors (other than as relating to matters of enforcement) may be amended to refer to the Second Lien Debt Required Holders.

SECTION 10.

EFFECT OF INSOLVENCY EVENT

10.1                        Payment of Distributions.

(a)                                 After the occurrence of an Insolvency Event in relation to any member of the Group, any Party entitled to receive a distribution out of the assets of such member of the Group in respect of Obligations owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of such Debtor to pay that distribution to the Security Agent until the Obligations owing to the Secured Parties have been paid in full.

(b)                                 The Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Section 15.

10.2                        Set-Off.  To the extent that any member of the Group’s Obligations are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that member of the Group, any Creditor which benefited from that set-off shall to the extent legally permissible, pay an amount equal to the amount of the Obligations owed to it which are discharged by that set-off to the Security Agent for application in accordance with Section 15.  This Section 10.2 shall not apply to any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting by a Hedge Counterparty nor any set-off which gives effect to a payment permitted under Section 8.7(c).

10.3                        Non-Cash Distributions.  If the Security Agent or any other Primary Creditor receives a distribution in a form other than in cash in respect of any of the Obligations, the Obligations will not be reduced by that distribution until and except to the extent that the realization proceeds are actually applied towards the Obligations.

10.4                        Filing of Claims.  After the occurrence of an Insolvency Event in relation to any member of the Group, each Creditor irrevocably authorizes the Security Agent (acting in accordance with Section 10.6), on its behalf, to:  (a) take any Enforcement Action (in accordance with the terms of this Agreement) against that member of the Group; (b) demand, sue, prove and give receipt for any or all of that member of the Group’s Obligations; (c) collect and receive all distributions on, or on account of, any or all of that member of the Group’s Obligations; and (d) file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover that member of the Group’s Obligations.

10.5                        Further Assurance; Insolvency Event.  Each Creditor will (a) do all things that the Security Agent (acting in accordance with Section 10.6) reasonably requests in order to give effect to this Section 10 and (b) if the Security Agent is not entitled to take any of the actions contemplated by this Section 10 or if the Security Agent (acting in accordance with Section 10.6) reasonably requests that a Creditor take that action, undertake such action in accordance with the instructions of the Security Agent (acting reasonably and in accordance with Section 10.6) or grant a power of attorney to the Security Agent (on such terms as the Security Agent (acting in accordance with Section 10.6) may reasonably require) to enable the Security Agent to take such action.

10.6                        Security Agent Instructions.  For the purposes of Section 10.1, Section 10.4 and Section 10.5 the Security Agent shall act or shall refrain from acting (a) on the instructions of the relevant Instructing Group or (b) in the absence of any such instructions, as the Security Agent sees fit.

10.7                        US Insolvency Proceeding.

(a)                                 If any Debtor commences a US Insolvency Proceeding, then this Agreement, which the Parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the US Bankruptcy Code, shall be effective during the US Insolvency

Proceeding of any such Debtor and the relative rights as to the Transaction Security, any other claim and the proceeds thereof and shall continue after any Debtor commences a US Insolvency Proceeding on the same basis as prior to the date of the petition.

(b)                                 Finance and Sale Issues: Until the Senior Secured Discharge Date has occurred, if the Company or any other Debtor shall be subject to any Insolvency Proceeding and any Representative for the Senior Secured Obligations (“Senior Secured Representative”) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Senior Secured Representative, the Security Agent or any other Senior Secured Creditor has a Lien, or to permit the Company or any other Debtor to obtain financing, whether from the Senior Secured Creditors or any other Person under Section 364 of the US Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Trustee represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to any Senior Secured Representative) and to the extent the Liens securing the Senior Secured Obligations are subordinated to or pari passu with such DIP Financing, the Security Agent will subordinate its Liens in the Collateral securing the Second Lien Debt Obligations to the Liens securing such DIP Financing (and all Obligations relating thereto) and each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Instructing Group or to the extent permitted by clause (c) of this Section 10.7); provided that the Second Lien Debt Trustee and the other Second Lien Debt Creditors retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.  Each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the US Bankruptcy Code if the requisite Senior Secured Creditors have consented to such sale, liquidation or other disposition.  Each Senior Secured Notes Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Senior Secured Creditors have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Second Lien Debt Creditors will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code, so long as such order does not impair the rights of the Second Lien Debt Creditors under Section 363(k) of the US Bankruptcy Code.

(c)                                  Relief from the Automatic Stay.  Until Senior Secured Discharge Date has occurred, each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, agrees that none of them shall:  (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding, without the prior written consent of the Senior Secured Representatives, unless a motion for adequate protection permitted under clause (c) of this Section 10.7 has been denied by a bankruptcy court or (ii) oppose (or support any other

Person in opposing) any request by any Senior Secured Representative or the Security Agent for relief from such stay.

(d)                                 Adequate Protection.

(i)                                     Each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, agrees that none of them shall contest (or support any other Person contesting):

(A)                               any request by any Senior Secured Representative, the Security Agent or other Senior Secured Creditor for adequate protection under any Bankruptcy Law; or

(B)                               any objection by any Senior Secured Representative, the Security Agent or other Senior Secured Creditor to any motion, relief, action or proceeding based on such Senior Secured Representative, the Security Agent or Senior Secured Creditor claiming a lack of adequate protection.

(ii)                                  Notwithstanding the foregoing provisions in this clause (d), in any Insolvency Proceeding:

(A)                               if the Senior Secured Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Security Agent, for itself and on behalf of any other Second Lien Debt Creditor represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Secured Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Debt Obligations are so subordinated to the Senior Secured Obligations under this Agreement; and

(B)                               the Second Lien Debt Trustees, the Security Agent, on behalf of the Second Lien Debt Creditors represented by it, and Second Lien Debt Creditors shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Senior Secured Obligations, the Security Agent, on behalf of the Senior Secured Creditors represented by it, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Second Lien Debt Trustees, the Security Agent, on behalf of the Second

Lien Debt Creditors represented by it, and the Second Lien Debt Creditors on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Senior Secured Obligations, the Security Agent, on behalf of the Senior Secured Creditors represented by it, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Second Lien Debt Trustees, the Security Agent, on behalf of the Second Lien Debt Creditors represented by it, and the Second Lien Debt Creditors on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the Senior Secured Obligations, each Senior Secured Representative, on behalf of the Senior Secured Creditors represented by it, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Debt Trustees and the other Second Lien Debt Creditors; and (D) cash payments with respect to interest on the Second Lien Debt Obligations; provided that (1) as adequate protection for the Senior Secured Obligations, each Senior Secured Representative, on behalf of the Senior Secured Creditors represented by it, is also granted cash payments with respect to interest on the Senior Secured Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Debt Obligations outstanding on the date such relief is granted at the interest rate under the applicable Second Lien Debt Documents and accruing from the date the applicable Second Lien Debt Trustee is granted such relief.  If any Second Lien Debt Creditor receives Post-Petition Interest and/or adequate protection payments in an Insolvency Proceeding (“Second Lien Adequate Protection Payments”) and the Senior Secured Creditors do not receive payment in full in cash of all Senior Secured Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency Proceeding, then each Second Lien Debt Creditor shall pay over to the Senior Secured Creditors an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Debt Creditor and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the Senior Secured Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Senior Secured Creditors in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over

Amount, the Senior Secured Creditors shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Debt Creditors pro rata in exchange for the Pay-Over Amount.  Notwithstanding anything herein to the contrary, the Senior Secured Creditors shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Debt Creditors made pursuant to this Section 10.7(d)(ii)(B).

(iii)                               Each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to such Second Lien Debt Trustee and the Security Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to such Second Lien Debt Trustee and the Security Agent at least fifteen (15) days in advance of such hearing.

(e)                                  No Waiver.  Subject to Section 10.7(h)(ii), nothing contained herein shall prohibit or in any way limit any Senior Secured Representative or any other Senior Secured Creditor from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Lien Debt Trustee or any other Second Lien Debt Creditor, including the seeking by any Second Lien Debt Trustee or any other Second Lien Debt Creditor of adequate protection or the asserting by any Second Lien Debt Trustee or any other Second Lien Debt Creditor of any of its rights and remedies under the Second Lien Debt Documents or otherwise.

(f)                                   Avoidance Issues.  If any Senior Secured Creditor is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Debtor any amount paid in respect of Senior Secured Obligations (a “Recovery”), then such Senior Secured Creditor shall be entitled to a reinstatement of its Senior Secured Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Senior Secured Discharge Date shall be deemed not to have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  This Section 10.7(f) shall survive termination of this Agreement.

(g)                                  [Reserved].

(h)                                 Post-Petition Interest.

(i)                                     None of any Second Lien Debt Trustee, the Security Agent, on behalf of the Second Lien Debt Creditors represented by it, or any other Second Lien Debt Creditor shall oppose or seek to challenge any claim by any Senior Secured Representative, the Security Agent or any other Senior Secured Creditor for allowance in any Insolvency Proceeding of Senior Secured Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Security Agent on behalf of the Senior Secured Creditors on the Collateral or any other Senior Secured Creditor’s Lien on the Collateral, without regard to the existence of the Liens of the Security Agent on behalf of the Second Lien Debt Creditors or the other Second Lien Debt Creditors on the Collateral.

(ii)                                  None of any Senior Secured Representative, the Security Agent or any other Senior Secured Creditor shall oppose or seek to challenge any claim by any Second Lien Debt Trustee, the Security Agent, on behalf of the Second Lien Debt Creditors represented by it, or any other Second Lien Debt Creditor for allowance in any Insolvency Proceeding of Second Lien Debt Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Security Agent, on behalf of the Second Lien Debt Creditors, on the Collateral (after taking into account the amount of the Senior Secured Obligations).

(i)                                     Waiver.  Each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, waives any claim it may hereafter have against any Senior Secured Creditor arising out of the election of any Senior Secured Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

(j)                                    Separate Grants of Security and Separate Classification.  Each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, and each Senior Secured Representative and the Security Agent, for itself and on behalf of each other Senior Secured Creditor represented by it, acknowledges and agrees that because of, among other things, their differing rights in the Collateral, the Second Lien Debt Obligations are fundamentally different from the Senior Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Creditors and the Second Lien Debt Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Debtors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Debt Creditors), the Senior Secured Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Senior Secured Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution is made in respect of the claims held by the Second Lien Debt Creditors with respect to the Collateral, with each Second Lien Debt Trustee and the Security Agent, for itself and on behalf of each other Second Lien Debt Creditor represented by it, hereby acknowledging and agreeing to turn over to the Security Agent, for itself and on behalf of each other Senior Secured Creditor, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Debt Creditors).

(k)                                 Effectiveness in Insolvency or Liquidation Proceedings.  The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency Proceeding.  All references in this Agreement to any Debtor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency Proceeding.

SECTION 11.

TURNOVER OF RECEIPTS

11.1                        Turnover by the Creditors.  Subject to Section 11.2, Section 11.3 and (in the case of a Notes Trustee) Section 26 and to the extent applicable, any relevant Guarantee Limitations, if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)                                 any Payment or distribution of, or on account of or in relation to, any of the Obligations which is not either (i) a Permitted Payment or (ii) made in accordance with Section 15;

(b)                                 other than where Section 10.2 applies, any amount by way of set-off in respect of any of the Obligations owed to it which does not give effect to a Permitted Payment;

(c)                                  notwithstanding paragraph (a) and (b) above, and other than where Section 10.2 applies, any amount:  (i) on account of, or in relation to, any of the Obligations:  (A) during the continuation of a Distress Event; or (B) as a result of any other litigation or proceedings against a member of the Group (other than during the continuation of an Insolvency Event in respect of that member of the Group); or (ii) by way of set-off in respect of any of the Obligations owed to it during the continuation of a Distress Event;

(d)                                 the proceeds of any enforcement of any Transaction Security, any other claim or the proceeds of any Distressed Disposal, in each case, except in accordance with Section 15; or

(e)                                  other than where Section 10.2 applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Obligations owed by any member of the Group which is not in accordance with Section 15 and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of such member of the Group, that Creditor will (i) in relation to receipts and recoveries not received or recovered by way of set-off (A) hold an amount of that receipt or recovery equal to the Relevant Obligations (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement and (B) promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Obligations to the Security Agent for application in accordance with the terms of this Agreement and (ii) in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery or receipt to the Security Agent for application in accordance with the terms of this Agreement.

11.2                        Exclusions.  Section 11.1 shall not apply to any receipt or recovery (a) by way of (i) Close-Out Netting by a Hedge Counterparty, (ii) Payment Netting by a Hedge Counterparty or (iii) Inter-Hedging Agreement Netting by a Hedge Counterparty, (b) by a Cash Management Provider by way of that Cash Management Provider’s right of netting or set-off relating to a Cash Management Obligation, (c) made in accordance with Section 16 or (d) in the case of the Second Lien Debt in the form of notes or other debt securities, the Pari Passu Debt in the form of notes or other debt securities or Additional Unsecured Debt in the form of notes or other debt securities, that has been distributed by a Notes Trustee to the Pari Passu Creditors, Second Lien Debt Creditors or Additional Unsecured Debt Creditors (as applicable) in accordance with the Pari Passu Debt Documents, the Second Lien Debt Documents or the Additional Unsecured Debt Documents (as applicable) unless the relevant Notes Trustee had written notice that the receipt or recovery falls within Section 11.1 prior to distribution of the relevant amount, subject, for the avoidance of doubt, to the provisions of Section 25.1(b).

11.3                        Permitted Assurance and Receipts.  Nothing in this Agreement shall restrict the ability of any Primary Creditor to (a) arrange with any person which is not a member of the Group or a Holding Company of any member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub-participation) or (b) make any assignment or transfer permitted by Section 19, which:  is permitted or not prohibited by (if prior to the Senior Secured Discharge Date) the Senior Secured Facilities Documents and each Pari Passu Debt Document (if prior to the Second Lien Debt Discharge Date), each Second Lien Debt Document, (if prior to the Additional Unsecured Debt Discharge Date) each Additional Unsecured Debt Documents, and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

11.4                        Sums Received by Debtors.  If any of the Debtors receives or recovers any sum which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor will (a) hold an amount of that receipt or recovery equal to the Relevant Obligations (or if less, the amount received or recovered) on trust for the Security Agent and, unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and (b) unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Obligations to the Security Agent for application in accordance with the terms of this Agreement.

11.5                        Saving Provision.  If, for any reason, any of the trusts expressed to be created in this Section 11 should fail or be unenforceable, the affected Creditor or Debtor will, unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

SECTION 12.

REDISTRIBUTION

12.1                        Recovering Creditor’s Rights.

(a)                                 Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Agent under Section 10 or Section 11 shall be treated as having been paid by the relevant Debtor and distributed to the Security Agent, the Representatives and the Primary Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

(b)                                 On a distribution by the Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Agent (the “Shared Amount”) will be treated as not having been paid by that Debtor.

12.2                        Reversal of Redistribution.

(a)                                 If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor and is repaid by that Recovering Creditor to that Debtor, then:  (i) each Sharing Creditor shall, upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and (ii) as between the relevant Debtor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor.

(b)                                 The Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

12.3                        Deferral of Subrogation.

(a)                                 Subject to paragraph (d) below, if any Senior Secured Obligations are wholly or partly paid out of any proceeds received in respect of or on account of the Second Lien Debt Obligations or Additional Unsecured Debt Obligations owing to one or more Second Lien Debt Creditors or Additional Unsecured Debt Creditors, those Second Lien Debt Creditors and Additional Unsecured Debt Creditors (as applicable) will to that extent be subrogated to the Senior Secured Obligations so paid (and all securities and guarantees for those Senior Secured Obligations).

(b)                                 Subject to paragraph (d) below, if any Second Lien Debt Obligations are wholly or partly paid out of any proceeds received in respect of or on account of the Additional Unsecured Debt Obligations owing to one or more Additional Unsecured Debt Creditors, those Additional Unsecured Debt Creditors will to that extent be subrogated to the Second Lien Debt Obligations so paid (and all securities and guarantees for those Second Lien Debt Obligations).

(c)                                  Subject to paragraph (d) below, to the extent that any Second Lien Debt Creditor and any Additional Unsecured Debt Creditor (each a “Subrogated Creditor”) is entitled to exercise rights of subrogation, each other Creditor (subject in each case to it being indemnified, secured and/or prefunded to its satisfaction against any resulting costs, expenses and liabilities) will give such assistance to enable such rights so to be exercised as such Subrogated Creditor may reasonably request.

(d)                                 No Creditor or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Section 2 until such time as all of the Obligations owing to each prior ranking Creditor (or, in the case of any Debtor prior to the Final Discharge Date, owing to each Creditor) have been irrevocably paid in full.

SECTION 13.

ENFORCEMENT OF TRANSACTION SECURITY

13.1                        Enforcement Instructions.

(a)                                 The Security Agent may refrain from enforcing the Transaction Security or taking any other Enforcement Action unless instructed otherwise by the relevant Instructing Group at the relevant time that it is entitled to give instructions in accordance with this Section 13.

(b)                                 After the Transaction Security has become enforceable in accordance with its terms, the Majority Senior Secured Creditors, or if required under paragraph (c) below, the Majority Second Lien Creditors, may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)                                  Prior to the Senior Secured Discharge Date and subject to the Transaction Security becoming enforceable in accordance with its terms:

(i)                                     if the relevant Instructing Group has instructed the Security Agent not to enforce or to cease enforcing the Transaction Security; or

(ii)                                  in the absence of instructions from an Instructing Group subject to any time period for the giving of instructions by an Instructing Group contained in this Agreement, and, in each case, the relevant Instructing Group has not required any Debtor to make a Distressed Disposal, the Security Agent shall give effect to any instructions to enforce the Transaction Security from the Majority Second Lien Debt Creditors who are then entitled to give enforcement instructions to the Security Agent as permitted under Section 5.4.

(d)                                 Prior to the Senior Secured Discharge Date and the Second Lien Debt Discharge Date and subject to the Transaction Security becoming enforceable in accordance with its terms:

(i)                                     if the relevant Instructing Group, or pursuant to paragraph (c) above the Majority Second Lien Debt Creditors, has instructed the Security Agent not to enforce or to cease enforcing the Transaction Security; or

(ii)                                  in the absence of instructions from an Instructing Group, or pursuant to paragraph (c) above the Majority Second Lien Debt Creditors, subject to any time period for the giving of instructions by an Instructing Group contained in this Agreement, and, in each case, the relevant Instructing Group, or pursuant to paragraph (c) above the Majority Second Lien Debt Creditors, have not required any Debtor to make a Distressed Disposal, the Security Agent shall give effect to any instructions to enforce the Transaction Security that secures Additional Unsecured Debt from the Majority Additional Unsecured Debt Creditors who are then entitled to give enforcement instructions to the Security Agent as permitted under Section 7.3.

(e)                                  Following the Senior Secured Discharge Date, any Enforcement Instruction with regard to the Transaction Security may be given by the then applicable Instructing Group.

(f)                                   The Security Agent is entitled to exclusively rely on and comply with instructions given in accordance with this Section 13.1.

13.2                        Manner of Enforcement.  If the Transaction Security is being enforced pursuant to Section 13.1, the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Debtor to be appointed by the Security Agent) as the relevant Instructing Group or, in the absence of any such instructions, as the Security Agent sees fit.  For the avoidance of doubt, in the absence of instructions from the relevant Instructing Group, the Security Agent will not be required to take any action.

13.3                        Exercise of Voting Rights.

(a)                                 Subject to paragraph (c) below and to the extent permitted by applicable law, if any Insolvency Event has occurred and is continuing, each Creditor (other than any Representative) will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any proceedings relating to any member of the Group subject to such Insolvency Event as instructed by the Security Agent.

(b)                                 Subject to paragraph (c) below, the Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the relevant Instructing Group.

(c)                                  Nothing in this Section 13.3 entitles any party to exercise or require any other Primary Creditor to exercise such power of voting or representation to waive, reduce, discharge, extend the due date for (or change the basis for accrual of any) payment of, or reschedule any of, the Obligations owed to that Primary Creditor.

13.4                        Waiver of Rights.  To the extent permitted under applicable law and subject to Section 13.1, Section 13.3, Section 15 and Section 14.3(e), each of the Secured Parties, the Debtors and other grantors of Transaction Security waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

13.5                        Enforcement through Security Agent Only.

(a)                                 The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the applicable Security Documents except through the Security Agent.

(b)                                 No Security Agent, nor any Primary Creditor shall be responsible to any Intra-group Lender or Debtor for any enforcement or failure to enforce or maximize the proceeds of any enforcement of the Security Documents, to an extent greater than as provided under any applicable governing law of the applicable Security Documents.

(c)                                  Each Debtor authorizes and consents to each other Party to this Agreement to consult with each other or to provide each other with information regarding the financial and business condition of the Parent and the Group or any other matter which such parties deem relevant for purposes of taking Enforcement Action and shall procure that such authorization and consent to the extent necessary is given by any other member of the Group.

13.6                        Alternative Enforcement Actions.  After the Security Agent has commenced Enforcement, it shall not accept any subsequent instructions as to Enforcement (save for instructions as to Enforcement that the Second Lien Debt Creditors are entitled to give under Section 5.4) from anyone other than the relevant Instructing Group that instructed it to commence such enforcement of the Transaction Security, regarding any other enforcement of the Transaction Security over or relating to shares or assets directly or indirectly the subject of the enforcement of the Transaction Security which has been commenced (and, for the avoidance of doubt, during any enforcement of the Transaction Security only paragraph (ii) of the definition of Instructing Group shall be applicable in relation to any instructions given to the Security Agent by the relevant Instructing Group under this Agreement).

13.7                        Transaction Security.

(a)                                 The security interest granted pursuant to each of the Security Documents for the benefit of the Senior Secured Creditors and the Second Lien Debt

Creditors is intended to be treated as two separate and distinct Liens such that such security interest (i) for the benefit of the Senior Secured Creditors is intended to be a “first” priority senior security interest and (ii) for the benefit of the Second Lien Debt Creditors is intended to be a “second” priority security interest, fully junior, subordinated and subject to the security interest granted for the benefit of the Senior Secured Creditors on the terms and conditions set forth in this Agreement notwithstanding the fact that a single security interest may have been granted pursuant to such Security Document.

(b)                                 Each grantor of Transaction Security that is Shared Security or granted for the benefit of both the Senior Secured Creditors and the Second Lien Debt Creditors shall, to the extent possible under applicable law governing such Transaction Security Documents, include language to the effect set forth in paragraph (a) of this Section 13.7.

(c)                                  The Senior Secured Creditors shall be entitled to interest and fees that accrue on the Senior Secured Obligations after the commencement of any Insolvency Event determined as if the Second Lien Debt Obligations were secured by a separate second priority security interest.

13.8                        Equalization.  Notwithstanding Section 16 (the “Loss Sharing Provisions”), if any Second Lien Debt Trustee or other Second Lien Debt Creditor is entitled to or receives any payment of any kind in pursuant to the Loss Sharing Provisions, such amounts shall be subject to Section 15.1 hereof.

SECTION 14.

PROCEEDS OF DISPOSALS

14.1                        Non-Distressed Disposals.

(a)                                 If, in respect of a disposal, sale or transfer other than a Distressed Disposal of an asset by a Debtor or any other transaction:  (i) the Parent certifies for the benefit of the Security Agent that that disposal, sale or transfer or other transaction where an asset is permitted to be released from the Collateral is permitted under or is not prohibited by the Senior Secured Facilities Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents and the Additional Unsecured Debt Documents (in each case, to the extent such Debt Documents have not been terminated in accordance with the provisions hereof and thereof) or (ii) the relevant Representative authorizes the release in accordance with the terms of the applicable Debt Documents; the Security Agent is irrevocably authorized and obliged (provided that it is satisfied that it has adequate coverage for all costs, fees and expenses in relation to such action) at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or any Debtor, but subject to paragraph (b) below:  (A) to release the Transaction Security or any other claim (relating to a Debt Document) over the asset that is subject to the disposal, sale or transfer or other such transaction; (B) where that asset consists of shares in the capital of a Debtor, to release the Transaction Security or any other claim (relating to a Debt Document) over that Debtor’s assets and, to the extent that they are at such time being disposed of, the assets of any Subsidiary of that Debtor or against that Debtor and, to the extent that they are at such time being disposed of, the Subsidiaries of that Debtor and their respective assets; and (C) to execute and deliver or enter into any release of the Transaction Security or any claim described in clauses (A) and (B) above and issue any certificates of non-crystallization of any floating charge or any consent to dealing that may, in the discretion of the Security Agent

(acting reasonably), be considered necessary or desirable.  For the avoidance of doubt, the Security Agent may, in its absolute discretion, rely on a certification from the Parent that the disposal is as described in each of the sub-clauses of this paragraph (a).  In no event shall this Section 14.1(a) be construed to impose any condition to the release of Transaction Security or any other claim that, by the terms of the applicable Debt Documents, is released upon the disposal, sale or transfer of the applicable asset or consummation of the applicable transaction.

(b)                                 In the event of a disposal or transaction provided for in paragraph (a) above (a “Non-Distressed Disposal”), each release of Transaction Security or any claim described in paragraph (a) above shall be contingent upon that Non-Distressed Disposal being effected or the fulfillment of such conditions (as relevant), and in the event that such Non-Distressed Disposal is not effected or the conditions for such release are not fulfilled (as relevant), the Transaction Security or claim subject to that release shall continue in full force and effect as if that release had not been effected.

(c)                                  If the proceeds of a Non-Distressed Disposal are required to be applied in mandatory prepayment of any of the Senior Secured Obligations or to be offered to Secured Parties pursuant to the terms of the relevant Senior Secured Documents, the Second Lien Debt Documents or the Additional Unsecured Debt Documents, as applicable, (other than this Agreement) then such proceeds shall be applied in or towards Payment of such Senior Secured Obligations or shall be offered to the relevant Secured Parties in accordance with the terms of the relevant Senior Secured Documents, Second Lien Debt Documents or Additional Unsecured Debt Documents (other than this Agreement) and the consent of any other Party shall not be required for that application.

14.2                        Release of Unrestricted Subsidiaries.  If a member of the Group is designated as an Unrestricted Subsidiary in accordance with the terms of each of the Senior Secured Facilities Documents, Pari Passu Debt Documents and the Second Lien Debt Documents the Security Agent is irrevocably authorized and obliged (provided that it is satisfied that it has adequate coverage for all costs, fees and expenses in relation to such action) at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or any Debtor:  (i) to release the Transaction Security or any other claim (relating to a Debt Document) over that member of the Group’s assets and its shares; and (ii) to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraph (i) above and issue any certificates of non-crystallization of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable or as requested by the Company.

14.3                        Distressed Disposals.

(a)                                 Subject to paragraph (d) below, if a Distressed Disposal is being effected, the Security Agent is irrevocably authorized (at the cost of the relevant Debtor or the Company) without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or any Debtor:

(i)                                     to release the Transaction Security or any other claim over the asset subject to the Distressed Disposal and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non-crystallization of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii)                                  if the asset subject to the Distressed Disposal consists of shares in the capital of a Debtor, to release:  (A) that Debtor and any Subsidiary of that Debtor from all or any part of:  (I) its Borrowing Obligations; (II) its Guarantee Obligations; and (III) its Other Obligations; (B) any Transaction Security granted by (I) that Debtor or any Subsidiary of that Debtor over any of its assets and/or (II) the direct Holding Company over the shares in the capital of that Debtor; and (C) any other claim of an Intra-Group Lender or another Debtor or other grantor of Transaction Security over that Debtor’s assets or over the assets of any Subsidiary of that Debtor, on behalf of the relevant Creditors, Debtors, and Representatives;

(iii)                               if the asset subject to the Distressed Disposal consists of shares in the capital of any Holding Company of a Debtor, to release:  (A) that Holding Company and any Subsidiary of that Holding Company from all or any part of:  (I) its Borrowing Obligations; (II) its Guarantee Obligations; and (III) its Other Obligations; (B) any Transaction Security granted by that Holding Company and any Subsidiary of that Holding Company over any of its assets; and (C) any other claim of an Intra-Group Lender or another Debtor over the assets of that Holding Company and any Subsidiary of that Holding Company, on behalf of the relevant Creditors, Debtors and Representatives;

(iv)                              if the asset subject to the Distressed Disposal consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Security Agent (acting in accordance with paragraph (f) below) decides to dispose of all or any part of:  (A) the Obligations or (B) the Debtor Obligations, owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company then:  (I) if the Security Agent (acting in accordance with paragraph (f) below) does not intend that any transferee of those Obligations or Debtor Obligations (the “Transferee”) will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Obligations or Debtor Obligations; provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement and (II) if the Security Agent (acting in accordance with paragraph (f) below) does intend that any Transferee will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of:  (1) all (and not part only) of the Obligations owed to the

Primary Creditors; and (2) all or part of any other Obligations and the Debtor Obligations, on behalf of, in each case, the relevant Creditors and Debtors; and/or

(v)                                 if the asset subject to the Distressed Disposal consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Security Agent (acting in accordance with paragraph (f) below) decides to transfer (to the extent permitted by applicable law) to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:  (A) the Intra-Group Obligations; or (B) the Debtor Obligations; to execute and deliver or enter into any agreement to:  (I) agree to the transfer of all or part of the obligations in respect of those Intra-Group Obligations or Debtor Obligations, on behalf of the relevant Intra-Group Lenders or the Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and (II)  accept the transfer of all or part of the obligations in respect of those Intra-Group Obligations or Debtor Obligations on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Obligations or Debtor Obligations are to be transferred.

(b)                                 The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Obligations or Debtor Obligations pursuant to Section 14.3(a)(iv) above) shall be paid to the Security Agent for application in accordance with Section 15 as if those proceeds were the proceeds of an enforcement of the Transaction Security or any other Obligations and, to the extent that any disposal of Obligations or Debtor Obligations has occurred pursuant to Section 14.3(a)(iv)(II) above), as if that disposal of Obligations or Debtor Obligations had not occurred.

(c)                                  In the case of a Distressed Disposal or a disposal of Obligations or Debtor Obligations pursuant to Section 14.3(a)(iv) above effected by or at the request of the Security Agent (acting in accordance with paragraph (f) below), the Security Agent (acting on the instructions of the relevant Instructing Group) shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall not have any obligation to postpone any such Distressed Disposal or disposal of Obligations or Debtor Obligations in order to achieve a higher price).

(d)                                 If before the Second Lien Debt Discharge Date, a Distressed Disposal is being effected such that any Second Lien Debt Obligations or any Transaction Security or any other Obligations will be released under paragraph (a) above, it is a further condition to any such release that either (i) the Majority Second Lien Debt Creditors have approved the release or (ii) each of the following conditions are satisfied:  (A) the proceeds of such sale or disposal are in cash (or substantially in cash); (B) all claims of the Primary Creditors against any member of the Group and any subsidiary of that member of the Group whose shares that are owned by a Debtor and are pledged in favor of the Primary Creditors are sold or disposed of pursuant to such Distressed Disposal, are unconditionally released and discharged concurrently with such sale (and are not assumed by the purchaser or one of its Affiliates), and all Liens under the Security Documents in respect of the assets that are sold or disposed of are simultaneously and unconditionally released and discharged concurrently with such sale, provided that in the event of a sale or disposal of any such claim (instead of a release or discharge):  (I) the relevant Instructing Group determines, acting reasonably and in good faith, that the Security Agent will recover more than if such claim was released or discharged; and (II) the Representative(s) representing the relevant Instructing Group serves a notice on the Security Agent notifying the Security Agent of the same, in which case the Security Agent shall be entitled immediately to sell and transfer such claim to such purchaser (or an affiliate of such purchaser); (C) such sale or disposal is made:  (I) pursuant to a Public Auction; or (II) where a Financial Adviser confirms in an independent opinion that the sale, disposal or transfer price is fair from a financial point of view after taking into account all relevant circumstances giving rise to such sale; provided that there shall be no obligation to postpone any such sale, disposal or transfer in order to achieve a higher price; and (D) the proceeds are applied in accordance with Section 15.

(e)                                  If before the Additional Unsecured Debt Discharge Date, a Distressed Disposal is being effected such that any Additional Unsecured Debt Obligations or any Transaction Security or any other Obligations will be released under paragraph (a) above, it is a further condition to any such release that either (i) the Majority Additional Unsecured Debt Creditors have approved the release or (ii) each of the following conditions are satisfied:  (A) the proceeds of such sale or disposal are in cash (or substantially in cash); (B) all claims of the Primary Creditors against any member of the Group and any subsidiary of that member of the Group whose shares that are owned by a Debtor and are pledged in favor of the Primary Creditors are sold or disposed of pursuant to such Distressed Disposal, are unconditionally released and discharged concurrently with such sale (and are not assumed by the purchaser or one of its Affiliates), and all Liens under the Security Documents in respect of the assets that are sold or disposed of are simultaneously and unconditionally released and discharged concurrently with such sale, provided that in the event of a sale or disposal of any such claim (instead of a release or discharge):  (I) the relevant Instructing Group determines, acting reasonably and in good faith, that the Security Agent will recover more than if such claim was released or discharged; and (II) the Representative(s) representing the relevant Instructing Group serves a notice on the Security Agent notifying the Security Agent of the same, in which case the Security Agent shall be entitled immediately to sell and transfer such claim to such purchaser (or an affiliate of such purchaser); (C) such sale or disposal is made:  (I) pursuant to a Public Auction; or (II) where a Financial Adviser confirms in an independent opinion that the sale, disposal or transfer price is fair from a financial point of view after taking into account all relevant circumstances giving rise to such sale; provided that there shall be no obligation to postpone any such sale, disposal or transfer in order to achieve a higher price; and (D) the proceeds are applied in accordance with Section 15.

(f)                                   For the purposes of paragraph (d) above, the Security Agent shall act:  (i) on the instructions of the relevant Instructing Group; or (ii) in the absence of any such instructions, as the Security Agent sees fit, which includes, for the avoidance of doubt, refraining from taking any action.

14.4                        Creditors’ and Debtors’ Actions.  Each Creditor and each Debtor will:  (a) do all things that the Security Agent requests in order to give effect to this Section 14 (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider (acting reasonably) to be necessary to give effect to the releases or disposals contemplated by this Section 14); and (b) if the Security Agent is not entitled to take any of the actions contemplated by this Section 14 or if the

Security Agent requests that any Creditor and any Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent; provided that the proceeds of those disposals are applied in accordance with Section 14.3.

14.5        Releases.  If the terms of Section 14.1, the Senior Secured Facilities Documents, the Pari Passu Debt Documents and the Second Lien Debt Documents provide for the release of any Transaction Security or any other Obligations, then the Security Agent shall, on request of the Company, execute any documents necessary to effect such release of Transaction Security or any other Obligations, in each case, to the extent provided for and not otherwise prohibited under the Senior Secured Facilities Documents, the Pari Passu Debt Documents and the Second Lien Debt Documents.

SECTION 15.

APPLICATION OF PROCEEDS

15.1        Order of Application.  Subject to Section 15.7, all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document, including without limitation, all amounts received or recovered by the Security Agent pursuant to the terms of any Debt Document or in connection with the realization or enforcement of all or any part of the Transaction Security or a transaction in lieu of enforcement of Transaction Security, the proceeds of any Distressed Disposal and all amounts received by the Security Agent from another Creditor pursuant to Section 11.1 (for the purposes of this Section 15, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Section 15), in the following order of priority:

(a)           first, in payment or distribution to: (i) the Security Agent, any Receiver or any Delegate for application towards the discharge of any sums owing to any of them from any Party (other than pursuant to Section 17.3); (ii) the Administrative Agent on its own behalf and on behalf of the other Agent Parties for application towards the discharge of the Agent Obligations (in accordance with the terms of the Senior Secured Facilities Documents); and (iii) each Pari Passu Debt Representative on its own behalf for application towards the discharge of the Pari Passu Debt Representative Amounts (in accordance with the Pari Passu Debt Documents), on a pro rata basis and ranking pari passu between clauses (i), (ii), (iii) and (v) above;

(b)           second, in payment or distribution to the Secured Parties of all costs and expenses incurred by any of them in connection with any realization or enforcement of the Transaction Security, in each case undertaken in accordance with the terms of this Agreement;

(c)           third, in payment or distribution to:  (i) the Administrative Agent on its own behalf and on behalf of the Senior Secured Lenders for which it is the Representative; (ii) the Hedge Counterparties and the Cash Management Providers; and (iii) each Pari Passu Debt Representative on behalf of Pari Passu Creditors it represents, for application towards the Senior Secured Obligations on a pro rata basis and pari passu basis between such Senior Secured Obligations;

(d)           fourth, in payment or distribution to each Second Lien Debt Trustee on its own behalf and on behalf of the Second Lien Debt Creditors for which it is the Representative, for application towards the Second Lien Debt Obligations on a pro rata basis and pari passu basis between such Second Lien Debt Obligations;

(e)           fifth, in payment or distribution to each Additional Unsecured Debt Representative on behalf of the Additional Unsecured Debt Creditors it represents for application towards the discharge of the Additional Unsecured Debt Obligations owed to the Additional Unsecured Debt Creditors (in accordance with the terms of the Additional Unsecured Debt Documents); and

(f)            sixth, the balance, if any, in payment or distribution to the relevant Debtor or other person entitled to it.

15.2        Prospective Obligations and Permitted Deductions.  The Security Agent will (a) following a Distress Event, hold any amount of the Recoveries in a non-interest-bearing trust account in the name of the Security Agent with such financial institution (including itself if applicable) and for so long as the Security Agent shall think fit for later application under Section 15.1 in respect of:  (i) any sum to any Security Agent, any Receiver or any Delegate; and (ii) any part of the Obligations, or the Representative Obligations that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future; and (b) (i) set aside by way of reserve amounts required to meet; and (ii) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

15.3        Investment of Proceeds.  Prior to the application of the proceeds of the Security Property in accordance with Section 15.1 the Security Agent shall have no obligation to invest or reinvest any Security Property deposited or received hereunder except that the Security Agent shall invest and reinvest the Security Property in any Permitted Investment, in each case at the written direction of an Instructing Group.  The Security Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Security Property in accordance with the terms of this Agreement.  Any interest or other income received on such investment and reinvestment of the Security Property shall become part of the Security Property and any losses incurred on such investment and reinvestment of the Security Property shall be debited against the Security Property.  If a Permitted Investment is not chosen and a written investment direction not given to the Security Agent, the Security Property shall remain uninvested in a non-interest bearing trust account and the Security Agent shall have no liability for interest that the Security Property could have accrued. It is agreed and understood that (i)  the entity serving as Security Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments and (ii) the Security Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Security Agent’s economic self-interest for (a) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (b) using affiliates to effect transactions in certain investments and (c) effecting transactions in investments.  Notwithstanding the foregoing, the Security Agent shall have the power to sell or liquidate the foregoing investments whenever the Security Agent shall be required to release all or any portion of the Security Property pursuant to Section 15.1 hereof.  In no event shall the Security Agent (1) be deemed an investment manager or adviser in respect of any selection of Permitted Investments hereunder, and (2) have any responsibility whatsoever to determine that any Security Property is or continues to be a Permitted Investment.  Any deposit or written investment direction given by an Instructing Group shall constitute a certification by the Instructing Group to the Security Agent that the assets so deposited or to be purchased pursuant to such written investment direction are Permitted Investments.

15.4        Currency Conversion.

(a)           For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Dollar Equivalent or, with respect to other currencies, using exchange rates prevailing on the date of determination.

(b)           The obligations of any Debtor to pay in the due currency hereunder or under any applicable Debt Document shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

15.5        Good Discharge.

(a)           Any payment to be made in respect of the Secured Obligations by the Security Agent:  (i) may be made to the relevant Representative on behalf of its Creditors; or (ii) shall be made directly to the Hedge Counterparties or the Cash Management Providers, as applicable, and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)           The Security Agent is under no obligation to make the payments under paragraph (a) above in the same currency as that in which the Obligations owing to the relevant Creditor are denominated.

15.6        Calculation of Amounts.  For the purpose of calculating any person’s share of any sum payable to or by it, the Security Agent shall be entitled to:  (a) notionally convert the Obligations owed to any person into the Common Currency Amount; and (b) assume that all moneys received or recovered as a result of the enforcement or realization of the Security Property are applied in discharge of the Obligations in accordance with the terms of the Debt Documents under which those Obligations have arisen.

15.7        Limitation on Application of Proceeds.  If the application of any recoveries under this Section 15 in or towards the discharge of any Obligations would result in or have the effect of an unlawful payment or discharge under applicable law (the “Affected Recoveries”), then those Affected Recoveries will be applied in or towards the discharge in full only of the Obligations (but subject at all times to the provisions of this Agreement) guaranteed or secured by the rights (whether guarantee, indemnity or security (including by way of prefunding)) the enforcement or realization of which gave rise to the Affected Recoveries.

SECTION 16.

LOSS SHARING

16.1        Loss Sharing Definitions.  For the purposes of this Section 16:

(a)           “Enforcement Date” means the first date (if any) on which a Senior Secured Creditor takes enforcement action of the type described in clauses (a)(i), (a)(iii), (a)(iv) or (c) of the definition of Enforcement Action in accordance with the terms of this Agreement.

(b)           “Exposure” means:

(i)                                     in relation to a Senior Secured Lender, the aggregate amount of its share (if any, and without double counting) in all Senior Secured Obligations outstanding under the Senior Secured Credit Agreement at the Enforcement Date (assuming all contingent obligations which have become actual obligations since the Enforcement Date have been actual obligations at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those obligations) and assuming any transfer of claims in respect of amounts outstanding under the Senior Secured Facilities pursuant to the Senior Secured Credit Agreement which has taken place since the Enforcement Date has taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and other obligations owed to it under the Senior Secured Credit Agreement;

(ii)                                  in relation to a Pari Passu Creditor, the aggregate amount of its participation (if any, and without double counting) in all principal amounts outstanding under the applicable Pari Passu Debt Documents at the Enforcement Date (assuming all contingent obligations which have become actual obligations since the Enforcement Date have been actual obligations at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and other amounts owed to it under the Pari Passu Debt Document;

(iii)                               in relation to a Cash Management Provider, the aggregate amount of its share (if any, and without double counting) in all Cash Management Obligations outstanding under the relevant Cash Management Agreement at the Enforcement Date (assuming all contingent obligations which have become actual obligations since the Enforcement Date have been actual obligations at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those obligations)) but excluding:  (A) any amount owed to it by a Debtor in respect of any Cash Management Agreement to the extent that that amount would not be outstanding but for a breach by that Cash Management Provider; and (B) any amount owed to it by a Debtor in respect of any Cash Management Agreement to the extent (and in the amount) that Cash Collateral has been provided by a Debtor in respect of that amount; and

(iv)                              in relation to a Hedge Counterparty: (A) if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedge Agreement in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedge Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedge Agreement); and (B) if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedge Agreement on or prior to the Enforcement Date pursuant to Section 4.9, then notwithstanding anything to the contrary set forth herein, such Hedge Counterparty shall be disregarded for purposes of determining the Majority Senior Secured Creditors or any consent to any Enforcement Right.

16.2        Implementation of Loss Sharing.  The provisions of this Section 16 shall be applied at such time or times after the Enforcement Date as the Security Agent shall consider appropriate.  Without prejudice to the generality of the preceding sentence, if the provisions of this Section 16 have been applied before all the Obligations have matured and/or been finally quantified, the Security Agent may elect to re-apply those provisions on the basis of revised Exposures and the relevant Creditors shall make appropriate adjustment payments amongst themselves.

16.3        Loss Sharing.  If, for any reason, any Senior Secured Obligations remain unpaid after the Enforcement Date and after the application of Recoveries, as defined in, and in accordance with Section 15.1 and the resulting losses are not borne by the Senior Secured Creditors in the proportions which their respective Exposures in respect of Senior Secured Obligations at the Enforcement Date bore to the aggregate Senior Secured Creditor Obligations of all Senior Secured Creditors with respect to the Senior Secured Obligations at the Enforcement Date, the Senior Secured Creditors will make such payments amongst themselves as the Security Agent shall require to put the Senior Secured Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

16.4        Turnover of Enforcement Proceeds.  If (i) the Security Agent, the Administrative Agent, any Pari Passu Debt Representative or any Second Lien Debt Trustee is not entitled, for reasons of applicable law, to pay amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security to the Senior Secured Creditors but is entitled to distribute those amounts to Creditors (such Creditors, the “Receiving Creditors”) who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Secured Creditors; and (ii) the Senior Secured Discharge Date has not yet occurred (nor would occur after taking into account such payments), then the Receiving Creditors shall make such payments to the Senior Secured Creditors as the Security Agent shall require to place the Senior Secured Creditors in the position they would have been in had such amounts been available for application against the Senior Secured Obligations.

16.5        Notification of Exposure.  Before each occasion on which it intends to implement the provisions of this Section 16, the Security Agent shall send notice to each Senior Secured Creditor (or any applicable Representative on its behalf) requesting that it (or such Representative) notify the Security Agent of, respectively, its Exposure (or, in the case of such Representatives, the Exposure of the Senior Secured Creditors that it represents).

16.6        Default in Payment.  If a Creditor fails to make a payment due from it under this Section 16, the Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Secured Creditor(s) to whom such payment was to be redistributed (subject to being secured, indemnified and/or prefunded to its satisfaction by such Senior Secured Creditor(s) in respect of costs) but shall have no liability or obligation towards such Senior Secured Creditor(s), any other Senior Secured Creditor or Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

SECTION 17.

THE SECURITY AGENT

17.1        Appointment.

(a)           Each Secured Party (other than the Security Agent) irrevocably and unconditionally appoints the Security Agent to act as agent (with full power to appoint and to substitute and to delegate) on its behalf to do anything upon the terms and conditions set out in this Agreement and authorizes (i) the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the relevant Security Documents and this Agreement together with any other incidental rights, powers, authorities and discretions and (ii) to execute this Agreement and each Security Document to be executed by the Security Agent on its behalf or in its own name under each Parallel Debt.

(b)           In relation to the Security Documents, the relationship between the Secured Parties (other than the Security Agent) and the Security Agent is that of principal and agent only.  The Security Agent shall not have, or be deemed to have, assumed any obligations to or fiduciary relationship with, any party to this Agreement other than those for which specific provision is made by the Security Documents and this Agreement.

For the avoidance of doubt, the provisions of this Section 17 apply equally to the Primary Security Agent and the Hungarian Collateral Agent.

17.2        Trust.

(a)           The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)           Subject to paragraph (c) below, paragraph (a) above shall not apply to any Security Document which is expressed to be or is construed to be governed by any law other than English, Hong Kong, Maltese and Gibraltar law or any other law from time to time designated by the Security Agent and a Debtor or any Security Property arising under any such Security Document.

(c)           Paragraph (b) above shall not affect or limit Section 17.3(d) with respect to any Security Document which is expressed to be or is construed to be governed by any law other than English, Hong Kong, Maltese and Gibraltar law or any other law from time to time designated by the Security Agent and a Debtor or any Security Property arising under any such Security Document.

(d)           Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which the Security Agent is expressed to be a party (and no others shall be implied).  The duties of the Security Agent under the Debt Documents are solely mechanical and administrative in nature.

17.3        Parallel Debt (Covenant to Pay the Security Agent).

(a)           Subject to the Guarantee Limitations, each Debtor hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by that Debtor to any Secured Party under, as applicable, (i) any Senior Secured Document (the “Senior Parallel Debt”), (ii) any Second Lien Debt Document (the “Second Lien Parallel Debt”) and (iii) any Additional Unsecured Debt Document (the “Additional Unsecured Parallel Debt”), respectively, as and when those amounts are due (each a “Parallel Debt”).

(b)           Each Debtor and the Security Agent acknowledge that the obligations of each Debtor under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Debtor to any Secured Party under any Senior Secured Document or any Second Lien Debt Document (its respective “Corresponding Debt”) nor shall the amounts for which each Debtor is liable under paragraph (a) above (its relevant Parallel Debt) be limited or affected in any way by its respective Corresponding Debt; provided that (i) the relevant Parallel Debt of each Debtor shall be decreased to the extent that its respective Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Corresponding Debt of each Debtor shall be decreased to the extent that its relevant Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amount of the relevant Parallel Debt of a Debtor shall at all times be equal to the amount of its respective Corresponding Debt.

(c)           For the purpose of this Section 17.3, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the relevant Parallel Debt shall not be held on trust.  The Liens granted under the Security Documents to the Security Agent to secure the relevant Parallel Debt are granted to the Security Agent in its capacity as creditor of the relevant Parallel Debt and shall not be held on trust.

(d)           All moneys received or recovered by the Security Agent pursuant to this Section 17.3, and all amounts received or recovered by the Security Agent from or by the enforcement of any Liens granted to secure the relevant Parallel Debt, shall be applied in accordance with Section 15.1.

(e)           Without limiting or affecting the Security Agent’s rights against the Debtors (whether under this Section 17.3 or under any other provision of the Senior Secured Documents or the Second Lien Debt Documents), each Debtor acknowledges that:  (i) nothing in this Section 17.3 shall impose any obligation on the Security Agent to advance any sum to any Debtor or otherwise under any Senior Secured Document or under any Second Lien Debt Document, except in its capacity as a Primary Creditor; and (ii) for the purpose of any vote taken under any Senior Secured Document or any Second Lien Debt Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Primary Creditor.

(f)            The obligations of each Debtor under this Section 17.3 shall be subject to, and limited to the extent set out in, the Guarantee Limitations mutatis mutandis (if any) applicable to such Debtor.

17.4        Swiss Security Documents.  Without limiting any other rights of the Security Agent under this Agreement, in relation to the Transaction Security Documents governed by the laws of Switzerland (the “Swiss Security Documents”) the following shall apply:

(a)                                 the Security Agent holds:

(i)                                     any security constituted by such Swiss Security Document (but only in relation to an assignment or any other non-accessory (nicht akzessorische) Security);

(ii)                                  the benefit of this paragraph (a); and

(iii)                               any proceeds of such security,

as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Document (each a “Swiss Secured Party”);

(b)                                 each present and future Swiss Secured Party hereby authorises the Security Agent:

(i)                                     acting for itself and in the name and for the account of such Swiss Secured Party to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security made or expressed to be made to such Swiss Secured Party in relation to the Swiss Security Documents, to hold, administer and, if necessary, enforce any such security on behalf of each relevant Swiss Secured Party which has the benefit of such security;

(ii)                                  to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) Security;

(iii)                               to effect as its direct representative (direkter Stellvertreter) any release of a security created under a Swiss Security Document in accordance with this Agreement; and

(iv)                              to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Security Agent hereunder or under the relevant Swiss Security Document;

(c)                                  the Security Agent, when acting in its capacity as creditor of the Parallel Debt, holds:

(i)                                     any Swiss law pledge or any other Swiss law accessory (akzessorische) security;

(ii)                                  any proceeds of such security; and

(iii)                               the benefit of this paragraph and of the Swiss Parallel Debt,

as creditor in its own right but for the benefit of the Swiss Secured Parties in accordance with this Agreement.

17.5        Swiss Share Pledges.  For the avoidance of doubt, any Enforcement of the CABS Pledge or the Champittet Pledge shall be subject to the terms of clause 11 of the CABS SPA and clause 8.2 of the Champittet SPA (as applicable) provided that the relevant requirement shall cease if the applicable provision of the CABS SPA and/or the Champittet SPA ceases to be effective.

17.6        No Independent Power.  The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

17.7        Instructions to Security Agent and Exercise of Discretion.

(a)           Subject to paragraph (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the relevant Instructing Group or, if so instructed by the relevant Instructing Group, shall refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instructions received by it from a Representative, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)           The Security Agent shall be entitled to request instructions, or clarification of any direction, from the relevant Instructing Group as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.  The Security Agent may carry out what it, in its discretion, considers to be administrative acts, or acts which are incidental to any instruction, without any instructions (though not contrary to any such instruction).  If any instruction is subsequently received which conflicts with any such prior administrative or incidental act, such instruction shall have no effect in relation to such administrative or incidental act.

(c)           Save as provided in Section 13, any instructions given to the Security Agent by the relevant Instructing Group shall override any conflicting instructions given by any other Parties.

(d)           Clause (a) above shall not apply: (i) where a contrary indication appears in this Agreement; (ii) where this Agreement requires the Security Agent to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties, including, without limitation, the provisions set out in Section 17.9, Section 17.12, Section 17.14 to Section 17.19 and Sections 17.22 through Section 17.27; (iv) in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:  (A) Section 14.1; (B) Section 15.1; and (C) Section 15.2.

(e)           If giving effect to instructions given by the relevant Instructing Group would (in the Security Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f)            In exercising any discretion to exercise a right, power or authority under this Agreement where either:  (i) it has not received any instructions from the relevant Instructing Group as to the exercise of that discretion; or (ii) the exercise of that discretion is subject to paragraph (d) above, the Security Agent shall do as it considers in its discretion to be appropriate.

(g)           In determining the amount of the Senior Secured Facilities Obligations of any Senior Secured Lender or group of Senior Secured Lenders for any purposes under this Agreement whether they are requests from, or made with, the consent of, the relevant Instructing Group have been obtained the Security Agent shall only be required to consider instructions from the Administrative Agent (in accordance with the relevant Senior Secured Facilities Documents) indicating the amount of the Senior Secured Facilities Obligations held by the relevant Senior Secured Lenders requesting or consenting to such action.

(h)           In determining the amount of the Pari Passu Debt Obligations of any Pari Passu Creditors or group of Pari Passu Creditors for any purposes under this Agreement whether they are requests from, or made with the consent of, the relevant Instructing Group that have been obtained, the Security Agent shall only be required to consider instructions from the applicable Pari Passu Debt Representative(s) (in accordance with the relevant Pari Passu Debt Documents) indicating the amount of the Pari Passu Debt Obligations held by the relevant Pari Passu Creditors requesting or consenting to such action.

(i)            In determining the amount of the Second Lien Debt Obligations of any Second Lien Debt Creditors or group of Second Lien Debt Creditors for any purposes under this Agreement whether they are requests from, or made with the consent of, the Majority Second Lien Debt Creditors and that have been obtained, the Security Agent shall only be required to consider instructions from the applicable Second Lien Debt Trustee (in accordance with the relevant Second Lien Debt Documents) indicating the amount of the Second Lien Debt Obligations held by the relevant Second Lien Debt Creditors requesting or consenting to such action.

(j)            In determining the amount of the Additional Unsecured Debt Obligations of any Additional Unsecured Debt Creditors or group of Additional Unsecured Debt Creditors for any purposes under this Agreement whether they are requests from, or made with the consent of, the Majority Additional Unsecured Debt Creditors that have been obtained, the Security Agent shall only be required to consider instructions from the applicable Additional Unsecured Debt Representative(s) (in accordance with the relevant Additional Unsecured Debt Documents) indicating the amount of the Additional Unsecured Debt Obligations held by the relevant Additional Unsecured Debt Creditors requesting or consenting to such action.

(k)           Each other Secured Party authorizes the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the relevant Security Documents and this Agreement together with any other incidental rights, powers, authorities and discretions and to execute this Agreement and each Security Document expressed to be executed by the Security Agent on its behalf.

(l)            The Security Agent shall be and is hereby authorized by each of the Primary Creditors (and to the extent it may have any interest therein, every other Party) to execute on behalf of itself and each Primary Creditor and other Party where relevant:  (i) following the occurrence of the Final Discharge Date, releases of all Transaction Security or any other claim granted under the Security Documents; and (ii) to the extent permitted (or not prohibited) under each Debt Document, all necessary releases of Liens under the Security Documents or any other claim.

(m)          The Security Agent may:  (i) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person; (ii) conclusively rely on any statement made by any person regarding any matters which may be assumed to be within its knowledge or within its powers to verify; and (iii) engage, pay for (at the expense of the Borrower to the extent reimbursable pursuant to Section 20.3) and rely on professional advisers selected by it (including those representing a person other than the Security Agent).

17.8        Security Agent’s Actions.  Without prejudice to the provisions of Section 13 and Section 17.7, the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.

17.9        Security Agent’s Discretions.

(a)           The Security Agent may:  (i) assume (unless it has received actual notice to the contrary in its capacity as Security Agent for the Secured Parties from a Hedge Counterparty or from one of the Representatives) that (A) no Event of Default has occurred and no Debtor is in breach of or in default of its obligations under any of the Debt Documents, (B) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised, (C) any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised and (D) any notice made by the Company is made on behalf of and with the consent and knowledge of all the Debtors; (ii) if it receives any instructions or directions under Section 13 to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied; (iii) engage, pay for (at the expense of the Borrower to the extent reimbursable pursuant to Section 20.3) and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable and the Security Agent may conclusively rely on the advice or services of any such legal advisers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying; (iv) conclusively rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor, or a Debtor, upon a certificate signed by or on behalf of that person; and (v) refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security (including by way of prefunding) that it may in its discretion require (whether by way of payment in advance or otherwise and which may be greater in extent than that contained in the Debt Documents) for all costs, losses and obligations (together with any applicable VAT) which it may incur in so acting.

(b)           Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement.

(c)           Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a duty of confidentiality.

(d)           Notwithstanding any provision of any Debt Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

17.10      Security Agent’s Obligations.  The Security Agent shall promptly (a) copy to (i) each Representative, (ii) each Hedge Counterparty and (iii) each Cash Management Provider the contents of any notice or document received by it from any Debtor under any Debt Document; (b) forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; (c) inform (i) each Representative, (ii) each Hedge Counterparty and (iii) each Cash Management Provider of the occurrence of any Event of Default or any default by a Debtor in the due performance of or compliance with its obligations under any Debt Document of which the Security Agent has received notice from any other Party; (d) to the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the Dollar Equivalent (and calculation thereof); and (e) the obligations of the Agent Parties under this Agreement are several and not joint.

17.11      Excluded Obligations.  Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent shall not (a) be bound to enquire as to

(i) whether or not any Event of Default has occurred or (ii) the performance, default or any breach by a Debtor of its obligations under any of the Debt Documents; (b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account; (c) be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law; or (d) have or be deemed to have any relationship of trust, agency or fiduciary with, any Debtor.

17.12      Exclusion of Liability.  None of the Security Agent, any Receiver nor any Delegate is responsible or liable for (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, a Debtor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; (c) any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise; (d) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from a Representative or otherwise unless directly caused by its gross negligence or willful misconduct; (e) the exercise of, or the failure to exercise, any right, authority, judgment, discretion or power given to it by, or in connection with, any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; (f) any shortfall which arises on the enforcement or realization of the Security Property; (g) without prejudice to the generality of the above clauses, any damages, costs, losses to any person, any diminution in value or any liability whatsoever arising as a result of:  (i) taking, or not taking any action, under or in connection with any Debt Documents, the Security Property unless directly caused by its gross negligence or willful misconduct; (ii) any act, event or circumstance not reasonably within its control; or (iii) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of:  nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action; or (h) without prejudice to any provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under any Debt Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss.  In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.  Each of the Debtors agrees that nothing in the Debt Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Security Agent, on the one hand, and the Debtors and each other member of the Group, or its or their respective affiliates, on the other hand, and to the fullest extent permitted by law, hereby waives and releases any claims that each may have against the Security Agent with respect to any breach or alleged breach of agency or fiduciary duty, if any, that arises out of the Debt Documents in connection with any aspect of any transaction contemplated hereby.

17.13      No Proceedings.  No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Section 17.13.

17.14      Information from the Creditors.  Each Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

17.15      Own Responsibility.

(a)           Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document, including but not limited to:  (i) the financial condition, status and nature of each member of the Group; (ii) the legality, validity, effectiveness, adequacy and/or enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; (iii) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; (iv) the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and (v) the right or title of any person in or to, or the value or sufficiency of any part of the Collateral, the priority of any of the Transaction Security or the existence of any Security affecting the Collateral, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

(b)           Nothing in this Agreement shall oblige the Security Agent to carry out:  (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Primary Creditor, on behalf of any Primary Creditor, and each Primary Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

17.16      No Responsibility to Perfect Transaction Security.  The Security Agent shall not be liable for any failure to (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Collateral; (b) obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Debt Document or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any laws or regulation or to give notice to any person of the execution of any Debt Documents or of the Transaction Security; (d) take, or to require any Debtor to take, any step to perfect its title to any of the Collateral or to render the Transaction Security effective or to secure the creation of any ancillary Liens under any law or regulation; or (e) require any further assurances in relation to any of the Security Documents.

17.17      Insurance by Security Agent.

(a)           The Security Agent shall not be under any obligation to insure any of the Collateral, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents.  The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)           Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by any person by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

17.18      Custodians and Nominees.  The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

17.19      Acceptance of Title.  The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors or any other grantor of Transaction Security may have to any of the Collateral and shall not be liable for or bound to require any Debtor or any other grantor of Transaction Security to remedy any defect in its right or title.

17.20      Refrain from Action.  Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent may refrain from doing anything (a) which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and (b) until it has received any indemnification and/or security (including by way of prefunding) that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur.

17.21      No Fiduciary Duties to Debtors .  Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Debtor (unless otherwise expressly provided in this Agreement).

17.22      Business with the Debtors.  The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any Debtors.

17.23      No Duty to Account.  The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

17.24      Winding up of Trust.  If the Security Agent, with the approval of each of the Representatives and each Hedge Counterparty, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:  (i) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and (ii) any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

17.25      PATRIOT Act Notification.   Each Secured Party and each Representative (for itself and on behalf of each other Creditor represented by it) hereby notifies each Debtor that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Debtor, which information includes the name and address of each Debtor and other information that will allow such Secured Party or such Representative, as applicable, to identify such Debtor in accordance with the PATRIOT Act.

17.26      Intra-Group Lenders and Debtors:  Power of Attorney.  Each Intra-Group Lender and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Intra-Group Lender or Debtor has authorized the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).  The Security Agent agrees that the power of attorney granted pursuant to the previous sentence will not be exercised unless an Acceleration Event has occurred and is continuing.

17.27      Joint Security Agent.  To the extent required by the laws of, or consistent with customary practice in, the jurisdiction of organization or operation of any Non-US Debtor, as determined by Parent and the Representatives, and without limiting the other provisions of this Agreement, in the case of any Transaction Security Document: Each Senior Secured Notes Creditor confirms the appointment, at any time and from time to time, as reasonably determined to be necessary by the Security Agent consistent with the principles set forth in this Section 17.27, of the Security Agent as a joint collateral agent and administrator for the purpose of accepting, holding on trust and administering Shared Security pursuant to any Transaction Security Document.

(b)           The Security Agent confirms that it accepts such appointment and that it shall hold any applicable Security subject to a Transaction Security Document in trust for all of the Secured Parties on the terms contained in this Agreement and the relevant Debt Documents.

At the request of the Security Agent, each Secured Party shall provide the Security Agent with a separate written power of attorney for the purposes of executing any relevant Transaction Security Documents and documents on their behalf.

SECTION 18.

CHANGE OF SECURITY AGENT AND DELEGATION

18.1        Resignation of the Security Agent.

(a)           The Security Agent may at any time give notice of its resignation to the Company and the Primary Creditors without giving any reason for such resignation.

(b)           The Security Agent may also resign and appoint one of its Affiliates as successor by giving notice of its resignation to the Company and the Primary Creditors.

(c)           Upon receipt of any such notice of resignation, (prior to the Senior Secured Discharge Date and the Second Lien Debt Discharge Date) the Administrative Agent, the Pari Passu Debt Representative(s) the Second Lien Debt Trustee(s) and (after the Senior Secured Discharge Date and the Second Lien Debt Discharge Date and prior to the Additional Unsecured Debt Discharge Date) the Additional Unsecured Debt Representative (in each case subject to the consent of the Company (not to be unreasonably withheld or delayed) so long as no Senior Secured Payment Default or Insolvency Event is continuing, in either case that is a Senior Secured Event of Default) may (but without an obligation to do so) appoint a successor.

(d)           If the Administrative Agent, the Pari Passu Debt Representative(s), the Second Lien Debt Trustee(s) and (after the Senior Secured Discharge Date and Second Lien Debt Discharge Date and prior to the Additional Unsecured Debt Discharge Date) the Additional Unsecured Debt Representative(s) have not appointed a successor Security Agent in accordance with paragraph (c) above within 30 days after the retiring Security Agent (the “Retiring Security Agent”) gives notice of its resignation, then the Retiring Security Agent may, on behalf of the Primary Creditors, appoint a successor Security Agent meeting the qualifications set forth in paragraph (c) above.

(e)           The Retiring Security Agent shall, at its own cost and expense, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents, including executing any necessary amendments to the Transaction Security and delegating authority to the successor Security Agent (whether by means of a notarized deed or otherwise).

(f)            The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all Security Property to that successor.

(g)           Upon the acceptance of a successor’s appointment as Security Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to such other instruments or notices, as may be necessary or desirable, or as the Primary Creditors may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor Security Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the Retiring Security Agent, and the Retiring Security Agent shall be discharged from all of its duties and obligations hereunder or under the other Debt Documents (if not already discharged therefrom as provided above in this Section 18.1) (other than its obligations under Section 17.24 and under paragraph (e) above), but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Sections 17, 21.1 and 22.1.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)           After consultation with the Company, the Administrative Agent, the Pari Passu Debt Representative(s), the Second Lien Debt Trustee(s) or (after the Senior Secured Discharge Date and the Second Lien Debt Discharge Date and prior to the Additional Unsecured Debt Discharge Date) the Additional Unsecured Debt Representative(s) may, by notice to the Security Agent, require it to resign in accordance with paragraph (a) above.  In this event, the Security Agent shall resign in accordance with paragraph (a) above and the Company shall, within three Business Days of demand, reimburse the Retiring Security Agent for the amount of all costs and expenses (including legal fees and amounts in respect of VAT (save to the extent that the Retiring Security Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority)) properly incurred by it in making available such documents and records and providing such assistance.

(i)            The fees payable by the Company (following the effectiveness of such appointment) to the successor Security Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.

(j)            Any entity into which the Security Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Security Agent in its individual capacity may be transferred, shall be the Security Agent under this Agreement pursuant to this Section 18.1, provided that promptly following any such merger, conversion or consolidation the Security Agent shall have notified Parent, Borrower, the Administrative Agent, the Pari Passu Debt Representative(s) the Second Lien Debt Trustee(s) and (after the Senior Secured Discharge Date and the Second Lien Debt Discharge Date and prior to the Additional Unsecured Debt Discharge Date) the Additional Unsecured Debt Representative.

18.2        Delegation.

(a)           Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)           That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) considers, in its discretion, to be appropriate and it shall not be bound to supervise, or be in any way responsible for, any damages, costs or loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

18.3        Additional Security Agents.

(a)           The Security Agent may (at the expense of the Primary Creditors, other than any Notes Trustee in proportions determined in a manner consistent with paragraph (a) of Section 21.2) at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be appropriate or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and each of the Representatives of that appointment.

(b)           Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent under or in connection with the Debt Documents) and the duties and obligations that are conferred or imposed by the instrument of appointment.

SECTION 19.

CHANGES TO THE PARTIES

19.1        Assignments and Transfers.  No Party may assign any of its rights and benefits or transfer or novate any of its rights, benefits and obligations in respect of any Debt Documents or the Obligations except as permitted by this Section 19.

19.2        New Pari Passu Creditors and Representatives.

(a)           In order for indebtedness in respect of any issuance of public debt securities to constitute “Pari Passu Debt” for the purposes of this Agreement, (i) the Company shall designate that issuance of debt securities as “Pari Passu Debt” and confirm in writing to the Representatives of the Primary Creditors that the incurrence of those debt securities as Pari Passu Debt Obligations under this Agreement and the entry into the relevant Pari Passu Debt Documents and the application of proceeds thereunder will not breach the terms of any of its existing Senior Secured Facilities Documents, Pari Passu Debt Documents, Second Lien Debt Documents or Additional Unsecured Debt Documents and (ii) the trustee in respect of those debt securities shall become a party to this Agreement as the Representative in relation to that Pari Passu Debt pursuant to Section 19.8.

(b)           In order for indebtedness under any other loan or credit or debt facility to constitute “Pari Passu Debt” for the purposes of this Agreement, (i) the Company shall designate that loan or credit or debt facility as “Pari Passu Debt” and confirm in writing to the Representatives of the Primary Creditors that the incurrence of loan or credit or debit facility as Pari Passu Debt Obligations under this Agreement and the entry into the relevant Pari Passu Debt Documents and the application of proceeds thereunder will not breach the terms of any of its existing Senior Secured Facilities Documents, Pari Passu Debt Documents, Second Lien Debt Documents or Additional Unsecured Debt Documents, and (ii) the facility agent in respect of that loan or credit or debt facility shall become a party to this Agreement as the Representative in relation to that loan or credit or debt facility pursuant to Section 19.8.

(c)           No creditor shall be entitled to share in any of the Transaction Security or in the benefit of any provisions of this Agreement as a Pari Passu Creditor unless such creditor (or, as the case may be, the trustee or Representative in relation to the indebtedness held by such creditor) has become a party to this Agreement in accordance with paragraph (a) or (b) above.

19.3        New Additional Unsecured Debt. No member of the Group may incur Additional Unsecured Debt Obligations unless the provisions of Section 7.1 are complied with.

19.4        Change of Senior Secured Lenders, Pari Passu Creditors, Second Lien Debt Creditors and Additional Unsecured Debt Creditors..

(a)           A Pari Passu Creditor (other than a Pari Passu Debt Representative) may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Pari Passu Debt Documents or the Pari Passu Debt Obligations if:  (i) that assignment or transfer is in accordance with the terms of the Pari Passu Debt Documents to which it is a party; (ii) the relevant Pari Passu Debt Representative is, or has become, a party to this Agreement on behalf of each relevant assignee or transferee of a Pari Passu Creditor and (iii) such person is subject to the terms and conditions of this Agreement as provided under the terms of the relevant Pari Passu Debt Documents.

(b)           Any Senior Secured Lender may assign, transfer or novate any of its rights and obligations under the relevant Senior Secured Facilities Documents to any person without the need for such person to execute and deliver to a Security Agent a duly completed Creditor/Representative Joinder, provided that such person is subject to the terms and conditions of this Agreement as provided under the terms of the Senior Secured Credit Agreement.

(c)           Any Second Lien Debt Creditor may assign, transfer or novate any of its rights and obligations under the relevant Second Lien Debt Documents to any person without the need for such person to execute and deliver to a Security Agent a duly completed Creditor/Representative Joinder, provided that such person is subject to the terms and conditions of this Agreement as provided under the relevant Second Lien Debt Document.

(d)           An Additional Unsecured Debt Creditor (other than an Additional Unsecured Debt Representative) may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Obligations if:  (i) that assignment or transfer is in accordance with the terms of the Additional Unsecured Debt Documents to which it is a party; (ii) any assignee or transferee has (if not already party to this Agreement as an Additional Unsecured Debt Creditor) become a party to this Agreement, as an Additional Unsecured Debt Creditor, pursuant to Section 19.8 unless an Additional Unsecured Debt Representative is, or has become a party to this Agreement on behalf of each relevant assignee or transferee of an Additional Unsecured Debt Creditor and (iii) such person is subject to the terms and conditions of this Agreement as provided under the terms of the Pari Passu Debt Documents.

19.5        Change of Representative.  No person shall become a Representative (other than the Arrangers) until (if not already a Party) it becomes a party to this Agreement as a Representative pursuant to Section 19.8.

19.6        Change of Intra-Group Lender.  Subject to Section 8.4 and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Obligations to another member of the Group if that member of the Group has (if not already party to this Agreement as an Intra-Group Lender) become a party to this Agreement as an Intra-Group Lender, pursuant to Section 19.8.

19.7        New Intra-Group Lender.  Subject to the Security Principles, if any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having a similar effect in an aggregate amount in excess of $2,500,000 with any Debtor, the Company will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as an Intra-Group Lender) becomes a party to this Agreement, as an Intra-Group Lender pursuant to Section 19.8.

19.8        Creditor/Representative Joinder.  With effect from the date of acceptance by the Security Agent of a Creditor/Representative Joinder duly executed and delivered to the Security Agent by the relevant joining party or, if later, the date specified in that Creditor/Representative Joinder (a) any Party ceasing entirely to be a Creditor or Representative shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and (b) as from that date, the replacement or new Creditor or Representative shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

19.9        Additional Debtor.

(a)           If any member of the Group (other than any Debtor):  (i) incurs any Obligations; or (ii) gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Obligations, the Debtors will procure that the person incurring those Obligations or giving that assurance, becomes a party to this Agreement as a Debtor, in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Obligations or the giving of that assurance.

(b)           With effect from the date of acceptance by the Security Agent of a Debtor Joinder Agreement, duly executed and delivered to the Security Agent by the relevant Debtor or, if later, the date specified in the Debtor Joinder Agreement, the relevant Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor.

(c)           Notwithstanding anything to the contrary, a member of the Group shall only be required to accede to this Agreement to the extent that the relevant member of the Group becoming a Debtor would not breach any applicable law or present a material risk of liability for any member of the Group and/or its officers or directors, or give rise to a material risk of breach of fiduciary or statutory duties.

19.10      Additional Parties.

(a)           Each of the parties hereto appoints the Security Agent to receive on its behalf each Debtor Joinder Agreement and Creditor/Representative Joinder delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the Senior Secured Credit Agreement.

(b)           In the case of a Creditor/Representative Joinder delivered to the Security Agent by any new Hedge Counterparty or any Cash Management Provider, the Security Agent shall, as soon as practicable after signing and accepting that Creditor/Representative Joinder in accordance with paragraph (a) above, deliver that Creditor/Representative Joinder to the Administrative Agent.

19.11      Resignation of a Debtor.

(a)           The Parent may request that a Debtor cease to be a Debtor by delivering to the Security Agent a Debtor Resignation Request.

(b)           The Security Agent shall, promptly upon receipt of a Debtor Resignation Request, request the notifications required in paragraph (c) below and each Party required to give a notification under paragraph (c) below shall, promptly following receipt of the request (and provided the relevant conditions in paragraph (c) below have been met) give such notification.

(c)           The Security Agent shall accept a Debtor Resignation Request and notify the Parent and each other Party of its acceptance if:

(i)                                     to the extent that the Senior Secured Facilities Discharge Date has not occurred, the Administrative Agent in relation to each Senior Secured Credit Agreement notifies the Security Agent that that Debtor is not, or has ceased to be (in the case of a Debtor which has both Borrowing Obligations and Guarantee Obligations under such Senior Secured Credit Agreement), (i) a Borrower and a Guarantor (under and as defined in such Senior Secured Credit Agreement), (ii) (in the case of a Debtor which does not have Guarantee Obligations) a Borrower (under and as defined in such Senior Secured Credit Agreement) or (iii) (in the case of a Debtor which does not have Borrowing Obligations) a Guarantor (under and as defined in such Senior Secured Credit Agreement);

(ii)                                  to the extent that the Cash Management Obligations under a Cash Management Agreement have not been discharged, the

Cash Management Provider in respect of that Cash Management Agreement notifies the Security Agent that that Debtor is not, or has ceased to be, a guarantor of those Cash Management Obligations, provided that if such Cash Management Provider has not responded within five Business Days of a request from the Security Agent for such notification such Cash Management Provider shall be deemed to have given such notification;

(iii)                               to the extent that the Hedging Obligations under a Hedge Agreement have not been discharged, the Hedge Counterparty under that Hedge Agreement notifies the Security Agent that (A) that Debtor is not a counterparty to any Hedge Agreement with such Hedge Counterparty under which there are any outstanding hedging transactions and (B) no payment is due from that Debtor to such Hedge Counterparty in respect of any Hedging Obligations under the Guarantee Agreement or under any such Hedge Agreement, provided that if such Hedge Counterparty has not responded within five Business Days of a request from the Security Agent for such notification such Hedge Counterparty shall be deemed to have given such notification;

(iv)                              to the extent that any Pari Passu Debt Obligations under a Pari Passu Debt Document have not been discharged, the Pari Passu Debt Representative in respect of those Pari Passu Debt Obligations notifies the Security Agent that the Debtor is not, or has ceased to be, a borrower, issuer and/or guarantor (as applicable) of those Pari Passu Debt Obligations;

(v)                                 to the extent that any Second Lien Debt Obligations under a Second Lien Debt Document have not been discharged, the Second Lien Debt Trustee in respect of those Second Lien Debt Obligations notifies the Security Agent that the Debtor is not, or has ceased to be, a borrower, issuer and/or guarantor (as applicable) of those Second Lien Debt Obligations; and

(vi)                              to the extent that any Additional Unsecured Debt Obligations under an Additional Unsecured Debt Document have not been discharged, the Additional Unsecured Debt Representative in respect of those Additional Unsecured Debt Obligations notifies the Security Agent that the Debtor is not, or has ceased to be, a borrower, issuer and/or guarantor of those Additional Unsecured Debt Obligations; and

(vii)                           the Parent confirms that that Debtor is under no actual or contingent obligations in respect of the Intra-Group Obligations.

(d)           No Representative may unreasonably withhold or delay any such notification.  If a Representative does not provide the required confirmation to the Security

Agent (or notify the Security Agent that the required confirmation cannot be given due to the fact that the relevant conditions set out above are not satisfied) within five Business Days of request by the Parent, such notification shall be deemed given to the Security Agent.

(e)           At such time that all required confirmations under paragraph (c) and (d) above have been delivered, or have been deemed to have been given, to the Security Agent, that member of the Group shall automatically cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor, and promptly following such time, the Security Agent shall notify the Company of such resignation.  For the avoidance of doubt, if a Debtor ceases to be a member of the Group pursuant to a transaction not prohibited by the Debt Documents (including by reason of that Debtor, or a Holding Company of that Debtor, being designated as an Unrestricted Subsidiary), that Debtor shall automatically cease to be a Debtor for all purposes and shall have no further rights or obligations under this Agreement as a Debtor.

(f)            The Security Agent shall notify the other Parties as soon as practicable following the receipt and execution by it on their behalf of any Debtor Joinder Agreement.

19.12      Termination.  In each case, without prejudice to any claims that survive the termination in accordance with these terms:

(a)           on the Senior Secured Facilities Discharge Date in respect of the Senior Secured Facilities Obligations under a Senior Secured Credit Agreement, the Senior Secured Lenders and Agent Parties under that Senior Secured Credit Agreement (other than the Security Agent) shall cease automatically to be Parties to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor);

(b)           on the Second Lien Debt Discharge Date in respect of any Second Lien Debt Obligations under a Second Lien Debt Document, the Second Lien Debt Creditors under that Second Lien Debt Document (other than the Security Agent) shall cease automatically to be Parties to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor);

(c)           upon the Cash Management Obligations under a Cash Management Agreement being discharged, the Cash Management Providers in respect of that Cash Management Agreement shall cease automatically to be Parties to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor);

(d)           on the discharge of the Hedging Obligations under all Hedge Agreements with respect to a Hedge Counterparty, such Hedge Counterparty shall cease automatically to be a Party to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor);

(e)           upon any Pari Passu Debt Obligations under a Pari Passu Debt Document being discharged, the Pari Passu Creditors in respect of those Pari Passu Debt Obligations under that Pari Passu Debt Document (other than the Security Agent) shall cease automatically to be Parties to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor);

(f)            upon any Additional Unsecured Debt Obligations under an Additional Unsecured Debt Document being discharged, the Additional Unsecured Debt Creditors in respect of those Additional Unsecured Debt Obligations under that Additional Unsecured Debt Document (other than the Security Agent) shall cease automatically to be Parties to this Agreement (except to the extent they are otherwise Party to this Agreement as a Primary Creditor); and

(g)           this Agreement shall terminate immediately following the Final Discharge Date, whereupon the Security Agent shall, at the request and cost of the Parent, execute such releases of the Transaction Security as may be reasonably requested by the Parent (without the need for any authorization or consent from any Secured Party or other Primary Creditor).

19.13      Resignation of Hedge Counterparties .  In the event that a person party to this Agreement as a Hedge Counterparty is no longer providing any hedging to any of the Debtors under a Hedging Agreement, that person may resign (and will resign if required by the Company) as a Hedge Counterparty by giving notice to the Security Agent and the Company.  From the date of receipt by the Security Agent and the Company of any such notice of resignation that person shall cease to be party to this Agreement as a Hedge Counterparty and shall have no further rights or obligations under this Agreement as a Hedge Counterparty.

SECTION 20.

COSTS AND EXPENSES

20.1        Security Agency Fee.  The Company shall pay (or procure the payment of) to the Security Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Company and the Security Agent in writing (together with an amount equal to any applicable VAT for which the Security Agent is liable in respect of the supply for which any such amount is the consideration).

20.2        Security Agent’s Ongoing Costs.

(a)           Without prejudice to Section 20.1 above, in the event of (i) an Event of Default or (ii) the Security Agent being requested by a Debtor (acting reasonably) or the relevant Instructing Group or any Representative to undertake duties which the Security Agent and the Company (acting reasonably) agree to be of an exceptional or extraordinary in nature and/or outside the scope of the normal duties of the Security Agent under the Debt Documents or (iii) the Security Agent and the Company agreeing that it is otherwise appropriate in the circumstances, the Company shall pay (or procure the payment of) to the Security Agent any additional remuneration (together with an amount equal to any applicable VAT for which the Security Agent is liable in respect of the supply for which such additional remuneration is the consideration) that may be agreed between them.

(b)           If the Security Agent and the Company fail to agree upon the nature of the duties or upon the additional remuneration referred to above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent (acting on the instructions of the relevant Instructing Group) and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the Company (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

(c)           Any amount payable to the Security Agent under Section 21.2 (Primary Creditors’ Indemnity), Section 20 (Costs and Expenses) (other than as covered by the fees specified in Section 20.1) or Section 21.1 (Debtors’ Indemnity) shall include the cost of utilizing the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Company and the Primary Creditors, and is in addition to any other fee paid or payable to the Security Agent.

20.3        Transaction Expenses.  The Company shall, within 10 Business Days of demand, pay (or procure the payment of) to the Security Agent the amount of all third party costs and expenses (including legal or other professional fees subject to any applicable arrangements agreed in writing and including amounts in respect of VAT charged to, or incurred by, the Security Agent or any Receiver or Delegate in respect of such costs and expenses (save to the extent that the Security Agent, Receiver or Delegate (as applicable) reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority)) reasonably incurred by the Security Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security and (b) any other Debt Documents executed after the date of this Agreement.

20.4        Amendment Costs.  If a Debtor requests an amendment, waiver or consent, the Company shall, within 10 Business Days of demand, reimburse the Security Agent for the amount of all third party costs and expenses (including legal fees subject to any applicable arrangements agreed in writing and including amounts in respect of VAT charged to, or incurred by, the Security Agent or any Receiver or Delegate in respect of such costs and expenses (save to the extent that the Security Agent, Receiver or Delegate (as applicable) reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority)) properly incurred by the Security Agent and any Receiver or Delegate in responding to, evaluating, negotiating or complying with that request or requirement.

20.5        Stamp Taxes.  The Company shall pay (or procure the payment of) and, within three Business Days of demand, indemnify the Security Agent against any cost, loss or liability the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

20.6        Enforcement and Preservation Costs.  The Company shall, within 10 Business Days of demand, pay (or procure the payment of) to the Security Agent the amount of all costs and expenses (including legal fees and including amounts in respect of VAT (save to the extent that the Security Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority)) properly incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.7        Transfer Costs and Expenses.  Notwithstanding any other term of this Agreement, if a Secured Party assigns or transfers any of its rights, benefits or obligations under the Debt Documents no member of the Group shall be required to pay, or indemnify the Security Agent or any Receiver or Delegate against, any fees, costs, expenses or other amounts relating to or arising in connection with that assignment or transfer (including, without limitation, any Taxes and any amounts relating to the perfection or amendment of the Transaction Security).

20.8        Cost Details.  Notwithstanding any other term of this Agreement, other than in connection with an Enforcement Event, a Distressed Disposal or if an Acceleration Event is continuing, no member of the Group shall be required to pay, or indemnify the Security Agent or any Receiver or Delegate against, any fees, costs, expenses or other amounts (other than principal and interest) unless:

(a)           it has first been provided with reasonable details of the circumstances giving rise to such payment and of the calculation of the relevant amount (including, where applicable, details of hours worked, rates and individuals involved); and

(b)           in the case of costs and expenses, it has received satisfactory evidence that such costs and expenses have been properly incurred (including that all security costs relate only to Security Documents entered into, or related actions taken, in accordance with the Debt Documents and approved in advance by the Company).

20.9        Exclusions.  Notwithstanding any other term of this Agreement and for the avoidance of doubt, no member of the Group shall be required to pay, or indemnify the Security Agent or any Receiver or Delegate against, any fees, costs, expenses or other amounts to the extent that any such amounts (a) arise as a result of any such person’s gross negligence or willful misconduct, (b) comprise amounts in respect of VAT where such person reasonably determines it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority or (c) comprise any Tax imposed on, or calculated by reference to, any such person’s net income, profits or gains arising from any remuneration payable to any such person.

20.10      Withholding Tax.  Notwithstanding any other term of this Agreement, in the case any Party shall be required to transfer, distribute or pay any amount or property to any other Party pursuant to the terms of the Agreement (including a transfer, distribution or payment deemed to occur by the operation of the Tax law of the relevant jurisdiction), before making any such deduction or withholding on account of any Taxes, the transferor shall reasonably notify the transferee in respect of whose account such deduction or withholding is to be made and will reasonably notify and solicit from such transferee any forms, documentation or other information, if any, such party can provide the transferor in order to reduce or eliminate the need for such deduction or withholding. For the avoidance of doubt, for the purposes of this Section 20.10, Taxes shall include FATCA (as defined in the Original Senior Secured Credit Agreement).

SECTION 21.

INDEMNITIES

21.1        Debtors’ Indemnity.

(a)           Subject to the Guarantee Limitations, each Debtor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate (each an “Indemnified Person”) against any cost, loss or liability (including amounts in respect of VAT (save to the extent that the Indemnified Person reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority), but excluding any Tax imposed on, or calculated by reference to, the relevant Indemnified Person’s net income, profits or gains arising from any remuneration payable to it) incurred by any of them as a result of:

(i)                                     any failure by the Company to comply with its obligations under Section 20 (Costs and Expenses);

(ii)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized;

(iii)                               the taking, holding, protection or enforcement of the Transaction Security;

(iv)                              the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v)                                 any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi)                              instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(vii)                           acting as Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or willful misconduct), provided that no Debtor shall be under any obligation to make any payments under this Section 21.1 in respect of any cost, loss or liability referred to above to the extent that the Indemnified Person has already recovered an amount in respect of such cost, loss or liability under any other provision of the Debt Documents.

(b)           Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Section 21 will not be prejudiced by any release or disposal under Section 13.3 (Distressed Disposals) taking into account the operation of that Section 13.3.

(c)           The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause (c) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

21.2        Primary Creditors’ Indemnity.

(a)           Each Primary Creditor (except the Representatives) shall (in the proportion that the Obligations due to it bears to the aggregate of the Obligations due to all the Primary Creditors for the time being (or, if the Obligations due to each of those Primary Creditors is zero, immediately prior to their being reduced to zero)), indemnify each Indemnified Person, within three Business Days of demand, against any cost, loss or liability (including amounts in respect of VAT (save to the extent that the Indemnified Person reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority), but excluding any Tax imposed on, or calculated by reference to, the relevant Indemnified Person’s net income, profits or gains arising from any remuneration payable to it) incurred by any of them (otherwise than by reason of the relevant Indemnified Person’s gross negligence or willful misconduct) in acting as Security Agent, Receiver or Delegate under the Debt Documents, provided that no Primary Creditor shall be under any obligation to make any payments under this Section 21.2 in respect of any cost, loss or liability referred to above to the extent that the Indemnified Person has already recovered an amount in respect of such cost, loss or liability under any other provision of the Debt Documents.

(b)           For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedge Agreement has not been terminated or closed-out, the Hedging Obligations due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be the amount, if any, which would be payable to it under that Hedge Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedge Agreement that would be due upon early termination of such Hedge Agreement as a result of a default by the relevant debtor.

SECTION 22.

INFORMATION

22.1        Information and Dealing.

(a)           Subject to applicable law, the Creditors and Debtors shall provide to the Security Agent from time to time (through their Representatives, as applicable) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as trustee.

(b)           Each Senior Secured Lender, each Pari Passu Creditor, each Second Lien Debt Creditor and each Additional Unsecured Debt Creditor shall deal with the Security Agent exclusively through its Representative and the Hedge Counterparties and Cash Management Providers shall deal directly with the Security Agent and shall not deal through any Representative.

(c)           No Representative shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty or Cash Management Provider except as expressly provided for in, and for the purposes of, this Agreement.

22.2        Disclosure.  Subject to any confidentiality obligations set out in any of the Debt Documents but notwithstanding any other agreement to the contrary, each of the Debtors consents, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Representatives and the Security Agent to each other (whether or not through an Agent or the Security Agent) of such information concerning the Debtors as any Primary Creditor, any Representative or the Security Agent shall see fit (acting reasonably), provided such disclosure is made on a confidential ‘need to know’ basis and (a) does not breach any applicable law or regulation and (b) prior to the taking of an Enforcement Action, would not result in a Noteholder (or any other Primary Creditor which has notified the Representatives and the Security Agent that it does not wish to receive material non-public information) receiving any material non-public information.

SECTION 23.

NOTICES

23.1        Communications in Writing.  Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by electronic communication as set forth in Section 23.6.

23.2        Security Agent’s Communications with Primary Creditors.  The Security Agent shall be entitled to carry out all dealings (a) with the Senior Secured Lenders, the Pari Passu Creditors, Second Lien Debt Creditors and the Additional Unsecured Debt Creditors through their respective Representatives and may give to the Representatives, as applicable, any notice or other communication required to be given by the Security Agent to a Senior Secured Lender, Pari Passu Creditor, Second Lien Debt Creditor or Additional Unsecured Debt Creditor; (b) with each Hedge Counterparty directly with that Hedge Counterparty; and (c) with each Cash Management Provider directly with that Cash Management Provider.

23.3        Addresses.  The address, email and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is as set forth on the signature page for such party provided hereto or in the applicable Joinder, or any substitute address, email, fax number or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

23.4        Delivery.

(a)           Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:  (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Section 23.3, if addressed to that department or officer.

(b)           Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in

Section 23.3 (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)           Any communication or document made or delivered to the Company in accordance with this Section 23.4 will be deemed to have been made or delivered to each of the Debtors and each of the Creditors (other than the Primary Creditors).

23.5        Notification of Address and Fax Number.  Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Section 23.3 or changing its own address or fax number, the Security Agent shall notify the other Parties.

23.6        Electronic Communication.

(a)           Any communication to be made between the Security Agent and any other Party under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Security Agent and the relevant Party:  (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed given by each person which is a Party at the date of this Agreement); (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them.

(b)           Any electronic communication made between the Security Agent and another Party will be effective only when actually received in readable form and in the case of any electronic communication made to the Security Agent, if it is addressed in such a manner as the Security Agent shall specify for this purpose.

23.7        English Language.

(a)           Any notice given under or in connection with this Agreement must be in English.

(b)           All other documents provided under or in connection with this Agreement must be:  (i) in English; or (ii) if not in English, and if reasonably required by the Security Agent or any Representative, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.8        Notices to all Creditors.

(a)           Where any request for a Consent, amendment or waiver which requires the Consent of all the Parties to this Agreement or any class of creditors (or percentage thereof) (as the case may be) is made by a Debtor, such Debtor shall provide notice of such request to all Representatives or to the Representative(s) of the relevant class(es) of Creditors at the same time.

(b)           Where an instruction is required by an Agent from a class of Creditors (or a percentage thereof), notice of such instruction shall be provided to each Creditor in the relevant class at the same time.

SECTION 24.

PRESERVATION

24.1        Partial Invalidity.  If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

24.2        No Impairment.  If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

24.3        Remedies and Waivers.  No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

24.4        Waiver of Defenses.  The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Section 24.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party), (a) any time, waiver or consent granted to, or composition with, any Debtor or other person; (b) the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Lien; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security; (g) any intermediate Payment of any of the Obligations owing to the Primary Creditors in whole or in part; or (h) any Insolvency Proceeding or similar proceedings.

24.5        Priorities Not Affected.  Except as otherwise provided in this Agreement the priorities referred to in Section 2 will (a) not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Obligations owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Obligations or any other circumstances; (b) apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and (c) secure the Obligations owing to the Primary

Creditors in the order specified, regardless of the date upon which any of the Obligations arise or of any fluctuations in the amount of any of the Obligations outstanding.

SECTION 25.

CONSENTS, AMENDMENTS AND OVERRIDE

25.1        Required Consents.

(a)           Subject to paragraph (b), (c), (d) and (e) below, Section 9 and Section 25.4, this Agreement may be amended or waived only with the consent of the Company, the Majority Senior Secured Creditors (including by acting through their applicable Representatives), the Majority Second Lien Debt Creditors (including by acting through the applicable Second Lien Debt Trustees), the Majority Additional Unsecured Debt Creditors (including by acting through their applicable Representatives) and the Security Agent.

(b)           An amendment or waiver that relates to the rights or obligations of any of the following parties: (i) any Representative; (ii) the Security Agent; (iii) any Hedge Counterparty; or (iv) any Cash Management Provider, shall not be made without the consent of that party and the Company; provided that in the case of an amendment or waiver relating to the rights of a Hedge Counterparty or a Cash Management Provider, no separate consent shall be required in respect of that Hedge Counterparty or Cash Management Provider if its rights are not, as a result, amended or waived other than to the extent the Senior Secured Creditors rights are amended or waived and such amendment or waiver does not disproportionately adversely affect the rights of any Hedge Counterparty or any Cash Management Provider.

(c)           An amendment or waiver of this Agreement that has the effect of changing or which relates to:  (i)  Section 12, Section 15 or this Section 25; or (ii) the order of priority or subordination under this Agreement, shall not be made without the Consent of:  (A) the Representatives; (B) each adversely affected Lender under the Senior Secured Facilities (including by acting through their applicable Representative); (C) each adversely affected Pari Passu Creditor (including by action through their Pari Passu Debt Representative(s)); (D) each adversely affected Second Lien Debt Creditor (including by action through the Second Lien Debt Trustee(s)); (E) each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect that Hedge Counterparty); (F) each Cash Management Provider (to the extent that the amendment or waiver would adversely affect that Cash Management Provider); (G) the Security Agent; (H) the Company; and (J) each adversely affected Additional Unsecured Debt Creditor (including by action through their Additional Unsecured Debt Representative(s)).

(d)           An amendment that relates to Section 13 may be made by the Majority Senior Secured Creditors, the Majority Second Lien Debt Creditors and the Additional Unsecured Debt Creditors, as applicable, acting through the relevant Representative. A waiver relating to Section 13 may be made by the relevant Instructing Group.

(e)           The Security Agent may, without the written consent of any of the parties, agree to amendments of this Agreement with the agreement solely of the Company in connection with the designation of Additional Secured Obligations, Additional Unsecured Debt Obligations and any refinancing of Obligations.  Any minor, technical or administrative amendments, amendments to cure any ambiguity, omission, defect or inconsistency or amendments to improve or increase the rights of the Primary Creditors may also be made solely between the Security Agent and the Company.  Subject to Section 25.4, releases of Transaction Security shall require the consents provided for in the Senior Secured Facilities Documents, the Pari Passu Debt Documents and the Second Lien Debt Documents(if any) .

An amendment that has the effect of changing or which relates to:  (i) curing defects, omissions or inconsistencies or resolving ambiguities or reflecting changes, in each case of a minor, technical or administrative nature or as otherwise prescribed by the relevant Debt Documents, may be made by the Security Agent and the Company; (ii) the requirements of any person proposing to act as a Representative which are customary for persons acting in such capacity and which would not have a material adverse effect on the other Parties; or (iii) a Permitted Reorganization (as defined in the Original Senior Secured Credit Agreement), may be made by the Security Agent and the Company.

(f)            Each Notes Trustee shall, to the extent consented to by the requisite percentage of applicable Pari Passu Creditors or Second Lien Debt Creditors or Additional Unsecured Debt Creditors (as applicable) in accordance with the relevant Notes Finance Document, act on such instructions in accordance therewith unless to the extent any amendments so consented to relate to any provision affecting the rights and obligations of that Notes Trustee in its capacity as such.

(g)           Any amendment, waiver or consent which relates only to the rights or obligations applicable to Creditors under a particular Debt Document (and which does not materially and adversely affect the rights or interests of Creditors under other Debt Document) may be approved with only the consent of the Agent Party in respect of that Debt Document (if applicable, acting on the instructions of the requisite Creditors under that Debt Document) and the Company.  For the avoidance of doubt, this paragraph (g) is without prejudice to the ability to effect, make or grant any amendment, waiver or consent pursuant to or in accordance with any other provision of this Section 25.

25.2        Amendments and Waivers:  Security Documents.

(a)           Subject to paragraph (b) below, Section 25.4 and Section 9, and unless the provisions of any Debt Document expressly provide otherwise, and save as otherwise expressly set out in Section 12.1 of the Senior Secured Credit Agreement, and without prejudice to Section 25.1(e), the Security Agent may, if authorized by each Representative of the Senior Secured Creditors (acting in accordance with the relevant Debt Documents), by each Second Lien Debt Trustee, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents which shall be binding on each Party.

(b)           The prior consent of any Additional Unsecured Debt Representative is not required to authorize any amendment or waiver of, or consent under, any Security Document that is entered into only for the benefit of the Secured Parties (for the avoidance of doubt, other than the Additional Unsecured Debt Creditors) (or any of them).

25.3        Effectiveness.

(a)           Any amendment, waiver or consent given in accordance with this Section 25 will be binding on all Parties and the Security Agent may effect, on behalf of any

Creditor, any amendment, waiver or consent permitted by this Section 25.  Without prejudice to the generality of Section 17.9, the Security Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement (provided that any indemnity and reimbursement expenses hereunder shall be limited to those that are in respect of a single set of legal counsel).

(b)           Each Representative and Creditor irrevocably and unconditionally authorizes and instructs the Security Agent (for the benefit of the Security Agent and the Company) to execute any documentation relating to a proposed amendment, waiver or consent as soon as the requisite Creditor consent is received (or on such later date as may be agreed by the Security Agent and the Company).

(c)           The Company may effect, as agent for each Debtor and Intra-Group Lender, any amendment, waiver or consent given, made or effected in accordance with any of the provisions of this Section 25 or in accordance with any other term of any Debt Document.

25.4        Exceptions.

(a)           Subject to paragraph (b) below, if the amendment, waiver or consent imposes new or additional obligations on or withdraws or reduces the rights of any Party other than:  (i) in the case of a Primary Creditor, in a way which affects or would affect Primary Creditors of that Party’s class generally; or (ii) in the case of a Debtor, to the extent consented to by the Company under Section 25.2(a), the consent of that Party is required.

(b)           Paragraph (a) above shall not apply:  (i) to any release of Transaction Security, claim or Obligations; or (ii) to any consent, which, in each case, the Security Agent gives in accordance with Section 14.

25.5        Disenfranchisement of Defaulting Lenders.

(a)           For so long as a Defaulting Lender has any Commitment which is outstanding but undrawn under the Senior Secured Credit Agreement, in ascertaining:  (i) the Majority Senior Secured Creditors; or (ii) whether:  (A) any relevant percentage (including, for the avoidance of doubt, unanimity) of Senior Secured Creditor Obligations; or (B) the agreement of any specified group of Primary Creditors, has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement, that Defaulting Lender’s Commitment shall be reduced by the amount of its Commitment which is outstanding but undrawn under the Senior Secured Credit Agreement and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Senior Secured Lender.

(b)           For the purposes of this Section 25.5, the Security Agent may assume that the following Creditors are Defaulting Lenders:  (i) any Senior Secured Lender which has notified the Security Agent that it has become a Defaulting Lender; (ii) any Senior Secured Lender which the Administrative Agent has notified the Security Agent is a Defaulting Lender; and (iii) any Senior Secured Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of Defaulting Lender in the Senior Secured Credit Agreement has occurred, unless it has received notice to the contrary from the Senior Secured Lender concerned (together with any supporting evidence reasonably requested by the Security Agent) or the Security Agent is otherwise aware that the Senior Secured Lender has ceased to be a Defaulting Lender.

25.6        [Reserved].

25.7        Calculation of Outstanding Amounts.

(a)           For the purpose of ascertaining whether any relevant percentage of Senior Secured Creditor Obligations, Second Lien Debt Obligations or Additional Unsecured Debt Obligations has been obtained under this Agreement, the Security Agent may notionally convert the Senior Secured Creditor Obligations, the Second Lien Debt Obligations and/or the Additional Unsecured Debt Obligations (as applicable) into their Common Currency Amounts.

(b)           The Administrative Agent will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Senior Secured Creditor Obligations of the Senior Secured Lenders and (if applicable) details of the extent to which such Senior Secured Lenders have been voted for or against any request.

(c)           Each Pari Passu Debt Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Senior Secured Creditor Obligations of the Pari Passu Creditors whom it represents and (if applicable) details of the extent to which such Pari Passu Creditors have been voted for or against any request.

(d)           Each Second Lien Debt Trustee will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Second Lien Debt Obligations of the Second Lien Debt Creditors whom it represents and (if applicable) details of the extent to which such Second Lien Debt Creditors have been voted for or against any request.

(e)           Each Additional Unsecured Debt Representative will, upon the request of the Security Agent, promptly provide the Security Agent with details of the Additional Unsecured Debt Obligations of the Additional Unsecured Debt Creditors whom it represents and (if applicable) details of the extent to which such Additional Unsecured Debt Creditors have been voted for or against any request.

25.8        Deemed Consent.  If, at any time prior to the Final Discharge Date, the Primary Creditors give a Consent in respect of the Debt Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders will (or will be deemed to) (a) give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and (b) do anything (including executing any document) that the Senior Secured Lenders may reasonably require to give effect to clause (a) above.

25.9        Excluded Consents.  Section 25.8 does not apply to any Consent which has the effect of (a) increasing or decreasing the Obligations, (b) changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments), or (c) changing the terms of this Agreement or of any Security Document.

25.10      Additional Unsecured Debt Creditor Administrative Consents.  If the Administrative Agent at any time in respect of the Senior Secured Facilities Documents, the Pari Passu Debt Representative(s) in respect of the Pari Passu Debt Documents or the Second

Lien Debt Trustee(s) in respect of the Second Lien Debt Documents (or the relevant Representative(s) on behalf of the Majority Senior Secured Creditors and the Majority Second Lien Debt Creditors) gives or give any Consent of a minor technical or administrative nature which does not adversely affect the interests of the Additional Unsecured Debt Creditors or change the commercial terms contained in the Additional Unsecured Debt Documents then, if that action was permitted by the terms of this Agreement, the Additional Unsecured Debt Creditors will (or will be deemed to) (a) give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party, and (b) do anything (including executing any document) that the relevant Representative may reasonably require to give effect to this Section 25.10.

25.11      No Liability.  None of the Senior Secured Creditors will be liable to any other Creditor or Debtor for any Consent given or deemed to be given under this Section 25.

25.12      Agreement to Override.  Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.  Notwithstanding anything to the contrary in this Agreement, the preceding sentence as between any Creditor and any Debtor or any member of the Group will not cure, postpone, waive or negate in any manner any default or event of default (however described) under any Debt Document as provided in the relevant Debt Document.

SECTION 26.

NOTES TRUSTEES

26.1        Liability.

(a)           It is expressly understood and agreed by each Party that this Agreement is executed and delivered by any Notes Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the applicable Notes Finance Documents for and on behalf of the relevant Noteholders, and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets.  Prior to taking any action under this Agreement any Notes Trustee may request and rely upon an officers’ certificate and/or an opinion of counsel or opinion of another qualified expert, at the expense of the Company.

(b)           Notwithstanding any other provision of this Agreement, each Notes Trustee’s respective obligations hereunder (if any) to make any payment or repayment (however described) of any amount or to hold any amount on trust shall be only to make payment or repayment (however described) of such amount to or hold any such amount on trust to the extent that (i) it has received written notification that such obligation has arisen and (ii) it has received and has not distributed to the relevant recipient any such amount.

(c)           It is further understood by each Party that in no case shall any Notes Trustee be (i) responsible or accountable in damages or otherwise to any other Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by any Notes Trustee in good faith in accordance with this Agreement or any of the Debt Documents in a manner such Notes Trustee believed to be within the scope of the authority conferred on it by this Agreement or any of the Debt Documents or by law, or (ii) liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party; provided that, in the case of clauses (i) and (ii) above, each Notes Trustee (or any successor Notes Trustee) shall be liable under this Agreement for its own gross negligence or willful misconduct.  Notwithstanding any other provisions of this Agreement or any other Notes Finance Document to which a Notes Trustee is a party to, in no event shall a Notes Trustee be liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits) whether or not foreseeable even if that Notes Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)           It is also acknowledged that no Notes Trustee shall have any responsibility for the actions of any individual Creditor (save in respect of its own actions).

(e)           No Notes Trustee shall be charged with actual knowledge of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless, not less than two Business Days prior to the date of such payment, written notice is delivered by the Security Agent or the Administrative Agent or other Representative to a Responsible Officer of any Notes Trustee that such payments are required or prohibited by this Agreement.  For the purpose of this section, delivery of the notice will be effective only when actually received by a Responsible Officer and then only if it is expressly marked for the attention of a Responsible Officer.  Nothing in this paragraph (e) imposes any obligation on the Security Agent or the Administrative Agent or other Representative to deliver any notice of the type referred to herein to a Notes Trustee.

(f)            Responsible Officer, when used in this Agreement, means any person who (i) is an officer within the agency and trust, corporate trust or securities services department (however described) of the relevant Notes Trustee, including any director, vice president, assistant vice president, trust officer or any other officer of such Notes Trustee who customarily performs functions similar to those performed by these officers or (ii) is notified by such Notes Trustee as identified herein in accordance with Section 23.3.

26.2        No Fiduciary Duty.  No Notes Trustee shall be deemed to owe any fiduciary duty to any Creditor (each a “Third Party” and collectively, the “Third Parties”) (save in respect of such persons for whom it acts as trustee pursuant to the relevant Notes Finance Documents) and shall not be liable to any Third Party if it shall in good faith mistakenly pay over or distribute to any Third Party or to any other person cash, property or securities to which any other Third Party shall be entitled by virtue of this Agreement or otherwise save to the extent that the same results from its gross negligence or willful misconduct.  With respect to any Third Party, each Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Debt Documents and this Agreement and no implied agreement, covenants or obligations with respect to the other Third Parties shall be read into this Agreement against any Notes Trustee.

26.3        No Action.  No Notes Trustee shall have any obligation to take any action under this Agreement unless it is indemnified and/or secured to its satisfaction (whether by way of payment in advance or otherwise) in accordance with the terms of the relevant Notes Finance Documents (together with any associated VAT) provided that this shall not affect any obligation arising under this Agreement to turnover monies received by it.  Notwithstanding any other provision of this Agreement or any Debt Document, no Notes Trustee is required to indemnify any person whether or not a Party, in respect of any of the transactions contemplated by this Agreement.  In no event shall the permissive right of a Notes Trustee to take the actions permitted by this Agreement be construed as an obligation or duty to do so.

Notwithstanding anything else herein contained, a Notes Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America) or any directive or regulation of any agency of any such state or jurisdiction or any fiduciary duty and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

26.4        Other Parties Not Affected.  This Section 26 is intended to afford protection to each Notes Trustee only.  No provision of this Section 26 shall alter or change the rights and obligations as between the other parties to this Agreement in respect of each other.

26.5        Notices.

(a)           Each Notes Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any other Representative or the Security Agent pursuant to the terms of this Agreement without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by the relevant Representative or the Security Agent and shall not be, in any circumstances, held liable for so relying.

(b)           In acting under and in accordance with this Agreement and without prejudice to its obligations under this Agreement, each Notes Trustee is entitled to seek instructions from the relevant Noteholders at any time and, where it so acts on the instructions of the requisite percentage of the relevant Noteholders, such Notes Trustee shall not incur any liability to any person for so acting, other than in accordance with the relevant Notes Finance Documents.  Each Notes Trustee is not liable to any person for any loss suffered as a result of any delay caused as a result of it seeking instructions from the relevant Noteholders.

26.6        Trustee Obligations.  Subject to Section 15.1, no provision of this Agreement shall alter or otherwise affect the rights and obligations of any Debtor to make payments in respect of the applicable Notes Trustee Amounts as and when the same are due and payable or the receipt and retention by any Notes Trustee of the same or taking of any step or action by any Notes Trustee in respect of its rights under the applicable Notes Finance Documents to the same.

26.7        Provisions Survive Termination.  The provisions of this Section 26 shall survive the termination of this Agreement or resignation of a Notes Trustee.

26.8        Resignation.  Any Notes Trustee may resign or be removed in accordance with the terms of the applicable Notes Finance Documents provided that a replacement notes trustee agrees with the Parties to become the replacement Notes Trustee under this Agreement in accordance with Section 19.5.

26.9        Reliance, Information and Advice.

(a)           Any Notes Trustee shall at all times be entitled to and may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person without being under any obligation to enquire or otherwise determine whether any such notice or other document has been given or granted by such party properly acting in accordance with the provision of this Agreement.  The Notes Trustees may rely without enquiry on certificates of the Security Agent as to the matters certified therein.  Each Creditor confirms that it has not relied exclusively on any information provided to it by any Notes Trustee.  No Notes Trustee is obliged to check the adequacy, accuracy or completeness of any document it forwards to another Party.

(b)           In addition, a Notes Trustee is entitled to assume without further investigation or inquiry that (i) any payment or other distribution made in respect of the Pari Passu Debt Obligations, Second Lien Debt Obligations or Additional Unsecured Debt Obligations (as applicable) under the applicable Notes Finance Documents has been made in accordance with the provisions of this Agreement; (ii) no default, Event of Default or termination event (however described) has occurred; (iii) any Notes issued after the date of this Agreement comply with the provisions of this Agreement including, without limitation, Section 9; (iv) any refinancing of amounts outstanding under any Notes Finance Documents complies with the provisions of this Agreement including, without limitation, Section 9; and/or (v) the Final Discharge Date has not occurred, unless it has written notice to the contrary.  No Notes Trustee is obliged to monitor or enquire whether any default, Event of Default or termination event (however described) has occurred.

(c)           Each Notes Trustee may (i) rely on any statement made by any person regarding any matters which may be assumed to be within its knowledge or within its powers to verify, and (ii) engage, pay for and rely on professional advisers selected by it (including those representing a person other than the relevant Notes Trustee).

26.10      Agents.  Each Notes Trustee may act through its attorneys and agents and shall not be responsible for the acts or omissions or for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

26.11      No Requirement for Bond or Surety.  No Notes Trustee shall be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement.

26.12      Illegality.  The Notes Trustees may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion which may be based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.  Furthermore, the Notes Trustees may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion which may be based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction the State of New York that it does not have such power.

26.13      Electronic Communications.

(a)           Any communication to be made between a Notes Trustee and another Party under or in connection with the Notes Finance Documents may be made by electronic mail or other electronic means, if such Notes Trustee and the relevant Party (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them.

(b)           Any electronic communication made between a Notes Trustee and another Party will be effective only when actually received in readable form and in the case of any electronic communication made by another Party to a Notes Trustee only if it is addressed in such a manner as the relevant Notes Trustee shall specify for this purpose.

26.14      Creditors and the Notes Trustees.  In acting pursuant to this Agreement and the applicable Notes Finance Documents, no Notes Trustee is required to have any regard to the interests of the Creditors (other than the Noteholders it represents).

26.15      Departmentalization.  In acting as a Notes Trustee, each Notes Trustee shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments.  Any information received or acquired by a Notes Trustee which is received or acquired by some other division or department or otherwise than in its capacity as Notes Trustee may be treated as confidential by that Notes Trustee and will not be treated as information possessed by that Notes Trustee in its capacity as such.

26.16      Security Agent and the Notes Trustees.

(a)           No Notes Trustee shall be responsible for appointing or monitoring the performance of the Security Agent.

(b)           The Security Agent agrees and acknowledges that it shall have no claim against a Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent.

(c)           Each Notes Trustee agrees and acknowledges that it shall have no claim against the Security Agent in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, it in its capacity as a Notes Trustee.

26.17      Disclosure of Information.  Each Debtor irrevocably authorizes a Notes Trustee to disclose to the Security Agent and other Representatives any information that is received by the Notes Trustee in its capacity as the Notes Trustee.

26.18      Responsibility of Notes Trustee.

(a)           No Notes Trustee shall be responsible to any other Representative, Hedge Counterparty or Cash Management Provider for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of (i) any Debt Document, Hedge Agreement, Cash Management Agreement or any other document; (ii) any statement or information (whether written or oral) made in or supplied in connection with any Debt Document, Hedge Agreement, Cash Management Agreement or any other document; or

(iii) any observance by any Debtor of its obligations under any Debt Document or any other document.

(b)           Each Notes Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice, certificate or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

26.19      Provision of Information.  No Notes Trustee is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.  No Notes Trustee is responsible for (a) providing any Creditor with any credit or other information concerning the risks arising under or in connection with the Debt Documents (including any information relating to the financial condition or affairs of any Debtor or their related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or (b) obtaining any certificate or other document from any Debtor or the Company.

26.20      Confirmation.  Without affecting the responsibility of any Debtor or the Company for information supplied by it or on its behalf in connection with any Debt Document, each Party (other than a Notes Trustee (in its personal capacity) and the Security Agent) confirms that it (a) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Debt Documents, the Cash Management Agreements or the Hedge Agreements (including the financial condition and affairs of each Debtor or their related entities and the nature and extent of any recourse against any Party or its assets); and (b) has not relied on any information provided to it by a Notes Trustee in connection with any Debt Document, Cash Management Agreement or Hedge Agreement.

26.21      Resignation of Notes Trustee.  A Notes Trustee may resign or be removed in accordance with the terms of the applicable notes indenture, provided that a replacement Notes Trustee agrees with the Parties to become the replacement trustee under this Agreement by the execution of a Creditor/Agent Accession Undertaking.

SECTION 27.

MISCELLANEOUS

27.1        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

27.2        Governing Law.

(a)           THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF

LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

(b)           Each party to this Agreement agrees that this Agreement shall be binding on it notwithstanding the fact that not all the entities expressed to be a party to this Agreement have, at such time, become a party to this Agreement.

27.3        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR SECURED DOCUMENT, SECOND LIEN DEBT DOCUMENT OR ADDITIONAL UNSECURED DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR SECURED DOCUMENTS, THE SECOND LIEN DEBT DOCUMENTS AND THE ADDITIONAL UNSECURED DEBT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

27.4        Jurisdiction.

(a)           The courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)           The Parties agree that the courts of the State of New York or, to the fullest extent permitted by applicable law, in such federal court are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)           The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement, any other Senior Secured Document, any other Second Lien Debt Document, or any other Additional Unsecured Debt Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other

Senior Secured Document, Second Lien Debt Document or Additional Unsecured Debt Document against such Debtor or any of its assets in the courts of any jurisdiction.

(d)           Each party waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Security Document in any court referred to in Section 27.4(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court).

27.5        Service of Process.

(a)           Each Debtor that is organized under the laws of a jurisdiction outside the United States hereby appoints Law Debenture Corporate Services Inc. with an office at 400 Madison Avenue, 4th Floor, New York, New York, as its agent for service of process in any matter related to this Agreement or the other Credit Documents and shall provide written evidence of acceptance of such appointment by such agent on or before the Closing Date.

(b)           Each Debtor expressly agrees and consents to the provisions of this Section 27.5 and Section 27.2.

SECTION 28.
PERMITTED REORGANIZATIONS

28.1        General.  Notwithstanding anything to the contrary set forth herein, the Parent and its Restricted Subsidiaries may implement a Permitted Reorganization (as defined in the Original Senior Secured Credit Agreement).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HSBC BANK USA, N.A., as Term Administrative Agent and Primary Security Agent

By:	/s/ Joseph A. Lloret
Name: Joseph A. Lloret
Title: Vice President

HSBC BANK PLC, as Hungarian Collateral Agent

By:	/s/ Julie Fort
Name: Julie Fort
Title: Authorised Signatory

CITICORP INTERNATIONAL LIMITED, as Senior Secured Notes Trustee

By:	/s/ Rufus Southwood
Name: Rufus Southwood
Title: Vice President

[Signature Page to Nord Anglia Intercreditor Agreement]

ACKNOWLEDGED AND AGREED TO:

NORD ANGLIA EDUCATION FINANCE LLC, as Company, Debtor and Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

NORD ANGLIA EDUCATION, INC., as Parent, Debtor and Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NORD ANGLIA EDUCATION (UK) HOLDINGS PLC, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

Executed and Delivered as a Deed by NAE HONG KONG LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NORD ANGLIA EDUCATION LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NA SCHOOLS LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NA EDUCATIONAL SERVICES LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NORD ANGLIA EDUCATION DEVELOPMENT SERVICES LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NORD ANGLIA VOCATIONAL EDUCATION AND TRAINING SERVICES LTD, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of NORD INTERNATIONAL SCHOOLS LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH INTERNATIONAL SCHOOL FOUNDATION, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chairman of the Board of Trustees

[Signature Page to Nord Anglia Intercreditor Agreement]

THE BRITISH SCHOOL SP. Z O.O., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Member of the Management Board

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Member of the Management Board

[Signature Page to Nord Anglia Intercreditor Agreement]

COLLÈGE ALPIN BEAU-SOLEIL SA, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

LA CÔTE INTERNATIONAL SCHOOL SA, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

COLLÈGE CHAMPITTET SA, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

EEE ENTERPRISE LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

Executed and Delivered as a Deed by RICE EDUCATION HONG KONG LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of WCL HOLDCO LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of WCL GROUP LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of WCL INTERMEDIATE HOLDINGS LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of WCL SERVICES LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of WCL SCHOOL MANAGEMENT SERVICES LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

For and on behalf of FIELDWORK EDUCATION LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOLS OF AMERICA, LLC, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOL OF WASHINGTON, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOL OF BOSTON, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOL OF CHICAGO, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOL OF HOUSTON, L.P., as a Debtor and as an Intra-Group Lender

By: British Schools of Texas, L.L.C., as General Partner

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BSA RESOURCE SOLUTIONS, LLC, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BST HOLDING, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH SCHOOLS OF TEXAS, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

BRITISH AMERICAN SCHOOL OF CHARLOTTE, L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

WCL ACADEMY OF NEW YORK LLC, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

[Signature Page to Nord Anglia Intercreditor Agreement]

WCL INTERMEDIATE HOLDINGS SPAIN, S.L.U., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

[Signature Page to Nord Anglia Intercreditor Agreement]

INTERNATIONAL COLLEGE 2, S.L.U., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

[Signature Page to Nord Anglia Intercreditor Agreement]

INTERNATIONAL COLLEGE SPAIN, S.A.U., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

[Signature Page to Nord Anglia Intercreditor Agreement]

Executed and Delivered as a Deed by BSG LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

[Signature Page to Nord Anglia Intercreditor Agreement]

B I S LTD., as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

OASIS DEVELOPMENT MANAGEMENT LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

UMA EDUCATION HOLDINGS LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

Executed and Delivered as a Deed by UMA EDUCATION HONG KONG LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

[Signature Page to Nord Anglia Intercreditor Agreement]

Executed and Delivered as a Deed by NAE HK HOLDINGS LIMITED, as a Debtor and as an Intra-Group Lender

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

in the presence of:

Witness:	/s/ James Fawcett

Name: James Fawcett

Address: 99 Bishopsgate, London EC2M 3XF

Occupation: Trainee Solicitor

[Signature Page to Nord Anglia Intercreditor Agreement]

EDUCATION OVERSEAS QATAR L.L.C., as a Debtor and as an Intra-Group Lender

By:	/s/ George Ghantous
Name: George Ghantous
Title: Regional Managing Director
Europe and Middle East

[Signature Page to Nord Anglia Intercreditor Agreement]

DOVER COURT INTERNATIONAL SCHOOL (PTE.) LTD., as a Debtor and as an Intra-Group Lender

By:	/s/ Robert Walls
Name: Robert Walls
Title: Director

[Signature Page to Nord Anglia Intercreditor Agreement]

EXHIBIT 1

FORM OF DEBTOR JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made on [date] and made

BETWEEN:

(1)                                 [Insert Full Name of Additional Debtor] (the “Additional Debtor”); and

(2)                                 [Insert Full Name of current Security Agent] (the “Security Agent”), for itself and each of the other parties to the intercreditor agreement referred to below.

This Agreement is made in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated June 25, 2015 between, among others, Nord Anglia Education Finance LLC, as the Company, Nord Anglia Education, Inc., as the Parent, HSBC Bank USA, N.A., as the Original Administrative Agent and the Security Agent, the Creditors and the Debtors party thereto (each as defined in the Intercreditor Agreement).

The Additional Debtor intends to [incur Obligations under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Obligations under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

1.             Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.             The Additional Debtor and the Security Agent agree that the Security Agent shall hold:

(a)           [any Lien in respect of Obligations created or expressed to be created pursuant to the Relevant Documents;

(b)           all proceeds of that Lien; and]1

(c)           all obligations expressed to be undertaken by the Additional Debtor to pay amounts in respect of the Obligations to the Security Agent as trustee and/or security agent for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Debtor (in the Relevant Documents or otherwise) in favor of the Security Agent as trustee and/or security agent for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

1 Note - Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

172

3.             The Additional Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.             [In consideration of the Additional Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Additional Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement [subject to the Guarantee Limitations set out below2].3

[4]/[5]     This Agreement and any non-contractual obligations arising out of or in connection with it are governed by New York law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a joinder by the Additional Debtor and is delivered on the date stated above.

[ADDITIONAL DEBTOR]

By:
Name:
Title:

2 Note - Include (along with appropriate Guarantee Limitation provision) if Intra-Group Lender becomes a party and there are no applicable Guarantee Limitations in the Senior Secured Facilities Documents or other Senior Secured Documents.

3 Note - Include this paragraph in the relevant Debtor Joinder Agreement if the Additional Debtor is also to become a party as an Intra-Group Lender to the Intercreditor Agreement.

173

Acknowledged and accepted:

[ ], as Security Agent

By:
Name:
Title:

EXHIBIT 2

FORM OF CREDITOR/REPRESENTATIVE JOINDER

To:                            [Insert full name of current Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From:            [New Creditor/Representative]

THIS JOINDER is made on [date] by [insert full name of new Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee] (the “New [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated November 7, 2014 between, among others, Nord Anglia Education Finance LLC, as the Company, Nord Anglia Education, Inc., as the Parent, HSBC Bank USA, N.A., as the Original Administrative Agent and the Security Agent, the Creditors and the Debtors party thereto (each as defined in the Intercreditor Agreement).  Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Joinder, bear the same meanings when used in this Joinder.

In consideration of the New [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative] being accepted as a [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee] for the purposes of the Intercreditor Agreement, the New [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Pari Passu Creditor/Hedge Counterparty/Cash Management Provider/Administrative Agent/Pari Passu Debt Representative/Intra-Group Lender/Second Lien Debt Trustee] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Joinder and any non-contractual obligations arising out of or in connection with it are governed by New York law.

[Remainder of page intentionally left blank]

THIS JOINDER has been entered into on the date stated above [and is executed as a joinder by the New [Intra-Group Lender] and is delivered on the date stated above].

New [Creditor/Representative]

[insert full name of New [Creditor/Representative]]

By:
Name:
Title:

Address:

Fax:

Acknowledged and Accepted:

[ ], as Administrative Agent

By:
Name:
Title:

Acknowledged and Accepted:

[ ], as Security Agent

By:
Name:
Title:

EXHIBIT 3

FORM OF DEBTOR RESIGNATION REQUEST

To:                            [                   ] as Security Agent

From:            [resigning Debtor] and [Company]

Dated:

Dear Sirs,

[           ] — Intercreditor Agreement dated November 7, 2014 (the “Intercreditor Agreement”)

1.             We refer to the Intercreditor Agreement.  This is a Debtor Resignation Request.  Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2.             Pursuant to Section 19.11 of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

3.             We confirm that:

(a)           no Default is continuing or would result from the acceptance of this request; and

(b)           [resigning Debtor] is under no actual or contingent obligations in respect of the Intra-Group Obligations.

4.             This letter and any non-contractual obligations arising out of or in connection with it are governed by New York law.

[Name of Company]

By:
Name:
Title:

[Name of Resigning Debtor]

By:
Name:
Title:

SCHEDULE 1

Original Debtors and Original Intra-Group Lenders

PART I – ORIGINAL DEBTORS

Entity Name	Jurisdiction of Organization
EEE Enterprise Limited	British Virgin Islands
Uma Education Holdings Limited	British Virgin Islands
B I S Ltd.	British Virgin Islands
Oasis Development Management Limited	British Virgin Islands
BSG Limited	Hong Kong
NAE Hong Kong Limited	Hong Kong
Rice Education Hong Kong Limited	Hong Kong
Uma Education Hong Kong Limited	Hong Kong
British International School Foundation	Hungary
The British School Sp. z o.o.	Poland
Education Overseas Qatar L.L.C.	Qatar
Dover Court International School (Pte.) Ltd.	Singapore
International College 2, S.L.U.	Spain
International College Spain, S.A.U.	Spain
WCL Intermediate Holdings Spain, S.L.U.	Spain
Collège Alpin Beau-Soleil SA	Switzerland
Collège Champittet SA	Switzerland
La Côte International School SA)	Switzerland
Fieldwork Education Limited	England and Wales
NA Schools Limited	England and Wales
NA Educational Services Limited	England and Wales
Nord Anglia Education (UK) Holdings PLC	England and Wales
Nord Anglia Education Development Services Limited	England and Wales
Nord Anglia Education Limited	England and Wales
Nord Anglia Vocational Education and Training Services Ltd	England and Wales
Nord International Schools Limited	England and Wales
WCL Group Limited	England and Wales
WCL Holdco Limited	England and Wales
WCL Intermediate Holdings Limited	England and Wales
WCL School Management Services Limited	England and Wales
WCL Services Limited	England and Wales
British Schools of America, LLC	Delaware
BSA Resource Solutions, LLC	Delaware
British School of Washington, L.L.C.	Delaware
British School of Boston, L.L.C.	Delaware
British School of Chicago, L.L.C.	Delaware
BST Holding, L.L.C.	Delaware
British Schools of Texas, L.L.C	Delaware
British American School of Charlotte, L.L.C.	Delaware
WCL Academy of New York, LLC	Delaware
British School of Houston, L.P.	Texas
NAE HK Holdings Limited	Hong Kong

PART II — ORIGINAL INTRA-GROUP LENDERS

Entity Name	Jurisdiction of Organization
EEE Enterprise Limited	British Virgin Islands
Uma Education Holdings Limited	British Virgin Islands
B I S Ltd.	British Virgin Islands
Oasis Development Management Limited	British Virgin Islands
BSG Limited	Hong Kong
NAE Hong Kong Limited	Hong Kong
Rice Education Hong Kong Limited	Hong Kong
Uma Education Hong Kong Limited	Hong Kong
British International School Foundation	Hungary
The British School Sp. z o.o.	Poland
Education Overseas Qatar L.L.C.	Qatar
International College 2, S.L.U.	Spain
International College Spain, S.A.U.	Spain
WCL Intermediate Holdings Spain, S.L.U.	Spain
Collège Alpin Beau-Soleil SA	Switzerland
Collège Champittet SA	Switzerland
La Côte International School SA	Switzerland
Fieldwork Education Limited	England and Wales
NA Schools Limited	England and Wales
NA Educational Services Limited	England and Wales
Nord Anglia Education (UK) Holdings PLC	England and Wales
Nord Anglia Education Development Services Limited	England and Wales
Nord Anglia Education Limited	England and Wales
Nord Anglia Vocational Education and Training Services Ltd	England and Wales
Nord International Schools Limited	England and Wales
WCL Group Limited	England and Wales
WCL Holdco Limited	England and Wales
WCL Intermediate Holdings Limited	England and Wales
WCL School Management Services Limited	England and Wales
WCL Services Limited	England and Wales
British Schools of America, LLC	Delaware
BSA Resource Solutions, LLC	Delaware
British School of Washington, L.L.C.	Delaware
British School of Boston, L.L.C.	Delaware
British School of Chicago, L.L.C.	Delaware
BST Holding, L.L.C.	Delaware
British Schools of Texas, L.L.C	Delaware
British American School of Charlotte, L.L.C.	Delaware
WCL Academy of New York, LLC	Delaware
British School of Houston, L.P.	Texas
NAE HK Holdings Limited	Hong Kong